                                                                 EXHIBIT (b)(2)
                                                                 EXECUTION COPY








                                  $650,000,000

                        SECOND AMENDMENT AND RESTATEMENT
                                     of the
                          CREDIT AGREEMENT AND GUARANTY


                            Dated as of July 28, 1997


                                      among


                       UNITED DOMINION INDUSTRIES LIMITED

                        UNITED DOMINION INDUSTRIES, INC.

                                       and


                         UNITED DOMINION HOLDINGS, INC.,

                                   as Obligors



                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                                    as Banks


                                       and


                              ROYAL BANK OF CANADA,
                                    as Agent

                                TABLE OF CONTENTS


SECTION                                                                                                        PAGE
-------                                                                                                        ----


                                      ARTICLE I.  DEFINED TERMS; CONSTRUCTION...................................  1
         1.1        Defined Terms...............................................................................  1
         1.2        Accounting and Banking Terms and Calculations............................................... 17
         1.3        Construction................................................................................ 18

                                        ARTICLE II.  THE CREDIT FACILITIES...................................... 19
         2.1        Commitments................................................................................. 19
         2.2        Committed Loan Borrowings................................................................... 19
         2.3        Procedure for Committed Loan Borrowings..................................................... 20
         2.4        Competitive Bid Loans....................................................................... 21
         2.5        Procedure for Competitive Bid Loan Borrowing................................................ 21
         2.6        Evidence of Indebtedness.................................................................... 25
         2.7        Termination or Reduction of Commitments..................................................... 26
         2.8        Prepayments................................................................................. 26
         2.9        Conversion Option........................................................................... 27
         2.10       Interest Rates and Payment Dates............................................................ 28
         2.11       Inability to Determine Eurodollar Rate or
                    Deutschemark Rate; Unavailability........................................................... 29
         2.12       Reserves; Increased Costs................................................................... 31
         2.13       Illegality.................................................................................. 32
         2.14       Funding Losses.............................................................................. 33
         2.15       Taxes....................................................................................... 33
         2.16       Pro Rata Treatment and Payments............................................................. 34
         2.17       Use of Proceeds of Borrowings............................................................... 36
         2.18       Parent's Authority.......................................................................... 36
         2.19       Mitigation of Costs......................................................................... 37
         2.20       Letters of Credit........................................................................... 37

                                 ARTICLE III.  EXPENSES, FEES AND INDEMNIFICATION............................... 41
         3.1        Expenses.................................................................................... 41
         3.2        Fees........................................................................................ 41
         3.3        Indemnification............................................................................. 43

                                               ARTICLE IV.  GUARANTY............................................ 43
         4.1        Guaranty of Payment......................................................................... 43
         4.2        Obligations Unconditional................................................................... 44
         4.3        Payment by Guarantor-Obligors............................................................... 45
         4.4        Stay of Acceleration........................................................................ 45
         4.5        Cumulative Remedies......................................................................... 46
         4.6        Waivers..................................................................................... 46
         4.7        Subrogation; Limitation of Guaranty......................................................... 46
         4.8        Survival of Guaranty........................................................................ 47
         4.9        Subordination............................................................................... 47

                                    ARTICLE V.  REPRESENTATIONS AND WARRANTIES.................................. 47
         5.1        Corporate Status............................................................................ 47
         5.2        Power and Authority, Binding Effect and Rank of
                    Obligations................................................................................. 47
         5.3        No Violation................................................................................ 48

                                                                                                               Page
                                                                                                               ----

         5.4        Governmental Approvals...................................................................... 48
         5.5        Litigation.................................................................................. 48
         5.6        Taxes....................................................................................... 49
         5.7        Regulated Borrowing......................................................................... 49
         5.8        No Burdensome Agreements; No Default........................................................ 49
         5.9        Margin Stock................................................................................ 50
         5.10       Financial Statements........................................................................ 50
         5.11       Title to Properties......................................................................... 50
         5.12       Compliance with Environmental and Other Laws................................................ 50
         5.13       Compliance with ERISA....................................................................... 51
         5.14       Foreign Plans............................................................................... 51
         5.15       Retiree Health and Life Insurance Benefits.................................................. 51
         5.16       [RESERVED].................................................................................. 51
         5.17       Enforceability in Canada.................................................................... 51
         5.18       Payment Obligations......................................................................... 52

                                         ARTICLE VI.  CONDITIONS PRECEDENT...................................... 52
         6.1        Conditions to Effectiveness................................................................. 52
         6.2        Conditions of Each Borrowing................................................................ 54

                                        ARTICLE VII.  AFFIRMATIVE COVENANTS..................................... 56
         7.1        Existence, Properties....................................................................... 56
         7.2        Payment of Debts; Taxes..................................................................... 56
         7.3        Financial Statements, Reports, etc.......................................................... 57
         7.4        [RESERVED].................................................................................. 58
         7.5        Notice of Default or Litigation............................................................. 58
         7.6        Records, Inspection......................................................................... 58
         7.7        Observance of Legal Requirements............................................................ 58
         7.8        Obtain Approval............................................................................. 59
         7.9        Further Assurances.......................................................................... 59
         7.10       [RESERVED].................................................................................. 59
         7.11       Right to Inspect............................................................................ 59

                                         ARTICLE VIII.  NEGATIVE COVENANTS...................................... 59
         8.1        Borrowed Money Indebtedness................................................................. 59
         8.2        Liens....................................................................................... 59
         8.3        Merger, Sale of Assets...................................................................... 60
         8.4        Contingent Obligations...................................................................... 61
         8.5        [RESERVED].................................................................................. 61
         8.6        Dividends and Purchases of Stock............................................................ 61
         8.7        Loans and Advances.......................................................................... 62
         8.8        Change in Nature of Business................................................................ 62
         8.9        Transactions with Affiliates................................................................ 62
         8.10       Fixed Charge Coverage Ratio................................................................. 62
         8.11       Consolidated Funded Debt.................................................................... 62
         8.12       New Payment Obligations..................................................................... 62
         8.13       ERISA....................................................................................... 63

                                          ARTICLE IX.  EVENTS OF DEFAULT........................................ 63
         9.1        Failure of Payment.......................................................................... 63
         9.2        Misstatements............................................................................... 63
         9.3        Certain Covenants........................................................................... 63
         9.4        Other Covenants............................................................................. 63
         9.5        Other Obligations........................................................................... 63

                                                                                                               Page
                                                                                                               ----

         9.6        Judgments................................................................................... 64
         9.7        Bankruptcy.................................................................................. 64

                                               ARTICLE X.  THE AGENT............................................ 65
         10.1       Appointment of Agent........................................................................ 65
         10.2       Nature of Agent's Duties.................................................................... 66
         10.3       No Reliance by Banks, Actions by Agent...................................................... 66
         10.4       Reimbursement and Indemnification of Agent.................................................. 67
         10.5       The Agent; Individually..................................................................... 68
         10.6       Successor Agent............................................................................. 68
         10.7       The Agent and the Obligors.................................................................. 68

                                            ARTICLE XI.  MISCELLANEOUS.......................................... 68
         11.1       Stamp Taxes................................................................................. 68
         11.2       Right of Set-off and Compensation........................................................... 69
         11.3       Notices..................................................................................... 69
         11.4       No Waiver; Remedies Cumulative.............................................................. 69
         11.5       Amendments and Waivers...................................................................... 70
         11.6       Adjustments................................................................................. 71
         11.7       Benefit of Agreement; Assignments and
                    Participations.............................................................................. 71
         11.8       Governing Law............................................................................... 74
         11.9       Submission to Jurisdiction.................................................................. 74
         11.10      Usury....................................................................................... 75
         11.11      Severability................................................................................ 75
         11.12      Survival.................................................................................... 75
         11.13      Enforcement by Agent........................................................................ 76
         11.14      Obligations Several......................................................................... 76
         11.15      Confidentiality of Information.............................................................. 76
         11.16      Currency.................................................................................... 77
         11.17      Descriptive Headings........................................................................ 77
         11.18      Counterparts................................................................................ 77
         11.19      English Language............................................................................ 77
         11.20      WAIVERS OF JURY TRIAL....................................................................... 77
         11.21      Additional Commitments; New Banks........................................................... 78
         11.22      No Bankruptcy Proceedings................................................................... 78

SCHEDULES

Schedule I                    Commitments
Schedule II                   Addresses for Notices and Lending Offices
Schedule 5.18                 Payment Obligations
Schedule 6.1                  Jurisdictions of Incorporation and Qualification
Schedule 8.4                  Contingent Obligations
Schedule 8.7                  Loans and Advances

EXHIBITS

Exhibit A                     Form of Opinion of Stikeman, Elliot
Exhibit B                     Form of Opinion of Robert P. McKinney, Esq.
Exhibit C-1                   Form of Competitive Bid Loan Request
Exhibit C-2                   Form of Competitive Bid Loan Offer
Exhibit C-3                   Form of Competitive Bid Loan Confirmation
Exhibit D                     Form of Notice of Conversion
Exhibit E                     Form of Opinion of Simpson Thacher & Bartlett
Exhibit F                     Form of Designation Agreement

                  SECOND AMENDMENT AND RESTATEMENT, dated as of July 28, 1997, of the Amendment and Restatement of the Credit Agreement and Guaranty, dated as of June 20, 1996, as amended (the "Existing Agreement"), among (i) UNITED DOMINION INDUSTRIES LIMITED, a Canadian corporation (the "Parent"), UNITED DOMINION INDUSTRIES, INC., a Delaware corporation ("UDI"), UNITED DOMINION HOLDINGS, INC., a Delaware corporation ("UDH") (individually, an "Obligor" and, collectively, the "Obligors"), (ii) the financial institutions listed on the signature pages hereof or which, pursuant to Section 11.7(b) hereof, shall become "Banks" hereunder (individually, a "Bank" and, collectively, the "Banks") and (iii) ROYAL BANK OF CANADA, as agent for the Banks hereunder (in such capacity, together with any successor thereto, the "Agent").

                  WHEREAS, the parties to the Existing Agreement desire to amend and restate the Existing Agreement in its entirety to, among other things, (i) finance the acquisition of Imo Industries Inc. ("Imo"), a Delaware corporation (the "Imo Acquisition"), (ii) finance the acquisition of Core Industries Inc. ("Core"), a Nevada corporation (the "Core Acquisition" and together with the Imo Acquisition, the "Acquisitions"), (iii) refinance certain existing indebtedness of Imo and Core, (iv) provide for an increase in the aggregate Commitments to $650,000,000 and (v) amend certain covenants and definitions in the Existing Agreement.


                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree that, on the Effective Date, the Existing Agreement shall be amended and restated in its entirety to read as follows:

                     ARTICLE I. DEFINED TERMS; CONSTRUCTION

                  1.1      Defined Terms.  In this Agreement:

                  "Additional Commitments" has the meaning specified in
Section 11.21.

                  "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interest, by contract or otherwise) and, in any event, any Person that owns, directly or indirectly, 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) shall be deemed to "control" (including its correlative meanings referred to above) such corporation or other Person.

                  "Agent's Office" means the office of the Agent located at Financial Square, New York, New York 10005, or such other office in the United States as the Agent may hereafter designate to the other parties hereto.

                  "Aggregate Commitment" means the sum of the Commitments.

                  "Aggregate Outstanding Extensions of Credit" means, as to any Bank at any time, an amount equal to the sum of (a) the sum of the aggregate principal amount of all Loans made by such Bank then outstanding in Dollars and the aggregate Equivalent Amount in Dollars of all Loans made by such Bank then outstanding in Deutschemarks and (b) such Bank's Commitment Percentage of the L/C Obligations then outstanding.

                  "Agreed Currency" has the meaning specified in Section 11.16.

                  "Agreement" means this Second Amendment and Restatement of the Credit Agreement and Guaranty as it may hereafter be amended, supplemented or otherwise modified.

                  "Applicable Margin" means (a) with respect to Base Rate Loans, zero percent (O%), and (b) with respect to Eurodollar Rate Committed Loans and Deutschemark Rate Committed Loans, (i) for the period from the Effective Date to the first Pricing Determination Date, a rate per annum equal to 17 basis points and (ii) thereafter for each period from each Pricing Determination Date to the next Pricing Determination Date, the rate set forth opposite the Status of the Obligors at the beginning of each such period as set forth below:

                       Status                            Applicable Margin
                       ------                            -----------------

                       Level I                                0.1700%
                       Level II                               0.2500%
                       Level III                              0.3250%


                  "Asset Securitization Expense" means, for any period, the funding costs, servicing fees, fees on unutilized purchase commitments, and other similar costs and expenses incurred in connection with asset securitization transactions of the Parent or any of its Consolidated Subsidiaries.

                  "Assignment" has the meaning specified in Section 11.7.

                  "Banks" has the meaning specified in the preamble hereto and including the Designated Lenders, if any, from time to time; provided however, that the term "Bank" shall exclude each Designated Lender when used in reference to a Committed Loan

(except to the extent a Designated Lender is the obligee of a Committed Loan actually funded by it pursuant to subsection 2.3(c) hereof), the Commitments or terms relating to the Committed Loans (except as noted above) and the Commitments.

                  "Bank Parties" has the meaning specified in Section 3.3.

                  "Base Rate" means, for any day, the higher of (a) the rate of interest per annum determined by RBC from time to time in New York, New York in its sole discretion as its Dollar prime commercial lending rate for such day, and (b) the rate of interest per annum equal to the sum of (i) the rate (based on a year of 365 days or 366 days, as the case may be, and rounded upward, if necessary, to the nearest 1/100th of one percent) of interest offered to RBC in the interbank market as the overnight federal funds rate as of a time reasonably selected by RBC in an amount equal to the principal amount of Base Rate Loans to be outstanding on the day such rate is effective (or, if such day is not a Business Day, on the next preceding Business Day), (ii) cost of reserves and
(iii) one-half of one percent (1/2%).

                  "Base Rate Borrowing" means a Borrowing consisting of Base Rate Loans.

                  "Base Rate Loan" means any Committed Loan made to any Obligor in Dollars at such time as it bears interest at a rate based on the Base Rate.

                  "Benefited Bank" shall have the meaning specified in Section 11.6.

                  "Borrowed Money Indebtedness" means for any Person (a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person evidenced by a promissory note, bond, debenture or similar instrument,
(c) all obligations to pay the deferred purchase price of property or services (other than trade and other accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of any lease of property by such Person as lessee that would, in accordance with GAAP, be required to be classified as a capital lease and (e), without duplication, all Contingent Obligations of such Person.

                  "Borrowing" means (i) a use of the Commitments by way of Committed Loans or Letters of Credit or (ii) the making of a Competitive Bid Loan to or for the account of any Obligor on a given date.

                  "Borrowing Date" means, with respect to any Loan or Letter of Credit, the date on which such Loan or Letter of Credit is made or issued pursuant to a notice given under Section 2.3(a), Section 2.5 or Section 2.20(a), as the case may be.

                  "Business Day" means (a) for all purposes other than those described in the following clauses (b) and (c), any day other than a Saturday or Sunday or any other day on which commercial banks in New York, New York are authorized or obligated by law or other governmental action to close, (b) with respect to all notices and determinations in connection with, and payments of principal of and interest on, Eurodollar Loans, any Business Day described in the preceding clause (a) on which trading by and between banks in Dollar deposits in the London interbank Eurodollar market is carried out, and (c) with respect to all notices and determinations in connection with, and payments of principal of and interest on, Deutschemark Loans, any Business Day described in clause (a) on which trading by and between banks in Deutschemark deposits in the London interbank Deutschemark market is carried out and any Business Day described in clause (a) on which settlements by and between banks in Frankfurt, Germany of amounts denominated in Deutschemarks are carried out.

                  "Capital Lease Obligations" means, at any date of determination thereof, with respect to any Person, the obligations of such Person to pay rent and other amounts under any lease of (or other arrangement conveying the rights to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person in accordance with GAAP.

                  "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America, the Government of Canada, the Republic of France or The Federal Republic of Germany or any agency or instrumentality of any thereof (provided that the full faith and credit of the United States of America, the Government of Canada, the Republic of France or The Federal Republic of Germany is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) time deposits, certificates of deposit, eurodollar time deposits, eurodollar certificates of deposit and bankers' acceptances of (i) any commercial bank organized under the laws of the United States of America or any state thereof, the Government of Canada, the Republic of France, The Federal Republic of Germany, the United Kingdom or the Republic of Austria having capital and surplus in excess of $100,000,000 or the Equivalent Amount thereof or (ii) any other bank that is a Bank hereunder or whose long-term senior unsecured debt rating from S&P is at least A or from Moody's is at least A-2 or from Dominion Bond Rating Service is at least AA or R-1 Middle, in each case with maturities of not more than three months from the date of acquisition, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in the preceding clause (a) entered into with any bank meeting the qualifications specified in the preceding clause (b), (d) commercial paper and variable rate notes issued by the parent corporation of any commercial bank meeting the qualifications specified in the preceding clause (b) and other commercial paper and variable rate notes rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's or at least AA or R-1 Middle by Dominion Bond Rating Service, and in each case maturing within three months after the date of acquisition, and (e) auction rate notes or auction rate preferred stock issued by a United States domestic corporation, provided that the auction periods applicable thereto shall not be in excess of three months and that any such notes or preferred stock are rated at least A by S&P or A2 by Moody's.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commitment" means, as to each Bank, the obligation of such Bank to make Committed Loans to and/or issue or participate in Letters of Credit issued on behalf of the Obligors hereunder in an aggregate principal and/or face amount not to exceed the amount in Dollars set forth opposite such Bank's name on Schedule I and subsequently such amount as increased, decreased or left unchanged in accordance with Section 2.7.

                  "Committed Loans" collectively means the Base Rate Loans, the Eurodollar Rate Committed Loans and the Deutschemark Rate Committed Loans.

                  "Commitment Percentage" means, as to each Bank, the percentage equivalent of a fraction the numerator of which is such Bank's Commitment and the denominator of which is the Aggregate Commitment; such percentage shall initially be that set forth opposite such Bank's name on Schedule I.

                  "Commitment Period" means the period commencing on the date of this Agreement and ending on the Termination Date.

                  "Competitive Bid Loan" means each Loan made pursuant to Sections 2.4 and 2.5.

                  "Competitive Bid Loan Availability Period" means the period from and including the date of this Agreement to and including the date which is 7 days prior to the Termination Date.

                  "Competitive Bid Loan Confirmation" means each confirmation by the relevant Obligor of its acceptance of Competitive Bid Loan Offers, which confirmation shall be substantially in the form of Exhibit C-3 and shall be delivered to the Agent by facsimile transmission.

                  "Competitive Bid Loan Interest Payment Date" means, as to each Competitive Bid Loan, each interest payment date specified by the relevant Obligor for such Competitive Bid Loan in the related Competitive Bid Loan Request.

                  "Competitive Bid Loan Maturity Date" means, as to each Competitive Bid Loan, the maturity date specified by the relevant Obligor for such Competitive Bid Loan in the related Competitive Bid Loan Request.

                  "Competitive Bid Loan Offer" means each offer by a Bank to make Competitive Bid Loans pursuant to a Competitive Bid Loan Request, which offer shall contain the information specified in Exhibit C-2 and shall be delivered to the Agent by telephone, immediately confirmed by facsimile transmission.

                  "Competitive Bid Loan Period" means, with respect to any Competitive Bid Loan, the period during which such Loan is outstanding.

                  "Competitive Bid Loan Request" means each request by an Obligor for Banks to submit bids to make Competitive Bid Loans, which request shall contain the information in respect of such requested Competitive Bid Loans specified in Exhibit C-1 and shall be delivered to the Agent in writing, by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.

                  "Consolidated Fixed Charges" means, for any period, the sum of
(a) Consolidated Interest Expense for such period, (b) the total amount of cash dividends on preferred stock paid or required to be paid by the Parent or any of its Consolidated Subsidiaries during such period, except such dividends paid to the Parent or any of its Consolidated Subsidiaries plus (c) Asset Securitization Expense for such period.

                  "Consolidated Funded Debt" means, at any date of determination thereof, the sum of the (i) aggregate principal amount of all Borrowed Money Indebtedness and Contingent Obligations of the Parent and its Consolidated Subsidiaries outstanding at such date that mature more than one year from such date and (ii) the excess over $10,000,000 of the aggregate principal amount of all Borrowed Money Indebtedness and Contingent Obligations of the Parent and its Consolidated Subsidiaries outstanding at such date that mature within one year of such date.

                  "Consolidated Income Available for Fixed Charges" means, for any period, the sum of (a) the net income (or loss) before extraordinary items (other than those extraordinary items related to the utilization of tax-loss carryforwards) of the Parent and its Consolidated Subsidiaries for such period taken as a single accounting period, (b) provisions for deferred income taxes or recognition of other noncash expenses during such period, (c) amortization expense related to intangible assets for such period, (d) depreciation expense for such period, (e) Consolidated Interest Expense for such period and (d) Asset Securitization Expense for such period, all as determined on a consolidated basis for the Parent and its Consolidated Subsidiaries in accordance with GAAP.

                  "Consolidated Interest Expense" means, for any period, the total interest expense (including that attributable to capitalized leases in accordance with GAAP) of the Parent and its Consolidated Subsidiaries on a consolidated basis with respect to all outstanding Borrowed Money Indebtedness of the Parent and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

                  "Consolidated Net Worth" means, at any date of determination thereof, (a) the sum of the common stock and paid-in surplus, plus retained earnings (or minus accumulated deficit), plus equity adjustments from foreign currency translations and plus convertible preferred stock of the Parent and its Consolidated Subsidiaries on a consolidated basis, plus (b) the then unpaid principal amount of Subordinated Debt.

                  "Consolidated Subsidiary" means, at any date of determination thereof, any Subsidiary of the Parent whose accounts would properly be consolidated with the accounts of the Parent as at such date in accordance with GAAP.

                  "Consolidated Total Assets" means at any date of determination thereof, the amount at which the total assets of the Parent and its Consolidated Subsidiaries would be shown on a consolidated balance sheet of the Parent as of such date calculated in accordance with GAAP.

                  "Consolidated Total Capitalization" means, at any date of determination thereof, the sum of Consolidated Funded Debt (less Contingent Obligations, to the extent included in Consolidated Funded Debt) and Consolidated Net Worth at such date.

                  "Contingent Obligations" means, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Borrowed Money Indebtedness, lease, dividends or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including (without limitation) any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent

Obligations" does not include (A) endorsements of instruments for deposit or collection in the ordinary course of business, (B) any obligation to the issuer of a commercial or standby letter of credit, letter guaranty or surety bond obtained in the ordinary course of business to support the obligations of any Obligor, any Subsidiary of any Obligor, or any Person engaged in a joint enterprise with any Obligor or any such Subsidiary, to perform under a contract entered into in the ordinary course of business or (C) sales with recourse of term receivables and chattel paper acquired in the ordinary course of business of the Parent or any of its Subsidiaries or of the obligations referred to in
Section 8.7(b).

                  "Default" means any Event of Default and any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Obligor" has the meaning specified in Section 4.1.

                  "Designated Lender" means a special purpose corporation that is identified as such on the signature pages hereto next to the caption "Designated Lender" as well as each special purpose corporation that (i) shall have become a party to this Agreement pursuant to subsection 11.7(e) hereto, and
(ii) is not otherwise a Bank.

                  "Designating Lender" means each Bank that is identified as such on the signature pages hereto next to the caption "Designating Lender" and immediately below the signature of its Designated Lender as well as each Bank that shall designate a Designated Lender pursuant to subsection 11.7(e) hereof.

                  "Designation Agreement" means a designation agreement in substantially the form of Exhibit F attached hereto, entered into by a Bank and a Designated Lender and accepted by the Obligors and the Agent.

                  "Deutschemarks" or "DM" mean lawful money of Germany. Any reference in this Agreement to payment in "Deutschemarks" or "DM" means payment in Deutschemark funds immediately available and freely transferable in Frankfurt, Germany.

                  "Deutschemark Borrowing" means a Borrowing consisting of Deutschemark Loans, the Equivalent Amount of which in Dollars shall not in the aggregate exceed $60,000,000.

                  "Deutschemark Loans" means the collective reference to Deutschemark Rate Committed Loans and Deutschemark Rate Competitive Bid Loans.

                  "Deutschemark Rate" means, with respect to each Deutschemark Rate Committed Loan during a specific Interest

Period and each Deutschemark Rate Competitive Bid Loan during a specific Competitive Bid Loan Period, the rate per annum equal to the arithmetic average (rounded up to the nearest one-sixteenth of one percent (1/16%)) of the offered quotation to prime banks in the London interbank Deutschemark market by each Reference Bank for Deutschemark deposits for delivery on the first day of such Interest Period or Competitive Bid Loan Period, as applicable, for the number of days in such Interest Period or Competitive Bid Loan Period, as applicable and in an amount comparable to the principal amount of the Deutschemark Loan of such Reference Bank in such Deutschemark Borrowing to be outstanding during such Interest Period or Competitive Bid Loan Period, as applicable, determined as of approximately 11:00 A.M., London time, two Business Days before the beginning of such Interest Period or Competitive Bid Loan Period, as applicable. If any Reference Bank fails to provide the Agent with its reference rate, the Deutschemark Rate shall be based on the rate provided to the Agent by the other Reference Banks.

                  "Deutschemark Rate Committed Loan" means any Committed Loan made to an Obligor in Deutschemarks.

                  "Deutschemark Rate Competitive Bid Loan" means any Competitive Bid Loan made to an Obligor in Deutschemarks pursuant to a Deutschemark Rate Competitive Bid Loan Request.

                  "Deutschemark Rate Competitive Bid Loan Request" means any Competitive Bid Loan Request requesting the Banks to offer to make Competitive Bid Loans at the Deutschemark Rate plus (or minus) a margin.

                  "Dollars" and "$" mean lawful money of the United States of America. Any reference in this Agreement to payment in "Dollars" means payment in Dollar funds immediately available in New York, New York.

                  "Effective Date" means the date on (a) which counterparts of this Agreement executed by each of the Obligors, the Banks and the Agent shall have been delivered to the Obligors and the Agent and (b) the other conditions set forth in Section 6 shall have been satisfied.

                  "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a

Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

                  "Employee Benefit Plan" means each ERISA Plan and each other pension, profit sharing, retirement, bonus, deferred compensation, stock option, stock purchase, severance pay or insurance plan for officers or employees, maintained, contributed to or legally obligated to be contributed to (i) by any Obligor or (ii) solely, with respect to potential liability of and through any current or former ERISA Affiliate arising or continuing in respect of such plan under Section 302 of ERISA of Title IV of ERISA or Section 412 of the Code while such entity was an ERISA Affiliate, by such current or former ERISA Affiliate.

                  "Equivalent Amount" means, on any date, the amount of Deutschemarks into which Dollars may be converted at RBC's mid-point 11:00 A.M. spot rate in London, England or the amount of Dollars into which Deutschemarks may be converted at RBC's mid-point 11:00 A.M. spot rate in London, England.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code and the regulations issued thereunder of which any Obligor is a member and (ii) solely with respect to potential liability under Section 302(c)(11) of ERISA or Section 412(c)(11) of the Code or the lien created under
Section 302(f) of ERISA or Section 412(n) of the Code, described in Section 414(m) or (o) of the Code and the regulations issued thereunder of which any Obligor is a member.

                  "ERISA Pension Plan" means an employee pension benefit plan as defined in Section 3(2) of ERISA.

                  "ERISA Plan" means an ERISA Pension Plan or an ERISA Welfare Plan.

                  "ERISA Welfare Plan" means an employee welfare benefit plan as defined in Section 3(1) of ERISA.

                  "Eurodollar Borrowing" means a Borrowing consisting of Eurodollar Loans.

                  "Eurodollar Loans" means the collective reference to Eurodollar Rate Committed Loans and Eurodollar Rate Competitive Bid Loans.

                  "Eurodollar Rate" means, with respect to each Eurodollar Rate Committed Loan during a specific Interest Period and each Eurodollar Rate Competitive Bid Loan during a specific Competitive Bid Loan Period, the rate per annum equal to the arithmetic average (rounded up to the nearest one-sixteenth of one percent (1/16%)) of the offered quotation to prime banks in the London interbank Eurodollar market by each Reference Bank for Dollar deposits for delivery on the first day of such Interest Period or Competitive Bid Loan Interest Period, as applicable, for the number of days in such Interest Period or Competitive
Bid Loan Interest Period and in an amount comparable to the principal amount of the Eurodollar Rate Committed Loan or Eurodollar Rate Competitive Bid Loan of such Reference Bank to be outstanding during such Interest Period or Competitive Bid Loan Interest Period, as applicable, determined as of approximately 11:00 A.M., London time, two Business Days before the beginning of such Interest Period or Competitive Bid Loan Interest Period. If any Reference Bank fails to provide the Agent with its reference rate, the Eurodollar Rate shall be based on the rate provided to the Agent by the other Reference Banks.

                  "Eurodollar Rate Committed Loan" means any Committed Loan made to an Obligor in Dollars at such time as it bears interest at a rate based on the Eurodollar Rate

                  "Eurodollar Rate Competitive Bid Loan" means any Competitive Bid Loan made to an Obligor in Dollars pursuant to a Eurodollar Rate Competitive Bid Loan Request.

                  "Eurodollar Rate Competitive Bid Loan Request" means any Competitive Bid Loan Request requesting the Banks to offer to make Competitive Bid Loans at the Eurodollar Rate plus (or minus) a margin.

                  "Event of Default" means any event specified in Article IX.

                  "Facility Fee" has the meaning specified in Section 3.2(b) hereof.

                  "Federal Funds Rate" means, at any date of determination thereof, the actual cost to the Issuing Bank on such day with respect to overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers.

                  "Fee Letter" means the letter dated June 24, 1997 among RBC and the Obligors.

                  "Fixed Rate" means with respect to any Fixed Rate Competitive Bid Loan, the fixed rate of interest applicable thereto.

                  "Fixed Rate Competitive Bid Loan" means any Competitive Bid Loan made to an Obligor in Dollars pursuant to a Competitive Bid Loan Request.

                  "Fixed Rate Competitive Bid Loan Request" means any Competitive Bid Loan Request requesting the Banks to offer to make Competitive Bid Loans at a fixed rate (as compared to a rate composed of the Eurodollar Rate plus (or minus) a margin).

                  "Foreign Plan" means each plan that provides retirement or health benefits and that is maintained or contributed to by any Obligor or any Subsidiary of any Obligor for the benefit of employees of any Obligor or any Subsidiary of any Obligor outside the United States.

                  "GAAP" means generally accepted accounting principles. Whenever the term "GAAP" is used in this Agreement with respect to UDI and UDH and their Consolidated Subsidiaries, such term refers to United States generally accepted accounting principles, and whenever the term "GAAP" is used in this Agreement with respect to the Parent and its Consolidated Subsidiaries, such term refers to Canadian generally accepted accounting principles, in each case consistent with those applied in the preparation of the financial statements referred to in Section 5.10 with such changes therein as are made with the concurrence of any Obligor's independent certified public accountants.

                  "Guarantor-Obligor" has the meaning specified in Section 4.1.

                  "Hazardous Material" means any material encompassed within any definition of "hazardous substance," "hazardous waste," "hazardous material," "pollutant or contaminant," or "oil" provided in either the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601, et seq., the Solid Waste Disposal Act, 42 U.S.C. ss. 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801, et seq., the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701, et seq., the Canadian federal counterparts to such Acts, a state law of any state or a provincial law of any province in which any Obligor is located or conducts business, or any regulation or rule issued under authority of any of the preceding.

                  "Indemnified Liabilities" has the meaning specified in
Section 3.3.

                  "Interest Payment Date" means (a) as to any Base Rate Loan, the last Business Day of each calendar month, commencing July 31, 1997, (b) as to any Eurodollar Rate Committed Loan and Deutschemark Rate Committed Loan in respect of which an Interest Period of one, two or three months has been selected, the last day of such Interest Period, (c) as to any Eurodollar Rate Committed Loan and Deutschemark Rate Committed Loan in respect of which an Interest Period of six, nine or twelve months has been selected, the last day of each three-month period falling within such Interest Period and the last day of such Interest Period and (d) as to any Competitive Bid Loan, the last day of the Competitive Bid Loan Period applicable thereto.

                  "Interest Period" means, with respect to any Eurodollar Rate Committed Loan or Deutschemark Rate Committed Loan, (a) initially, the period commencing on, as the case may be, the Borrowing Date on which such Eurodollar Rate Committed Loan or Deutschemark Rate Committed Loan is made or the date on which such Eurodollar Rate Committed Loan results from the conversion of a Base Rate Committed Loan and ending one, two, three, six, nine or twelve months thereafter, as selected in a notice of borrowing or conversion as provided in
Section 2.3(a) or 2.9, and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period and ending one, two, three, six, nine or twelve months thereafter, as selected by irrevocable notice to the Agent (which notice must be received by the Agent before 10:00 A.M., three Business Days before the last day of the then current Interest Period with respect to such Eurodollar Rate Committed Loan, four Business Days before the last day of the then current Interest Period with respect to such Deutschemark Rate Committed Loan or, in the case of notices with respect to Eurodollar Rate Committed Loans or Deutschemark Rate Committed Loans having requested Interest Periods of nine or twelve months, four Business Days before the last day of the then current Interest Period with respect to Eurodollar Rate Committed Loans or five Business Days before the last day of the then current Interest Period with respect to Deutschemark Rate Committed Loans); provided that (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day, (ii) no Interest Period that would extend beyond the Termination Date may be selected, (iii) if no notice is given with respect to selection of an Interest Period as provided above, any affected Eurodollar Rate Committed Loan shall be converted to a Base Rate Loan and any affected Deutschemark Rate Committed Loan shall be prepaid and reborrowed as a Base Rate Loan, in either case on the last day of the Interest Period then in effect, (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month, and (v) Interest Periods of nine and twelve months are available, but only if matching funds are available to each Bank for such period.

                  "Issuing Bank" means RBC or any other Bank as may be selected by the Parent and the Agent from time to time, as the issuing bank of Letters of Credit in accordance with the provisions of Section 2.20.

                  "L/C Obligations" means, at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of Reimbursement Obligations.

                  "Letters of Credit" has the meaning specified in Section 2.20(a).

                  "Letter of Credit Fee" has the meaning specified in Section 3.2(d) hereof.

                  "Level I" means, at any date of determination thereof, that either (a) as of the date of delivery of the most recent officer's certificate pursuant to Section 6.2(a), 6.2(b) or 7.3(c), Consolidated Funded Debt was less than 40% of Consolidated Total Capitalization or (b) the Senior Unsecured Debt of the Parent has a rating from S&P of at least A- or a rating from Moody's of at least A3.

                  "Level II" means, at any date of determination thereof, that
(a) either (i) as of the date of delivery of the most recent officer's certificate pursuant to Section 6.2(a), 6.2(b) or 7.3(c), Consolidated Funded Debt was not less than 40% and not greater than 50% of Consolidated Total Capitalization, or (ii) the Senior Unsecured Debt of the Parent has a rating from S&P of at least BBB or a rating from Moody's of at least Baa2 and (b) Level I does not apply.

                  "Level III" means, at any date of determination thereof, that
(a) either (i) as of the date of delivery of the most recent officer's certificate pursuant to Section 6.2(a), 6.2(b) or 7.3(c), Consolidated Funded Debt was greater than 50% of Consolidated Total Capitalization, or (ii) the Senior Unsecured Debt of the Parent has a rating from S&P of BBB- or lower or a rating from Moody's of Baa3 or lower and (b) neither Level I nor Level II applies.

                  "Lien" means, with respect to any Person, (a) any lien (including, without limitation, any statutory lien), hypothecation, privilege, mortgage, pledge, encumbrance, servitude, easement, right-of-way, charge (general or specific) or conditional sale or other title retention agreement (including, without limitation, the rights of a lessor under a capital lease to the property leased thereunder) or other security interest of any kind upon any property or assets of any character of such Person, whether now owned or hereafter acquired by such Person, or upon the income or profits therefrom, (b) the transfer, pledge or assignment by such Person of any of its property or assets for the purpose of subjecting the same to the payment of any indebtedness of such Person or others in priority to the payment by such Person or its general creditors, and (c) any agreement to give or do any of the foregoing.

                  "Liquidity Bank" means for any Designated Lender, at any date of determination, the collective reference to the financial institutions which at such date are providing liquidity or credit support facilities to or for the account of such Designated Lender to fund such Designated Lender's obligations hereunder or to support the securities, if any, issued by such Designated Lender to fund such obligations.


                  "Loans" means the collective reference to the Committed Loans and the Competitive Bid Loans.

                  "Margin Stock" has the meaning specified in Regulation U.

                  "Material Adverse Effect" means a material adverse effect on the operations, business, property, assets or financial condition of the Parent and its Subsidiaries, taken as a whole.

                  "Material Subsidiary" means any Subsidiary of any Obligor the total assets of which comprise five percent (5%) or more of the Consolidated Total Assets.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means any "multiemployer plan" (within the meaning of Section 3(37) of ERISA) that is contributed to by any Obligor, any Subsidiary of any Obligor or any ERISA Affiliate.

                  "New Banks" has the meaning specified in Section 11.21.

                  "Obligations" means all obligations and indebtedness of each Obligor to the Banks or any Affiliate of a Bank and the Agent hereunder.

                  "Person" means an individual, partnership, firm, corporation, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

                  "Pricing Determination Date" means each date on which (1) the Parent delivers a certificate pursuant to Section 6.2(a), 6.2(b) or 7.3(c) or
(2) S&P or Moody's changes the rating of the Senior Unsecured Debt of the Parent.

                  "Process Agent" has the meaning specified in Section 11.9(a).

                  "Prohibited Transaction" means any "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) that could subject any Obligor or any Subsidiary of any Obligor to any tax, penalty or other liability under ERISA or the Code.

                  "RBC" means Royal Bank of Canada.

                  "Reference Banks" means, with respect to any Eurodollar Borrowing or Deutschemark Borrowing, RBC, Wachovia Bank, N.A. and Commerzbank AG.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "Reimbursement Obligation" means the obligation of the Obligors to reimburse the Issuing Bank in respect of a drawing under a Letter of Credit.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment, or the abandonment of any aboveground or underground storage tank, barrel, container, or other receptacle which contains, or at any time contained, any Hazardous Material.

                  "Required Banks" means Banks whose Commitment Percentages aggregate at least 67%, or, at any time after the Commitments shall have expired or been terminated and there are Committed Loans or L/C Obligations outstanding, Banks holding at least 67% of the outstanding amount of such Committed Loans and L/C Obligations, or, if the Commitments have expired or been terminated, and there are no Committed Loans or L/C Obligations outstanding, Banks holding at least 67% of the outstanding amount of the Competitive Bid Loans.

                  "Significant Subsidiary" means any Subsidiary whose assets constitute two percent (2%) or more of the total assets of the Parent and its Consolidated Subsidiaries, on a consolidated basis.

                  "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc..

                  "Senior Unsecured Debt" means, with respect to any Person, unsecured, unguaranteed and unsubordinated indebtedness for borrowed money of such Person from time to time outstanding, having an original stated maturity of more than one year from the date of issuance.

                  "Status" means the applicability of Level I, Level II or Level III, as the case may be.

                  "Subordinated Debt" means that portion of the principal of any unsecured indebtedness of the Parent and its Consolidated Subsidiaries for borrowed money that is not required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) before the Termination Date, provided that (i) such indebtedness is not subject to any financial maintenance covenants or cross-default (as opposed to cross-acceleration) provisions and (ii) the payment of principal of and interest (including post-petition interest) on such indebtedness and all other obligations of the Parent and its Consolidated Subsidiaries to the holders thereof is subordinated to the prior payment in full of the Obligations on terms and conditions approved in writing by the Required Banks.

                  "Subsidiary" means, with respect to any Person, (a) any corporation of which more than 50% of the stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, either directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person has more than a 50% equity interest, either directly or indirectly through Subsidiaries.

                  "Termination Date" means July 27, 2002 or any earlier date on which the Commitments are terminated pursuant to Section 2.7 or Article IX.

                  "Type" means, with respect to any Committed Loan, any type of Committed Loan determined by the currency in which such Committed Loan is made and the interest rate option applicable to it, i.e., Eurodollar Rate Committed Loan, Deutschemark Rate Committed Loan or Base Rate Loan, and with respect to any Competitive Bid Loan, any type of Competitive Bid Loan determined by whether such Competitive Bid Loan is a Eurodollar Rate Competitive Bid Loan, Deutschemark Rate Competitive Bid Loan or a Fixed Rate Competitive Bid Loan.

                  "U.S. Lending Office" means, with respect to any Bank, the office of such Bank (if any) specified under the heading "U.S. Lending Office" on Schedule II or such other office or affiliate of such Bank located in the United States as such Bank shall designate from time to time by notice to the Obligors and the Agent.

                  "Utilization Fee" has the meaning specified in Section 3.2(c).

                  "wholly-owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person all of whose voting capital stock, except directors' qualifying shares, is owned, directly or indirectly, by such Person.

                  "written" or "in writing" means in any form of written communication, including communication by means of telex, telecopier device, telegraph or cable.

                  1.2 Accounting and Banking Terms and Calculations. (a) All accounting and financial terms not specifically defined herein shall be construed in accordance with GAAP. All banking terms not specifically defined herein shall be construed in accordance with general practice among commercial banks in New

York, New York, London, England, Frankfurt, Germany or Toronto, Ontario, as the context may require.

                  (b) If any change in accounting principles from those used in the preparation of the financial statements referred to in Section 5.10 occurs after the date hereof as a result of the promulgation of rules, regulations, pronouncements or opinions by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or any equivalent Canadian organization (or successors thereto or agencies with similar functions) and results in a change in the calculation of financial covenants, standards or terms found in this Agreement, then the parties hereto shall negotiate in good faith amendments to such financial covenants, standards or terms so as to equitably reflect such change with the desired result that the evaluations of the Obligors' financial conditions and compliance with financial covenants contained herein shall be the same after such change as if such change had not been made; provided that if the parties hereto do not reach agreement with respect to amended covenants, standards or terms within thirty (30) days of the effective date of the change in accounting principles, and if such change results in any Obligor being in Default under this Agreement, the Agent, at the request of the Required Banks, shall (a) declare the Commitments to be terminated, whereupon they shall immediately terminate, and/or (b) declare the Obligations to be due and payable, whereupon they shall become due and payable on the day that is ninety (90) days after the date of declaration. The foregoing provisions with respect to time periods applicable to the exercise of remedies available to the Banks shall apply only to Defaults occurring under this Agreement solely as a result of any such change in accounting principles.

                  (c) For purposes of determining at any given time the amount in Dollars of any outstanding Loan in Deutschemarks, the DM amount thereof shall be converted to the Equivalent Amount thereof in Dollars.

                  1.3 Construction. (a) Unless otherwise expressly specified herein, (i) defined terms denoting the singular number shall, when in the plural form, denote the plural number of the matter or item to which such defined terms refer and vice versa, (ii) the words "hereof", "herein", "hereunder" and other similar words refer to this Agreement as a whole, (iii) Article, Section, Schedule and Exhibit references in this Agreement are to Articles, Sections, Schedules and Exhibits of this Agreement and (iv) words of the neuter gender mean and include correlative words of the masculine and feminine gender.

                  (b) The Table of Contents and the captions in this Agreement are for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  (c) All references herein to times of day shall be New York City time unless otherwise expressly specified herein. All references to "days" shall be to calendar days unless Business Days are specified.


                        ARTICLE II. THE CREDIT FACILITIES

                  2.1 Commitments. Subject to and upon the terms and conditions hereof, each Bank severally (and not jointly and severally) agrees to extend credit to the Obligors from time to time during the Commitment Period by making revolving credit loans to the Obligors under Sections 2.2 and 2.3 in an aggregate principal amount at any one time outstanding (calculated in the case of Deutschemark Loans, on the basis of the then Equivalent Amount thereof in Dollars) which, when added to the product of such Bank's Commitment Percentage multiplied by the then outstanding L/C Obligations, does not exceed such Bank's Commitment; provided, however, that (a) the aggregate principal amount at any one time outstanding of Deutschemark Loans (including, without limitation, Deutschemark Rate Competitive Bid Loans) shall not exceed the Equivalent Amount of $60,000,000, (b) that the aggregate L/C Obligations at any one time outstanding shall not exceed $75,000,000 and (c) the sum of the aggregate principal amount of the Loans at any time outstanding (calculated in the case of Deutschemark Loans, on the basis of the then Equivalent Amount thereof in Dollars) and the then outstanding L/C Obligations shall not then exceed the then aggregate amount of the Commitments and, provided, further, that, if at any time any of the computations set forth in the preceding proviso shall not be complied with, the Obligors shall prepay Loans and/or cash collateralize L/C Obligations to the extent necessary to cause them to be in compliance with the preceding proviso. During the Commitment Period the Obligors may use the Commitments by borrowing, prepaying Committed Loans in whole or in part and reborrowing, all in accordance with the terms and conditions hereof.

                  2.2 Committed Loan Borrowings. (a) Each Borrowing under the Commitments may consist of Eurodollar Rate Committed Loans, Deutschemark Rate Committed Loans or Base Rate Loans (but not a combination thereof unless required by Section 2.13), in each case as determined by the relevant Obligor and notified to the Agent by the Parent in accordance with Section 2.3; provided, however that no Borrowing of Eurodollar Rate Committed Loans or Deutschemark Rate Committed Loans shall be made after the day that is one month before the Termination Date. Each Borrowing shall be in the minimum principal amount of DM5,000,000 in the case of Deutschemark Rate Committed Loans and $5,000,000 in the case of all other Committed Loans or any larger whole multiple of DM1,000,000 or $1,000,000, or, if less, the unused portion of the respective Commitments (in which case the Borrowing shall consist only of Base Rate Loans) and shall be made by the relevant Banks pro rata as provided in Section 2.16(a).

                  (b) The Committed Loans shall mature on and be payable in full on the Termination Date and bear interest for the period from the Borrowing Dates thereof to the date of payment in full thereof on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined and payable as specified in Section 2.10.

                  2.3 Procedure for Committed Loan Borrowings. (a) Borrowings may be made by the Obligors under the Commitments during the Commitment Period on any Business Day, provided that the Parent acting on such Obligor's behalf gives the Agent irrevocable notice (which notice must be received by the Agent before 10:00 A.M. (i) as to any Eurodollar Rate Committed Loans or Deutschemark Rate Committed Loans in respect of which an Interest Period of one, two, three or six months has been selected, three Business Days before the requested Borrowing Date with respect to Eurodollar Rate Committed Loans or four Business Days before the requested Borrowing Date with respect to Deutschemark Rate Committed Loans, (ii) as to any Eurodollar Rate Committed Loans and Deutschemark Rate Committed Loans in respect of which an Interest Period of nine or twelve months has been selected, four Business Days before the requested Borrowing Date with respect to Eurodollar Rate Committed Loans or five Business Days before the requested Borrowing Date with respect to Deutschemark Rate Committed Loans, or (iii) as to any Base Rate Loans, two Business Days before the requested Borrowing Date) at the Agent's Office specifying (A) the Obligor requesting such Borrowing, (B) the amount to be borrowed, (C) the requested Borrowing Date, (D) if the Borrowing is to consist of Committed Loans, the Type of Committed Loans to be borrowed, and (E) if the Borrowing is to consist of Eurodollar Rate Committed Loans or Deutschemark Rate Committed Loans, the length of the Interest Period for such Loans. On receipt of such notice from the Parent, the Agent shall promptly notify each Bank thereof.

                  (b) Each Bank shall make the amount of such Bank's Loan to be made on the requested Borrowing Date available to the Agent for the relevant Obligor's account at the Agent's Office not later than 11:00 A.M. on the requested Borrowing Date in immediately available funds. Subject to Section 2.17, the proceeds of each Committed Loan will be made available to the relevant Obligor by the Agent in immediately available funds by depositing such proceeds in such Obligor's account with RBC.

                  (c) For any Bank which is a Designating Lender, any Committed Loan to be made by such Bank may from time to time be made by its Designated Lender in such Designated Lender's sole discretion, and nothing herein shall constitute a commitment to make Committed Loans by such Designated Lender; provided that if any Designated Lender elects not to, or fails to, make such Committed Loan, its Designating Lender hereby agrees that it shall make such Committed Loan pursuant to the terms hereof. Any Committed Loan actually funded by a Designated Lender shall constitute a utilization of the Commitment of the Designating Lender for all purposes hereunder.

                  2.4 Competitive Bid Loans. Subject to the terms and conditions of this Agreement, each Obligor may borrow Competitive Bid Loans from time to time on any Business Day during the Competitive Bid Loan Availability Period. Within the limits and on the conditions herein set forth with respect to Competitive Bid Loans, including, without limitation, clauses (a), (b) and (c) of the first proviso to the first sentence of Section 2.1, each Obligor may borrow, repay and reborrow Competitive Bid Loans. A Competitive Bid Loan Request may request offers for Competitive Bid Loans to be made on not more than one Borrowing Date and to mature on not more than five Competitive Bid Loan Maturity Dates.

                  2.5  Procedure for Competitive Bid Loan Borrowing.  (a)
The Parent, acting on an Obligor's behalf, may request Competitive Bid Loans by delivering a Competitive Bid Loan Request to the Agent, (i) not later than 10:00 A.M., four Business Days prior to the proposed Borrowing Date (in the case of a Eurodollar Rate Competitive Bid Loan Request), (ii) not later than 10:00 A.M., five Business Days prior to the proposed Borrowing Date (in the case of a Deutschemark Rate Competitive Bid Loan Request) and (iii) not later than 10:00 A.M., one Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate Competitive Bid Loan Request). Each Competitive Bid Loan Request in respect of any Borrowing Date may solicit bids for Competitive Bid Loans on such Borrowing Date in an aggregate principal amount of DM5,000,000 or US$5,000,000, as the case may be, or a whole multiple of DM1,000,000 or US$1,000,000, as the case may be, in excess thereof. Each Competitive Bid Loan Request shall specify the Obligor requesting such Borrowing. The Competitive Bid Loan Maturity Date for each Competitive Bid Loan shall be the date set forth therefor in the relevant Competitive Bid Loan Request, which date, in the case of Fixed Rate Competitive Bid Loans shall be not less than 7 days nor more than 180 days after the respective Borrowing Dates therefor and in the case of Eurodollar Rate Competitive Bid Loans and Deutschemark Rate Competitive Bid Loans shall be not less than 30 days nor more than 180 days after the Borrowing Date therefor, and in any event, shall not be later than the Termination Date. The Agent shall notify each Bank promptly by facsimile transmission of the contents of each Competitive Bid Loan Request received by the Agent.

                  (b) In the case of a Eurodollar Rate Competitive Bid Loan Request, upon receipt of notice from the Agent of the contents of such Competitive Bid Loan Request, each Bank may elect, in its sole discretion, to offer irrevocably to make one or more Competitive Bid Loans at the applicable Eurodollar Rate plus (or minus) a margin determined by such Bank in its sole discretion for each such Competitive Bid Loan. Any such irrevocable offer shall be made by delivering a Competitive Bid Loan Offer to the Agent, before 2:00 P.M., on the day that is three Business Days before the proposed Borrowing Date, setting forth:

                      (i) the maximum amount of Competitive Bid Loans for each Competitive Bid Loan Maturity Date and the aggregate maximum amount of Competitive Bid Loans for all Competitive Bid Loan Maturity Dates which such Bank would be willing to make pursuant to such Competitive Bid Loan Offer (which amounts may, subject to Section 6.2, exceed the Commitment of such Bank); and

                     (ii) the margin above or below the applicable Eurodollar Rate at which such Bank is willing to make each such Competitive Bid Loan.

The Agent shall advise the relevant Obligor before 3:00 P.M., on the date which is three Business Days before the proposed Borrowing Date of the contents of each such Competitive Bid Loan Offer received by it. If the Agent, in its capacity as a Bank, shall elect, in its sole discretion, to make any such Competitive Bid Loan Offer, it shall advise the relevant Obligor of the contents of its Competitive Bid Loan Offer before 1:15 P.M., on the date which is three Business Days before the proposed Borrowing Date.

                     (c) In the case of a Deutschemark Rate Competitive Bid Loan Request, upon receipt of notice from the Agent of the contents of such Competitive Bid Loan Request, each Bank may elect, in its sole discretion, to offer irrevocably to make one or more Competitive Bid Loans at the applicable Deutschemark Rate plus (or minus) a margin determined by such Bank in its sole discretion for each such Competitive Bid Loan. Any such irrevocable offer shall be made by delivering a Competitive Bid Loan Offer to the Agent, before 2:00 P.M., on the day that is four Business Days before the proposed Borrowing Date, setting forth:

                       (i) the maximum amount of Competitive Bid Loans for each Competitive Bid Loan Maturity Date and the aggregate maximum amount of Competitive Bid Loans for all Competitive Bid Loan Maturity Dates which such Bank would be willing to make pursuant to such Competitive Bid Loan Offer (which amounts may, subject to Section 6.2, exceed the Commitment of such Bank); and

                       (ii) the margin above or below the applicable Deutschemark Rate at which such Bank is willing to make each such Competitive Bid Loan.


The Agent shall advise the relevant Obligor before 3:00 P.M., on the date which is four Business Days before the proposed

Borrowing Date of the contents of each such Competitive Bid Loan Offer received by it. If the Agent, in its capacity as a Bank, shall elect, in its sole discretion, to make any such Competitive Bid Loan Offer, it shall advise the relevant Obligor of the contents of its Competitive Bid Loan Offer before 1:15 P.M., on the date which is four Business Days before the proposed Borrowing Date.

                  (d) In the case of a Fixed Rate Competitive Bid Loan Request, upon receipt of notice from the Agent of the contents of such Competitive Bid Loan Request, each Bank may elect, in its sole discretion, to offer irrevocably to make one or more Competitive Bid Loans at a rate of interest determined by such Bank in its sole discretion for each such Competitive Bid Loan. Any such irrevocable offer shall be made by delivering a Competitive Bid Loan Offer to the Agent before 9:15 A.M., on the proposed Borrowing Date, setting forth:

                       (i) the maximum amount of Competitive Bid Loans for each Competitive Bid Loan Maturity Date, and the aggregate maximum amount of Competitive Bid Loans for all Competitive Bid Loan Maturity Dates, which such Bank would be willing to make pursuant to such Competitive Bid Loan Offer (which amounts may, subject to Section 6.2, exceed such Bank's Commitment); and

                       (ii) the rate of interest at which such Bank is willing to make each such Competitive Bid Loan.

The Agent shall advise the relevant Obligor before 9:30 A.M., on the proposed Borrowing Date of the contents of each such Competitive Bid Loan Offer received by it. If the Agent, in its capacity as a Bank, shall elect, in its sole discretion, to make any such Competitive Bid Loan Offer, it shall advise the relevant Obligor of the contents of its Competitive Bid Loan Offer before 8:45 A.M., on the proposed Borrowing Date.

                  (e) Before 3:30 P.M., three Business Days before the proposed Borrowing Date (in the case of Eurodollar Rate Competitive Bid Loans) and four Business Days before the proposed Borrowing Date (in the case of Deutschemark Rate Competitive Bid Loans) and before 10:00 A.M., on the proposed Borrowing Date (in the case of Fixed Rate Competitive Bid Loans), the relevant Obligor, in its absolute discretion, shall:

                       (i) cancel such Competitive Bid Loan Request by giving the Agent telephone notice to that effect, or

                       (ii) by giving telephone notice to the Agent (immediately confirmed by delivery to the Agent of a Competitive Bid Loan Confirmation by facsimile transmission) (A) subject to the provisions of Section 2.5(f), accept one or more of the offers made by any Bank or Banks pursuant to Section 2.5(b), Section 2.5(c) or Section 2.5(d), as the case may be, and (B) reject any remaining offers made by Banks pursuant to Section 2.5(b), Section 2.5(c) or Section 2.5(d), as the case may be.

                  (f) An Obligor's acceptance of Competitive Bid Loans in response to any Competitive Bid Loan Offers shall be subject to the following limitations:

                        (i) the amount of Competitive Bid Loans accepted for each Competitive Bid Loan Maturity Date specified by any Bank in its Competitive Bid Loan Offer shall not exceed the maximum amount for such Competitive Bid Loan Maturity Date specified in such Competitive Bid Loan Offer;

                       (ii) the aggregate amount of Competitive Bid Loans accepted for all Competitive Bid Loan Maturity Dates specified by any Bank in its Competitive Bid Loan Offer shall not exceed the aggregate maximum amount specified in such Competitive Bid Loan Offer for all such Competitive Bid
         Loan Maturity Dates;

                      (iii) an Obligor may not accept offers for Competitive Bid Loans for any Competitive Bid Loan Maturity Date in an aggregate principal amount in excess of the maximum principal amount requested in the related Competitive Bid Loan Request; and

                       (iv) if an Obligor accepts any of such offers, it must accept offers based solely upon pricing for each relevant Competitive Bid Loan Maturity Date and upon no other criteria whatsoever, and if two or more Banks submit offers for any Competitive Bid Loan Maturity Date at identical pricing and such Obligor accepts any of such offers but does not wish to (or, by reason of the limitations set forth in Section 6.2, cannot) borrow the total amount offered by such Banks with such identical pricing, such Obligor shall accept offers from all of such Banks in amounts allocated among them pro rata according to the amounts offered by such Banks (with appropriate rounding, in the sole discretion of such Obligor, to assure that each accepted Competitive Bid Loan is a whole multiple of DM1,000,000 or US$1,000,000, as the case may be); provided that if the number of Banks that submit offers for any Competitive Bid Loan Maturity Date at identical pricing is such that, after such Obligor accepts such offers pro rata in accordance with the foregoing provisions of this paragraph, the Competitive Bid Loan to be made by any such Bank would be less than DM1,000,000 or US$1,000,000, as the case may be, principal amount, the number of such Banks shall be reduced by the Agent by random lottery until the Competitive Bid Loans to be made by each such remaining Bank would be in a principal amount of DM1,000,000 or US$1,000,000, as the case may be.

                  (g) If an Obligor notifies the Agent that a Competitive Bid Loan Request is cancelled pursuant to Section 2.5(e)(i), the Agent shall give prompt telephone notice thereof to the Banks.


                  (h) If an Obligor accepts pursuant to Section 2.5(e)(ii) one or more of the offers made by any Bank or Banks, the Agent promptly shall notify each Bank which has made an offer of (i) the aggregate amount of such Competitive Bid Loans to be made on such Borrowing Date and the respective Competitive Bid Loan Maturity Dates therefor and (ii) the acceptance or rejection of any Competitive Bid Loans Offers made by such Bank. Before 12:00 A.M., on the Borrowing Date specified in the applicable Competitive Bid Loan Request, each Bank whose Competitive Bid Loan Offer has been accepted shall make available to the Agent at the Agent's Office the amount of Competitive Bid Loans to be made by such Bank on such Borrowing Date, in immediately available funds. The Agent will make such funds available prior to 2:00 P.M., on such Borrowing Date to the relevant Obligor as soon as practicable on such date at such office of the Agent. As soon as practicable after each Borrowing Date, the Agent shall notify each Bank of the aggregate amount of Competitive Bid Loans advanced on such Borrowing Date and the respective Competitive Bid Loan Maturity Dates thereof.

                  (i) For any Bank which is a Designating Lender, any Competitive Bid Loan to be made by such Designating Lender may from time to time be made by its Designated Lender in such Designated Lender's sole discretion, and nothing herein shall constitute a commitment to make Competitive Bid Loans by such Designated Lender; provided that if any Designated Lender elects not to, or fails to, make any such Competitive Bid Loan that has been accepted by the Obligors in accordance with the foregoing, its Designating Lender hereby agrees that it shall make such Competitive Bid Loan pursuant to the terms hereof.

                  2.6 Evidence of Indebtedness. Each Bank shall open and maintain on its books, accounts and records evidencing its portion of the Borrowings made available to each Obligor under this Agreement. Such Bank shall debit therein the amount of its portion of such Borrowings and fees payable to it hereunder and shall enter therein each payment of principal of and interest on its Loans, Letter of Credit reimbursement obligations and fees and shall record therein all other amounts becoming due to it under this Agreement. Such accounts and records maintained by each Bank will constitute, in the absence of manifest error, prima facie evidence of the indebtedness of each Obligor to such Bank pursuant to this Agreement, the date such Bank made its portion of each Borrowing available to an Obligor and the amounts each Obligor has paid from time to time on account of the principal of and interest on such Bank's Loans, Letter of Credit reimbursement obligations and fees hereunder. The Agent shall open and maintain in its books, master accounts and records in which it shall record the foregoing information with respect to each Bank.

                  2.7 Termination or Reduction of Commitments. The Parent, acting on behalf of itself and any other Obligor, shall have the right, on at least five Business Days' notice to the Agent (effective on receipt), at any time to terminate the Commitments or from time to time to reduce the aggregate amount of the Commitments, provided, however that (i) no such termination or reduction shall be permitted if it would result in the Aggregate Commitment being less than the aggregate then outstanding principal amount of Competitive Bid Loans, (ii) any such reduction shall be accompanied by prepayment of Committed Loans made under such Commitments, together with accrued interest on the amount prepaid to the date of such prepayment, to the extent (if any) that the aggregate amount in Dollars (including the Equivalent Amount thereof in Dollars of outstanding Deutschemark Rate Committed Loans) of the Borrowings then outstanding exceeds the aggregate amount of the Commitments as then reduced,
(iii) any termination of the Commitments shall be accompanied by prepayment in full of the Committed Loans then outstanding, together with accrued interest thereon to the date of such prepayment, any unpaid Facility Fee in respect of such Commitments then accrued under Section 3.2(b) and all other amounts payable under this Agreement, (iii) any termination of the Commitments while Eurodollar Rate Committed Loans and Deutschemark Rate Committed Loans are outstanding may be made only on the last day of an Interest Period so that the prepayment of Eurodollar Rate Committed Loans and Deutschemark Rate Committed Loans required thereby will not result in any loss or expense to any Bank of a kind described in Section 2.14(d), (iv) upon termination of the Commitments, if there are any Letters of Credit outstanding, the Obligors shall, jointly and severally, provide to the Agent cash collateral in an amount equal to the aggregate outstanding L/C Obligations, which shall be used to pay any outstanding drawings under Letters of Credit and, 91 days after all Letters of Credit have been paid or terminated, any remaining cash collateral shall be remitted to the Obligors, and (v) no such termination or reduction shall be permitted if, after giving effect thereto and any prepayments of the Committed Loans made on the effective date thereof and any cash collateral provided for the L/C Obligations, the sum of the aggregate outstanding principal amount of Loans and L/C Obligations would exceed the Aggregate Commitment. Any such reduction shall be in the aggregate amount of $10,000,000 or any larger whole multiple of $5,000,000 and shall reduce permanently the amount of the Commitments then in effect. Each such reduction shall reduce each Bank's Commitment by the percentage by which such reduction reduced the Aggregate Commitment.

                  2.8 Prepayments. (a) If at any time the aggregate amount in Dollars of the outstanding Borrowings by the Obligors exceeds the Aggregate Commitment, the Obligors shall, promptly upon any Bank's request given through the Agent, (i) first, prepay Base Rate Loans, (ii) second, prepay Eurodollar Rate Committed Loans,
(iii) third, prepay Deutschemark Rate Committed Loans and (iv) fourth, cash collateralize Letters of Credit, in each case in sufficient amounts such that after giving effect to such prepayment, the aggregate amount in Dollars of the outstanding Borrowings by the Obligors shall not exceed the Aggregate Commitment.

                  (b) Any Obligor may, on the last day of the applicable Interest Period if the Committed Loans to be prepaid are Eurodollar Rate Committed Loans or Deutschemark Rate Committed Loans or at any time and from time to time if the Loans to be prepaid are Base Rate Loans, prepay any Borrowing consisting of Committed Loans to such Obligor, in whole or in part, without premium or penalty, on at least three Business Days', in the case of Eurodollar Rate Committed Loans or Deutschemark Rate Committed Loans, or one Business Day's, in the case of Base Rate Loans, irrevocable notice from the Parent acting on such Obligor's behalf to the Agent (in each case effective on receipt), specifying the Obligor making such prepayment, the date and amount of such prepayment and the Committed Loans to be prepaid. On receipt of such notice from the Parent, the Agent shall promptly notify each Bank thereof. If such notice is given, the specified Obligor shall make such prepayment and the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Prepayments of Committed Loans may be reborrowed in accordance with the terms hereof. A partial prepayment of Committed Loans shall be in the aggregate principal amount, respectively, of $5,000,000 or any larger whole multiple of $1,000,000 or DM5,000,000 or any larger whole multiple of DM1,000,000.

                  2.9 Conversion Option. (a) Any Obligor may elect from time to time on any Business Day to convert Committed Loans of one Type to Committed Loans of another Type available under the applicable Commitments (except that, anything in this Agreement to the contrary notwithstanding (other than under paragraph (e) of Section 2.10), Committed Loans denominated in Deutschemarks may not be converted to Committed Loans denominated in Dollars or vice versa but must be repaid and then reborrowed in the other currency) by causing the Parent to give the Agent irrevocable notice (effective on receipt), substantially in the form of Exhibit D, at the Agent's Office before 10:00 A.M. at least three Business Days (or four Business Days with respect to requests to convert to Eurodollar Rate Committed Loans having Interest Periods of nine or twelve months) prior to the requested conversion date, specifying the Obligor electing such conversion, the Committed Loans to be converted, the Type of Committed Loans to be converted to and, if to be converted to a Eurodollar Rate Committed Loan, the Interest Period therefor. On receipt of such Notice of Conversion from the Parent, the Agent shall promptly notify each Bank thereof. Any such conversion of Eurodollar Rate Committed Loans shall only be made on the last day of an Interest

Period with respect thereto; no partial conversion of Eurodollar Rate Committed Loans shall reduce the aggregate principal amount of Eurodollar Rate Committed Loans to such Obligor having the same Interest Period to an amount less than the minimum amount of an initial Borrowing consisting of Eurodollar Rate Committed Loans; Base Rate Loans may be converted to Eurodollar Rate Committed Loans only if no Default or Event of Default exists on the date of conversion; and Base Rate Loans may not be converted to Eurodollar Rate Committed Loans after the day that is one month before the Termination Date.

                  (b) Eurodollar Rate Committed Loans and Deutschemark Rate Committed Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance with the notice provisions contained in clause (b) of the definition of Interest Period; provided, however that Eurodollar Rate Committed Loans and Deutschemark Rate Committed Loans may not be continued as such when any Default or Event of Default exists but shall (i) in the case of Eurodollar Rate Committed Loans, automatically be converted to Base Rate Loans and (ii) in the case of Deutschemark Rate Committed Loans, be prepaid and reborrowed as Base Rate Loans, in each case on the last day of the Interest Period with respect thereto that began before the Agent obtained knowledge of such Default or Event of Default.

                  2.10 Interest Rates and Payment Dates. (a) Each Eurodollar Rate Committed Loan shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the sum of the Eurodollar Rate determined for such Interest Period plus the Applicable Margin from time to time in effect.

                  (b) Each Deutschemark Rate Committed Loan shall bear interest for such Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the sum of the Deutschemark Rate determined for such Interest Period plus the Applicable Margin from time to time in effect.

                  (c) Each Base Rate Loan shall bear interest for the period from and including the Borrowing Date thereof or the date of conversion from a Eurodollar Rate Committed Loan or Deutschemark Rate Committed Loan, as the case may be, until the date of conversion to a Eurodollar Rate Committed Loan or Deutschemark Rate Committed Loan or maturity, as the case may be, on the unpaid principal amount thereof at a rate per annum equal to the sum of the Base Rate plus the Applicable Margin from time to time in effect.

                  (d) Each Competitive Bid Loan shall bear interest at the rate per annum determined pursuant to Section 2.5.

                  (e) If all or a portion of the principal amount of the Loans is not paid when due (whether at the stated maturity, by acceleration or otherwise), each Eurodollar Loan or Deutschemark

Loan (if any) shall be converted to a Base Rate Loan at the end of the Interest Period or Competitive Bid Loan Period, as applicable, that began before the date such unpaid principal amount became due (any Deutschemark Loan so converted to a Base Rate Loan shall be converted to the Equivalent Amount thereof in Dollars on the last day of the Interest Period or Competitive Bid Loan Period, as applicable, with respect thereto). Any such overdue principal amount of the Loans and, to the extent permitted by applicable law, any overdue interest on the Loans shall bear interest at a rate per annum which is (i) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.10 plus 1% and (ii) in the case of overdue interest, to the extent permitted by applicable law, the sum of the Base Rate plus one percent (1%), in each case from the date of such nonpayment until paid in full (before and after judgment).

                  (f) Interest payable pursuant to paragraphs (a), (b), (c) or
(d) of this Section 2.10 shall be payable in arrears on each Interest Payment Date. Interest payable pursuant to paragraph (e) of this Section 2.10 shall be payable on demand. Interest on Deutschemark Loans shall be payable in Deutschemarks, and interest on other Types of Loans shall be payable in Dollars.

                  (g) Interest shall be calculated on the basis of a 360-day year, in the case of interest payable pursuant to paragraphs (a), (b) and (d) of this Section 2.10, and a 365-day or 366-day year, as the case may be, in the case of interest payable pursuant to paragraph (c) of this Section 2.10, for the actual days elapsed. The Agent shall, as soon as practicable, notify the Parent of each determination of a Eurodollar Rate or Deutschemark Rate. Any change in the interest rate on Base Rate Loans resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in such rate becomes effective. The Agent shall, as soon as practicable, notify the Parent of the effective date and the amount of each such change in the Base Rate. Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on all the parties hereto in the absence of error.

                  (h) For the purposes of disclosure pursuant to the Interest Act (Canada), the yearly rate of interest to which any rate of interest is equivalent may be determined by multiplying the applicable rate by a fraction, the numerator of which is the number of days in the calendar year in which the period for which interest at such rate is payable hereunder ends, and the denominator of which is (i) 360 in the case of rates of interest based on the Eurodollar Rate or the Deutschemark Rate, or (ii) 365 (366 in any leap year) in the case of rates of interest based on the Base Rate.

                  2.11 Inability to Determine Eurodollar Rate or Deutschemark Rate; Unavailability. (a) If (a) the Agent determines (which determination shall be conclusive and binding upon all the parties hereto) that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.10(a) for any Interest Period, (b) all the Reference Banks shall fail to furnish quotations to the Agent in order to fix the Eurodollar Rate, (c) the Agent receives notice from the Reference Banks that deposits in Dollars are not being offered by the Reference Banks to prime banks in the London interbank market for such interest period or in the applicable amounts, or (d) any Bank notifies the Agent that the London interbank offered rate for such Interest Period does not adequately reflect the cost of funding for such Interest Period, in each case with respect to (x) a proposed Borrowing consisting of Eurodollar Rate Committed Loans, (y) the Eurodollar Rate Committed Loans that will result from a requested conversion of Base Rate Loans into Eurodollar Rate Committed Loans or (z) the continuation of Eurodollar Rate Committed Loans beyond the expiration of the then current Interest Period with respect thereto, the Agent shall forthwith give notice to the Parent and the Banks at least one Business Day before, as the case may be, the requested Borrowing Date for such Eurodollar Rate Committed Loans, the conversion date of such Base Rate Loans or the last day of such Interest Period. If such notice is given, (i) any requested Borrowing of Eurodollar Rate Committed Loans shall be made as Base Rate Loans, (ii) any Base Rate Loans that were to have been converted to Eurodollar Rate Committed Loans shall be continued as Loans of the Type they then are, and (iii) any outstanding Eurodollar Rate Committed Loans shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Rate Committed Loans shall be made nor shall the Obligors have the right to convert Base Rate Loans to Eurodollar Rate Committed Loans.

                  (b) If (a) the Agent determines (which determination shall be conclusive and binding upon all the parties hereto) that by reason of circumstances affecting the interbank Deutschemark market, adequate and reasonable means do not exist for ascertaining the Deutschemark Rate applicable pursuant to Section 2.10(b) for any Interest Period, (b) all the Reference Banks shall fail to furnish quotations to the Agent in order to fix the Deutschemark Rate, (c) the Agent receives notice from the Reference Banks that deposits in Deutschemarks are not being offered by the Reference Banks to prime banks in the London interbank market for such interest period or in the applicable amounts, or (d) any Bank notifies the Agent that the London interbank offered rate for such Interest Period does not adequately reflect the cost of funding for such Interest Period, in each case with respect to (x) a proposed Borrowing consisting of Deutschemark Rate Committed Loans or (y) the continuation of Deutschemark Rate Committed Loans beyond the expiration of the then current Interest Period with respect thereto, the Agent shall forthwith give notice to the Parent and the Banks at least one Business Day before, as the case may be, the requested Borrowing Date for such Deutschemark Rate Committed Loans or the last day of such Interest Period. If such notice is given, (i) any requested Borrowing of Deutschemark Rate Committed Loans shall be made as Base Rate Loans and (ii) any outstanding Deutschemark Rate Committed Loans shall be prepaid, on the last day of the then current Interest Period with respect thereto, and reborrowed as Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Deutschemark Rate Committed Loans shall be made.

                  2.12 Reserves; Increased Costs. (a) The Obligors agree to pay, jointly and severally, to each Bank promptly upon its demand an amount equal to the cost to such Bank of making or maintaining any Eurodollar Rate Committed Loan or Deutschemark Rate Committed Loan as a result of any reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to such Bank with respect to Eurocurrency liabilities (as defined in Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect or any successor regulation establishing reserve requirements). A certificate as to any amount payable pursuant to the preceding sentence submitted by any Bank to the Parent shall be conclusive, provided that the determination thereof is made on a reasonable basis.

                  (b) If any law, rule, regulation, treaty, directive or executive agreement or any change therein or in the interpretation or application thereof by any governmental authority, agency or instrumentality or any court or any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality:

                         (i) subjects any Bank to any tax of any kind whatsoever with respect to this Agreement or any Borrowing hereunder or changes the basis of taxation of payments to such Bank of principal, commitment or stamping fees, interest or any other amount payable hereunder (except for changes in the rate of, or basis of, tax on the net income, net worth, franchise or, in Canada, capital of such Bank);

                        (ii) imposes, modifies or holds applicable to any Bank (or any corporation controlling any Bank) any reserve or capital adequacy requirements (other than those reserve requirements subject to paragraph (a) of this Section 2.12) or liquidity ratios or requires any Bank (or any corporation controlling any Bank) to make special deposits against or in respect of assets or liabilities of, deposits with or for the account of, or credit extended by, such Bank; or

                       (iii) imposes on any Bank any other condition affecting this Agreement or the Borrowings;

and the result of any of the foregoing is (A) to increase the cost to such Bank of making its portion of the Borrowings available or to reduce any amount received or receivable by such Bank hereunder, (B) to require such Bank (or any corporation controlling such Bank) to make any payment to any fiscal, monetary, regulatory or other authority calculated on or by reference to any amount received or receivable by such Bank under this Agreement or (C) to reduce the rate of return on such Bank's capital (or the capital of such corporation) as a consequence of its obligations hereunder to a level below that which such Bank (or such corporation) could have achieved but for such adoption, change or compliance (taking into consideration such Bank's (or such corporation's) policies with respect to capital adequacy), in any case by an amount deemed by such Bank (or such corporation) to be material, then, in any such case, the Obligors shall promptly pay, jointly and severally, such Bank (or such corporation controlling such Bank), on its written demand to the Parent (given through the Agent), any additional amount necessary to compensate such Bank (or such corporation) for such additional cost, reduced amount receivable or reduction in rate of return with respect to this Agreement or the Borrowings, together with interest on such amount from the date demanded until payment in full thereof at the rate per annum applicable to Base Rate Loans, calculated on the basis of a 365-day or 366-day year, as the case may be, and actual days elapsed. If any Bank becomes entitled to claim any additional amount pursuant to this Section 2.12, it shall promptly notify the Parent and the Agent of the event by reason of which it has become so entitled. A certificate as to any additional amount payable pursuant to the first sentence of this Section 2.12 submitted by any Bank to the Parent shall be conclusive, provided that the determination thereof is made on a reasonable basis. In determining such amount, the affected Bank may use any reasonable averaging and attribution methods. Notwithstanding the foregoing, the Obligors shall not be responsible for any such additional costs, reduced amount receivable or reduction in rate of return that is incurred or suffered by any Bank before such Bank gives notice thereof except to the extent that failure to give such notice was the result of retroactive application of any law, rule, regulation, treaty, directive, interpretation or request, misinterpretation thereof by any governmental authority, agency or instrumentality or any court or good faith misinterpretation thereof by such Bank.

                  2.13 Illegality. Notwithstanding any other provisions hereof, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof by any governmental authority, agency or instrumentality or any court makes it unlawful for any Bank to make or maintain Eurodollar Rate Committed Loans or Deutschemark Rate Committed Loans as contemplated by this Agreement, such Bank shall give notice (by telephone confirmed in writing) thereof to the Parent and the Agent and (a) such Bank's commitment to make Eurodollar Rate Committed Loans or Deutschemark Rate Committed Loans or to convert Base Rate Loans to Eurodollar Rate Committed Loans shall forthwith be canceled, (b) each Loan made by such Bank then outstanding as a Eurodollar Rate Committed Loan or Deutschemark Rate Committed Loan (if any) shall automatically be converted to, or in the case of a Deutschemark Rate Committed Loan, prepaid and reborrowed as, a Base Rate Loan on the last day of the then current Interest Period for such Eurodollar Rate Committed Loan or Deutschemark Rate Committed Loan or on such earlier date as required by law and
(c) such Bank shall thereafter make its portion of any requested Borrowing consisting of Eurodollar Rate Committed Loans available as a Base Rate Loan. On receipt of such notice from any Bank, the Agent shall promptly notify the Parent and each other Bank thereof. Each Obligor hereby agrees promptly to pay any Bank, upon its demand, any additional amount necessary to compensate such Bank for any costs incurred by such Bank in making any conversion of Eurodollar Rate Committed Loans or prepayment of Deutschemark Rate Committed Loans made by such Bank to such Obligor in accordance with this Section 2.13 if such conversion occurs on a day that is not the last day of an Interest Period, including (but not limited to) any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain such Eurodollar Rate Committed Loans or Deutschemark Rate Committed Loans (such Bank's notice of such costs, as certified to the relevant Obligor, to be conclusive absent manifest error).

                  2.14 Funding Losses. Each Obligor agrees to indemnify each Bank and to hold each Bank harmless from any loss (other than loss of profit) or expense that such Bank may sustain or incur as a consequence of (a) default by such Obligor in payment of principal of, or interest on, any Eurodollar Rate Committed Loan or Deutschemark Rate Committed Loan made to it by such Bank, including (but not limited to) any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain such Eurodollar Rate Committed Loan or Deutschemark Rate Committed Loan, (b) default by such Obligor in making a Borrowing or conversion after notice thereof has been given in accordance with Section 2.3 or 2.9, (c) default by such Obligor in making any prepayment after notice thereof has been given in accordance with Section 2.8 or (d) a prepayment of a Eurodollar Rate Committed Loan or Deutschemark Rate Committed Loan, or payment thereof upon acceleration, on a day that is not the last day of an Interest Period with respect thereto, including (but not limited to) any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain such Eurodollar Rate Committed Loan or Deutschemark Rate Committed Loan. This covenant shall survive payment of the Loans and the termination of this Agreement.

                  2.15 Taxes. (a) All payments made by any Obligor under this Agreement shall be made free of, and without deduction for or on account of, and each Obligor shall indemnify and hold each Bank and the Agent harmless on an after-tax basis from, any present or future taxes, levies, imports, duties, deductions, charges or withholdings of any kind imposed in connection with the transactions contemplated by this Agreement and all liabilities with respect thereto (excluding, in the case of Borrowings by the Parent, income and capital taxes of Canada or any political subdivision or taxing authority thereof or therein imposed on the income, or with respect to the capital, of each Bank (if such Bank is engaged in business in Canada) and, in the case of Borrowings by UDI and UDH, taxes imposed on the income of, and franchise and net worth taxes imposed on each Bank by the United States of America or any political subdivision or taxing authority thereof or therein (if such Bank is engaged in business in the United States) and, in either case, taxes imposed on the income of, and franchise taxes imposed on, each Bank and the Agent by any jurisdiction in which such Bank or the Agent, as the case may be, is incorporated) (all such non-excluded taxes, levies, imposts, duties, deductions, charges, withholdings and liabilities hereinafter referred to as "Taxes"). If any such Tax is required to be withheld or deducted from any such payment, such Obligor will pay such additional amount to the affected Bank or the Agent as will ensure that such Bank or the Agent receives an amount equal to the full amount it would have received had such withholding or deduction not been made. Notwithstanding the foregoing, an Obligor shall have no obligation to pay any amount to or for the account of any Bank or the Agent on account of any Taxes pursuant to this
Section 2.15 to the extent that such amount results from the failure of any Bank or the Agent to deliver to the Obligor and the Agent, on or before the date payment is due by the Obligor to such Bank or the Agent, two (2) duly completed copies of United States Internal Revenue Service Form 4224 or 1001, or any successor applicable form, as the case may be, certifying that the Bank or the Agent is entitled to receive such payments without deduction or withholding of United States Federal income taxes, if either such form or successor form would be applicable. Whenever any Tax is withheld or deducted by an Obligor, such Obligor shall, promptly upon the affected Bank's or the Agent's request, furnish to it evidence of the payment thereof to the proper authorities. If the Obligors are not legally permitted to indemnify any Bank or the Agent on an after-tax basis as provided in this Section 2.15, then they shall promptly furnish to the affected Bank or the Agent official receipts showing payment of the relevant Taxes to the proper authorities.

                  (b) If after a Borrowing has occurred a Bank shall change its U.S. Lending Office with respect to such Borrowing, such Bank shall not be entitled to receive any greater payment under this Section 2.15 than such Bank would have been entitled to receive if it had not changed its U.S. Lending Office, unless such change was at the request of the Obligor or at a time when the circumstances giving rise to such greater payment did not exist.

                  2.16 Pro Rata Treatment and Payments. (a) Each Borrowing under the Commitments (other than of Competitive Bid

Loans) and each payment of the Facility Fees, the Utilization Fees and the Letter of Credit Fees with respect to the Commitments shall be made pro rata by or for the account of the Banks according to their respective Commitments. Each payment (including each prepayment) of principal of, or interest on, Committed Loans shall be made pro rata for the account of the Banks according to the respective amounts of their Loans outstanding under their Commitments.

                  (b) All payments (including prepayments) to be made by an Obligor under this Agreement shall be made, without set-off or counterclaim, not later than 2:00 P.M. New York time (in the case of Dollar amounts) or 11:00 A.M. Frankfurt time (in the case of Deutschemark amounts) on the due date at the Agent's Office in New York (in the case of Dollar amounts) or to the Agent's account in Frankfurt, Germany (in the case of Deutschemark amounts) in immediately available and freely transferable funds and, in the case of payments of principal of, or interest on, the Deutschemark Loans, in lawful money of Germany or, in all other cases, in lawful money of the United States of America. Payments received by the Agent after 2:00 P.M. New York time (in the case of Dollar amounts) or 11:00 A.M. Frankfurt time (in the case of Deutschemark amounts) will be deemed to have been received on the following Business Day. Payments received not later than 2:00 P.M. New York time (in the case of Dollar amounts) or 11:00 A.M. Frankfurt time (in the case of Deutschemark amounts) on any day shall be distributed by the Agent to the Banks or itself, as the case may be, on the day of receipt, and payments received after 2:00 P.M. New York time (in the case of Dollar amounts) or 11:00 A.M. Frankfurt time (in the case of Deutschemark amounts) on any day shall be distributed by the Agent to the Banks on the following Business Day, in each case in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans or Deutschemark Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension. If any payment on a Eurodollar Loan or Deutschemark Loan becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

                  (c) Unless the Agent is notified in writing by any Bank before a Borrowing Date that such Bank will not make available to the Agent the amount of its Committed Loan(s) to be made on such Borrowing Date, the Agent may (but shall not be obligated to) assume that such Bank will make such amount available to the Agent on such Borrowing Date and may, in reliance on such assumption, make available to the Obligor a corresponding amount. If such amount is made available to the Agent by such Bank on a date after such Borrowing Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average daily federal funds rate (in the case of Dollar amounts) or the overnight rate charged to the Agent by the corresponding bank (in the case of Deutschemark amounts) per annum during the period referred to in clause (iii) of this sentence times (ii) the amount of such Bank's Committed Loan(s) to be made on such Borrowing Date times (iii) the number of days that elapse from and including such Borrowing Date to the date on which the amount of such Committed Loan(s) becomes immediately available to the Agent divided by (iv) 360. If the amount of such Bank's Committed Loan(s) to be made on any Borrowing Date is not in fact made available to the Agent by such Bank within three Business Days after such Borrowing Date, the Agent shall be entitled to recover such amount from the relevant Obligor, on demand, with interest thereon at the rate per annum applicable to such Loan(s) hereunder. No Bank shall be responsible for the failure of any other Bank to make its portion of any Borrowing available to an Obligor.

                  (d) Unless the Agent is notified in writing by the Parent before any payment date of a Committed Loan that the Obligors will not make available to the Agent the payment of principal or interest to be made on such date, the Agent may (but shall not be obligated to) assume that the Obligors will make such amount available to the Agent on such date and may, in reliance on such assumption, make available to the Banks entitled thereto a corresponding amount. If such amount is not in fact made available to the Agent by the Obligors within three Business Days after such date, the Agent shall be entitled to recover a pro rata share of such amount from each Bank that received a portion thereof, on demand, with interest thereon at a rate per annum equal to the average daily federal funds rate (in the case of Dollar amounts) or the overnight rate charged to the Agent by the corresponding bank (in the case of Deutschemark amounts) per annum during the period from the date of such Bank's receipt of its portion of such amount to the date of its return thereof to the Agent, calculated on the basis of a 360-day year for the actual days elapsed.

                  2.17 Use of Proceeds of Borrowings. The Letters of Credit and the proceeds of any Borrowings shall be used (i) to finance the ongoing operations and corporate purposes of the Obligors and their Subsidiaries, (ii) to finance the Acquisitions and (iii) refinance certain existing indebtedness of Imo and Core. No part of the proceeds of any Borrowing shall be used to purchase, carry or refinance any Margin Stock in violation of Regulation U or to extend credit for the purpose of purchasing, carrying or refinancing Margin Stock in violation of Regulation U.

                  2.18 Parent's Authority. UDI and UDH hereby authorize the Parent to act on UDI's and UDH's behalf to give all notices and instructions required or permitted to be given by UDI or UDH under this Article II.

                  2.19 Mitigation of Costs. Each Bank agrees that it will, as promptly as practicable after it has actual knowledge of the occurrence of an event or existence of a condition that would cause it (or any corporation controlling it) to be entitled to compensation pursuant to Section 2.12, 2.13 or 2.15, use its best efforts to make, fund or maintain its Committed Loans or to take such other action as it deems appropriate to reduce or eliminate the compensation to which it would otherwise be entitled, provided that such Bank shall not be required to take any such action if, in its sole discretion, the taking thereof would adversely affect it or its Loans.

                  2.20 Letters of Credit. (a) The Parent may, from time to time, request the Issuing Bank to issue, and the Issuing Bank shall, if so requested and if such issuance in the sole determination of the Issuing Bank would not violate any applicable law or regulation, issue U.S. dollar denominated letters of credit for the account of the Parent or any of its Consolidated Subsidiaries (the "Letters of Credit"), subject to the terms and conditions set forth in this
Section 2.20. Each Letter of Credit shall be issued on terms agreed to by the Issuing Bank in conformity with the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce, as adopted from time to time. The sum of (i) the aggregate maximum amount available for drawing under all Letters of Credit outstanding and (ii) all unpaid Reimbursement Obligations shall not exceed $75,000,000. Except to the extent inconsistent with any specific provisions concerning Letters of Credit set forth in this Section 2.20, each Letter of Credit shall constitute a Borrowing under this Agreement, and all provisions of this Agreement concerning Borrowings shall apply to Letters of Credit; provided, however that, with respect to calculations as to compliance by the Obligors with the financial covenants set forth in this Agreement, a Letter of Credit shall not constitute a Borrowing under this Agreement unless such Letter of Credit falls within the definition of the term "Contingent Obligations".

                  (b) No Letter of Credit shall have an initial expiration date later than the earlier of (i) two years after the date of issuance thereof and
(ii) the Termination Date in effect on the date of issuance thereof.

                  (c) Immediately upon the issuance of each Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Bank, and each Bank shall be deemed to have purchased and received from the Issuing Bank, irrevocably and without any further action by any party, an undivided interest and participation in any such Letter of Credit, each drawing thereunder and the obligations of the Obligors under this Agreement in respect thereof in an amount equal to such Bank's pro rata share of the maximum amount available to be drawn under such Letter of Credit, as calculated by the Issuing Bank. All such interests so purchased and received by each Bank shall be deemed to be Obligations for the purpose of any sale, assignment or other transaction thereof by any Bank and any such act shall be effected only pursuant to Section 11.7(b).

                  (d) In addition to satisfaction of the conditions precedent set forth in Section 6.2, the Issuing Bank shall not be obligated to issue any Letter of Credit hereunder if, as of the proposed date of issuance of such Letter of Credit, any order, judgment or decree of any governmental authority shall purport by its terms to enjoin or restrain the Issuing Bank from issuing the Letter of Credit or any Bank from participating in such Letter of Credit, or any law, rule or regulation applicable to the Issuing Bank or any Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Bank or any Bank, shall prohibit or otherwise prevent the Issuing Bank from issuing letters of credit generally or such Letter of Credit, or prohibit or otherwise prevent such Bank from participating in letters of credit generally or such Letter of Credit, or shall impose upon the Issuing Bank or such Bank with respect to that Letter of Credit any restriction or unreimbursed reserve requirement not in effect on July 1, 1997 or any unreimbursed cost or expense which was not applicable, in effect or known to the Issuing Bank or such Bank on or as of July 1, 1997 and which the Issuing Bank or such Bank in good faith deems materially adverse to it.

                  (e) Request for Issuance. (i) Each Letter of Credit shall be issued upon application, which application must be received by the Issuing Bank no later than 10:00 A.M. (New York City time) on the second Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Parent to the Issuing Bank, which shall give to each Bank prompt notice thereof. Each such application for issuance of a Letter of Credit by the Parent shall be in form satisfactory to the Issuing Bank and shall specify therein, inter alia, the requested (A) date of such issuance (which shall be a Business Day), (B) maximum amount of such Letter of Credit, (C) expiration date of such Letter of Credit and (D) name and address of the beneficiary of such Letter of Credit. The Issuing Bank will, subject to satisfaction of the applicable conditions set forth in Section 6.2, make such Letter of Credit available as directed by the Parent in its application for such Letter of Credit.

                     (ii) The Issuing Bank shall furnish to each Bank on the first Business Day of each month a report setting forth the issuance and expiration dates of Letters of Credit issued during the preceding month and setting forth such Bank's participation therein.

                  (f) Drawing and Reimbursement. (i) In the event of payment by the Issuing Bank of any amount to a beneficiary under any Letter of Credit, the Issuing Bank promptly shall notify each Bank of its share thereunder. Each Bank thereupon promptly shall make the amount of its share available to the Issuing Bank in immediately available funds. The Obligors jointly and severally agree to reimburse the Issuing Bank for each amount that the Issuing Bank pays in respect of any draft drawn under any Letter of Credit not later than 2:00 P.M. on the day that is two (2) Business Days after payment of such amount by the Issuing Bank under such Letter of Credit. Each Reimbursement Obligation owing with respect to any drawing under any Letter of Credit shall bear interest from the date of payment of such drawing by the Issuing Bank under such Letter of Credit at the interest rate applicable to Base Rate Loans under this Agreement until the date which occurs two (2) Business Days after the date of such payment by the Issuing Bank, and thereafter, until the date on which such Reimbursement Obligation is paid in full, at the interest rate for overdue Base Rate Loans calculated in accordance with Section 2.10(e). Payments made by an Obligor on account of a Reimbursement Obligation shall be distributed by the Issuing Bank to the Banks in accordance with Section 2.16(b).

                    (ii) In the event the Issuing Bank is required to fund any payment to a beneficiary under any Letter of Credit prior to receipt by the Issuing Bank of the amount of the share of such payment of any given Bank, such Bank's share will be deemed funded and the Issuing Bank will fund its portion at the overnight Federal Funds Rate. Any such Bank shall pay interest on the amount which has not been timely paid from the date on which the Issuing Bank funded such Bank's share of the applicable payment under the Letter of Credit until the date on which such Bank's payment, together with the interest required to be paid thereon, is paid in full, at a rate equal to the Federal Funds Rate, computed on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring during the period during which such interest is payable; provided, however, that if such failure to pay shall continue for two (2) calendar days, interest shall accrue and be payable by such Bank from the end of the second day until paid in full, at a rate per annum equal to one percent (1%) plus the Base Rate, computed on the basis of a year of 365 or 366 days for the actual number of days (including the first day but excluding the last day) occurring during the period from the end of such second calendar day until payment in full is made by such Bank to the Issuing Bank.

                    (iii) In determining whether to pay any draft drawn under any Letter of Credit, the Issuing Bank shall have no obligation to the Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. No action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit shall result in any liability of the Issuing Bank to any Bank, other than with respect to any liability arising from the Issuing Bank's gross negligence or willful misconduct.

                         (iv)  If any payment received on account of any
Reimbursement Obligation with respect to a Letter of Credit and distributed to a Bank as a participant therein under Section 2.16(b) is thereafter set aside, avoided or recovered from the Issuing Bank in connection with any receivership, liquidation, reorganization or bankruptcy proceeding relating to an Obligor, each Bank that received such distribution shall, upon demand by the Issuing Bank, pay to the Issuing Bank such Bank's pro rata share of the amount so set aside, avoided or recovered.

                  (g) Obligations Absolute. The obligations of the Obligors hereunder and under any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of such Letter of Credit and this Agreement. As between the Obligors and the Issuing Bank, the Obligors assume all risks of the acts and omissions of, or misuse of such Letters of Credit by the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank shall not be responsible:

                      (i) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

                     (ii) for the existence of any claim, set-off, defense or other right that any Obligor may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person;

                    (iii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit;

                     (iv) for any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect; or

                      (v) for payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply in immaterial respects with the terms of the Letter of Credit.

                  None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers hereunder, but the Issuing Bank shall not be relieved of any liability it may otherwise have as a result of its gross negligence or willful misconduct.

                 ARTICLE III. EXPENSES, FEES AND INDEMNIFICATION

                  3.1 Expenses. Each Obligor jointly and severally agrees to pay on demand, regardless of whether any Default or Event of Default has occurred or whether any proceeding to enforce this Agreement has been commenced, all reasonable out-of-pocket expenses (including, without limitation, fees and disbursements of counsel) (a) incurred by the Agent in connection with the negotiation, preparation, administration, filing or recording of this Agreement, any waivers or consents in connection herewith and any future amendments or waivers or requests for amendments or waivers of this Agreement (whether or not the transactions contemplated thereby shall be consummated) and the making and repayment of the Borrowings hereunder and (b) incurred by the Agent or any Bank in connection with the preservation and enforcement of the rights of the Agent and the Banks under and in connection with this Agreement and the Borrowings after the occurrence of a Default or Event of Default. This covenant shall survive payment of the Loans and the Reimbursement Obligations and termination of this Agreement. Each Obligor hereby authorizes the Banks to make Base Rate Loans to such Obligor and to use the proceeds thereof to pay any amount owed by such Obligor under this Section 3.1 if such Obligor fails to pay such amount within two Business Days after demand, and the Agent agrees to notify the Parent of the making of any such Loans. Such Loans shall be made in the minimum amount necessary and without regard to the requirements of Article II with respect to notice and minimum borrowing amount.

                  3.2 Fees. (a) Each Obligor jointly and severally agrees to pay to the Agent as and when due all fees payable to the Agent pursuant to the Fee Letter.

                  (b) Each Obligor jointly and severally agrees to pay to the Agent for the account of each Bank according to such Bank's respective Commitment from time to time in effect a facility fee (the "Facility Fee") in Dollars and, in each case from and including the Effective Date to the Termination Date, computed on the Aggregate Commitment at a rate per annum equal to 8.0 basis points for the period from the Effective Date to the first Pricing Determination Date and thereafter for each period from each Pricing Determination Date to the next Pricing Determination Date, the rate set forth opposite the Status of the Obligors at the beginning of each such period as set forth below:

          Status                              Applicable Rate
          ------                              ---------------

          Level I                                 0.0800%
          Level II                                0.1000%
          Level III                               0.1250%

The Facility Fee shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing September 30, 1997, and on the Termination Date. Such fees shall be calculated on the basis of a 365-day or 366-day year, as the case may be, for the actual days elapsed.

                  (c) In Level III only, each Obligor jointly and severally agrees to pay to the Agent for the ratable accounts of the Banks a utilization fee (the "Utilization Fee") in Dollars if the average Borrowings outstanding during any calendar quarter are greater than fifty percent (50%) of the average aggregate Commitments during such quarter and the Senior Unsecured Debt of the Parent is not rated by S&P at BBB- or better or Moody's at Baa3 or better, in each case from and including the Effective Date to the Termination Date, computed on the daily outstanding Borrowings at a rate per annum equal to 5.0 basis points. If such Utilization Fee becomes payable, it shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing September 30, 1997 and on the Termination Date. Such fee shall be calculated on the basis of a 365-day or 366-day year, as the case may be, for the actual days elapsed.

                  (d) Each Obligor jointly and severally agrees to pay to the Agent for the ratable accounts of the Banks a letter of credit fee (the "Letter of Credit Fee") in Dollars on the aggregate daily amount available for drawing under all Letters of Credit, in each case from and including the Effective Date to the Termination Date, computed on the daily amount available for drawing under all outstanding Letters of Credit at a rate per annum equal to 17.0 basis points for the period from the Effective Date to the first Pricing Determination Date and thereafter for each period from each Pricing Determination Date to the next Pricing Determination Date, the rate set forth opposite the Status of the Obligors at the beginning of each such period as set forth below:

          Status                             Applicable Rate
          ------                             ---------------

          Level I                                0.1700%
          Level II                               0.2500%
          Level III                              0.3250%

                  The Letter of Credit Fee shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing September 30, 1997 and on the Termination Date. Such Letter of Credit Fee shall be calculated on the basis of a 360-day year for the actual days elapsed.

                  (e) Each Obligor jointly and severally agrees to pay to the Issuing Bank, for its own account, a fee in connection with the issuance and administration of each Letter of Credit in the amount separately agreed upon among the Obligors and the Issuing Bank.

                  3.3 Indemnification. In consideration of the execution and delivery of this Agreement by each Bank and the Agent and the extension of the Commitments, each Obligor jointly and severally indemnifies, exonerates and holds the Agent and each Bank and each of their respective officers, directors, employees and agents (collectively, the "Bank Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages and expenses actually incurred in connection therewith (irrespective of whether such Bank Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Bank Parties or any of them as a result of, or arising out of, or relating to
(a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Borrowing; (b) the entering into and performance of this Agreement by any of the Bank Parties (including any action brought by or on behalf of any Obligor as the result of any determination by the Required Banks not to fund any Borrowing); or (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Obligor or any Subsidiary of any Obligor of all or any portion of the stock or all or substantially all the assets of any Person or merger, whether or not the Agent or such Bank is party thereto, except for any such Indemnified Liabilities arising for the account of a particular Bank Party by reason of its own gross negligence, willful misconduct, or breach of this Agreement. Without limiting the foregoing, each Obligor, jointly and severally, indemnifies, exonerates and holds harmless each of the Bank Parties free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages and expenses relating to or arising from any Hazardous Material, Release, or other environmental matter, including, without limitation, reasonable legal, accounting, consulting, engineering, and related expenses, that such Bank Party, or its successors or assigns incur as a result of this Agreement, except for any liabilities and related expenses arising from a Release for which such Bank Party is solely responsible. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor jointly and severally agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. No Designated Lender shall be liable for any payment under this subsection 3.3 so long as, and to the extent that, its Designating Lender makes such payments. This covenant shall survive payment of the Obligations and termination of this Agreement.


                              ARTICLE IV. GUARANTY

                  4.1 Guaranty of Payment. For valuable consideration, the sufficiency and receipt of which are hereby acknowledged by each Obligor, and to induce the Banks and the Agent to enter into this Agreement and to make Borrowings available hereunder, each Obligor (a "Guarantor-Obligor") hereby irrevocably and unconditionally guarantees, as primary obligor and not merely as surety, to each Bank and the Agent and their successors, endorsees, transferees and assigns, the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations of the other Obligors to the Banks and the Agent, now existing or hereafter incurred, under or arising out of or in connection with this Agreement, whether for principal, interest, fees, expenses or otherwise. Each Guarantor-Obligor hereby irrevocably and unconditionally agrees, that upon default by any other Obligor (a "Defaulting Obligor") in the payment to any Bank or the Agent, when due of any Obligation, such Guarantor-Obligors will immediately pay the same in accordance with the terms of this Agreement, together with any and all reasonable expenses that are incurred by any Bank or the Agent in collecting the same, without further notice or demand. This guaranty is a guaranty of payment and not of collection. Any Bank or the Agent may proceed immediately against any Guarantor-Obligor upon any default by any Defaulting Obligor in the payment of any Obligation when due, and neither the Banks nor the Agent shall be required to (a) obtain or enforce any judgment against such Defaulting Obligor, (b) file a claim in any bankruptcy, insolvency or reorganization proceeding involving such Defaulting Obligor, (c) resort to any collateral for the Obligations or (d) enforce or exhaust any rights against such Defaulting Obligor or its assets. Any Guarantor-Obligor may, at any time before a notice of acceleration is given to the Obligors pursuant to Article IX, pay or perform such Obligation, and the Banks and the Agent agree to accept such payment or performance from such Guarantor-Obligor. Each Guarantor-Obligor waives for all purposes of this Article IV the benefit of discussion and division.

                  4.2 Obligations Unconditional. (a) The obligations of each Guarantor-Obligor under this Article IV shall be continuing, absolute and unconditional irrespective of, and shall not be subject to any defense (other than the defense that no Event of Default existed at the time demand was made for payment by such Guarantor-Obligor under this Article IV) or set-off, counterclaim, recoupment or termination whatsoever by reason of, (i) the legality, genuineness, validity, regularity or enforceability (as against the other Obligors, the Banks or the Agent) of this Agreement, (ii) the existence, value, validity or extent of any collateral for the Obligations or the perfection of any bankers' liens thereon, (iii) any provision of applicable law or regulation purporting to prohibit the payment by any Obligor of the Obligations, (iv) any default, failure or delay, willful or otherwise, in the performance by any Obligor of the Obligations, or any other act or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of any Obligor, (v) any extension of time given any other Obligor by any Bank or the Agent or any failure on the part of any Bank or the Agent to exercise recourse against any other Obligor or any other Person or the renunciation of any such recourse or (vi) any other action or circumstance that might otherwise constitute a legal or equitable discharge of a surety or guarantor, unless and until all of the Obligations have been paid in full. Neither the Agent nor any Bank makes any representation or warranty in respect to any such circumstances or has any duty or responsibility whatsoever to any Obligor with respect to the management and maintenance of the Obligations.

                  (b) Without limiting the generality of the foregoing, each Guarantor-Obligor hereby agrees that the Banks may at any time, or from time to time, in the Banks' discretion (i) renew and/or extend or accelerate the time of payment, and/or the manner, place or terms of payment of, all or any part of the Obligations of any other Obligor, or any renewal or renewals thereof, (ii) extend the time for any other Obligor's performance of, or compliance with, any term, covenant or agreement contained in this Agreement or waive such compliance or performance, (iii) waive any condition specified herein to making Borrowings available hereunder, (iv) extend the Commitment Period, (v) exchange, release and/or surrender all or any part of any collateral security that may hereafter be held by, or on behalf of, the Banks in connection with this Article IV or any or all of the Obligations, (vi) sell and/or purchase any or all of such collateral at public or private sale, or at any broker's board, and after deducting all costs and expenses of every kind for collection, sale or delivery, apply the proceeds of any such sale or sales to any of the Obligations (with the Obligors remaining liable or any deficiency), (vii) settle or compromise any and all of the Obligations with any Obligor and/or any other Person(s) liable thereon and/or subordinate the payment of same or any part thereof to the payment of any other debts or claims that may at any time be due or owing to the Banks and/or any other Person(s); all in such manner and upon such terms as the Banks may see fit, and without notice to or further assent from the Obligors, each of which hereby agrees to be and remain bound under this Article IV irrespective of the existence, value or condition of any collateral and notwithstanding any such change, exchange, settlement, compromise, surrender, release, sale, application, renewal, extension or any other action hereinbefore mentioned.

                  4.3 Payment by Guarantor-Obligors. In case of the failure of any Obligor to pay any Obligation when due, the other Obligors hereby agree to make such payment punctually when and as the same becomes due and payable (whether at the stated maturity, by acceleration or otherwise), in the currency required hereunder and in immediately available funds and to the Person, at the place and in the manner specified herein for the payment of such unpaid Obligation in this Agreement.

                  4.4 Stay of Acceleration. If demand for, or acceleration of the time for, payment by any Obligor to any Bank or the Agent of any Obligation is stayed upon the insolvency, bankruptcy, reorganization or proposed compromise or arrangement with creditors of such Obligor, all Obligations of which payment or performance is stayed, that would otherwise be subject to demand for payment or acceleration under the terms of this Agreement, shall nonetheless be payable by the other Obligors forthwith on demand by such Bank or the Agent.


                  4.5 Cumulative Remedies. Each Bank and the Agent may pursue its rights and remedies under this Article IV and shall be entitled to payment under this Article IV notwithstanding any other guaranty of, or security for, all or any part of the Obligations, and notwithstanding any action taken or omitted to be taken by any Bank or the Agent to enforce any of its rights or remedies against any Obligor under this Article IV or under such other guaranty or with respect to any security.

                  4.6 Waivers. Except for notices and demands expressly provided for herein, each Obligor hereby waives diligence, presentment, demand of payment, protest and all notices (whether of nonpayment, dishonor, protest or otherwise) with respect to the Obligations, notice of acceptance of this Article IV and of the incurring by the other Obligors of any Obligation and all demands whatsoever. Each Obligor hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the other Obligors or the ability of the other Obligors to perform under this Agreement.

                  4.7 Subrogation; Limitation of Guaranty.

                  (a) Each Obligor hereby irrevocably waives all rights that it may now have or hereafter acquire against the other Obligors, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code of 1978, as amended) or otherwise by reason of any payment by it pursuant to the provisions of this Article IV, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification or any right to participate in any claim or remedy of Agent or any Bank against the other Obligors, whether or not such claim or remedy arises in equity, or under contract, statute or common law, including, without limitation the right to take or receive from the other Obligors, directly or indirectly, in cash or other property or by set-off or any other manner, in each case whether or not the Obligations have been paid in full. Each Obligor further agrees with the other Obligors for the benefit of its creditors (including, without limitation, each Bank and the Agent) that any payment by it pursuant to this Article IV shall constitute a contribution of capital by such Obligor.

                  (b) Notwithstanding anything to the contrary set forth herein, each Obligor shall be liable under this Article IV for the maximum amount that can be incurred without rendering payment hereunder, as it relates to such Obligor, voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer.

                  4.8 Survival of Guaranty. The provisions of this Article IV shall continue in effect and be binding upon each Obligor so long as any Commitment is in effect and until all of the Obligations have been paid in full. The liability of each Obligor under this Article IV shall be reinstated and revived with respect to any amount at any time paid to or for the account of any Bank or the Agent by such Obligor thereafter required to be, and that is, restored and returned by such Bank or the Agent to such Obligor, or its trustee or receiver or similar official, upon the bankruptcy, insolvency or reorganization of such Obligor or for any other reason, all as though such amount had not been paid by such Obligor.

                  4.9 Subordination. Each Obligor agrees that (a) all existing and future indebtedness of such Obligor to the other Obligors shall be subject and subordinate to the Obligations, (b) if a Default or Event of Default exists, it will not pay to any other Obligor any indebtedness owing by such Obligor to such other Obligor until all of the Obligations have been finally paid and performed in full and (c) it will mark its records with respect to such indebtedness and any instrument evidencing any such indebtedness to indicate that such indebtedness is subject to subordination pursuant to this Agreement.


                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

                  In order to induce the Banks and the Agent to enter into this Agreement and the Banks to extend credit to the Obligors hereunder, each Obligor represents and warrants to the Banks and the Agent as follows:

                  5.1 Corporate Status. Each Obligor (a) is a corporation duly organized and validly existing and, in the case of UDI and UDH, in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged, and (c) is duly qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the character of its properties or the transaction of its business makes such qualification necessary and in which failure to be so qualified would have a material adverse effect on its operations, business, property, assets or financial condition.

                  5.2 Power and Authority, Binding Effect and Rank of Obligations. Each Obligor has the corporate power to execute, deliver and perform this Agreement and all related agreements, instruments and documents and has taken all necessary corporate action (including, without limitation, obtaining any consent of stockholders required by law or by its Articles or Certificate of

Incorporation or By-Laws) to authorize its execution, delivery and performance hereof and thereof. This Agreement has been duly executed and delivered by each Obligor and constitutes a legal, valid and binding obligation of each Obligor, enforceable against each Obligor in accordance with its terms, except to the extent that such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and may be subject to the discretion of courts with respect to the granting of equitable remedies and their power to stay proceedings for the execution of judgments. The obligations of each Obligor under this Agreement rank as to enforceability at least pari passu with all other unsecured obligations of such Obligor other than tax liabilities and other liabilities entitled to priority by statute.

                  5.3 No Violation. Neither the execution, delivery or performance by any Obligor of this Agreement and all related agreements, instruments and documents nor the consummation of the transactions herein and therein contemplated nor its compliance with the terms and provisions hereof and thereof will (a) require the consent of any other Person (including, without limitation, its stockholders and creditors) that has not been obtained or is not in full force and effect, (b) violate any law or regulation, the Articles or Certificate of Incorporation or By-Laws of such Obligor or any order, injunction, decree, determination or award of any court, tribunal, arbitrator or governmental agency, commission, board or public authority binding on such Obligor or any of its property or (c) violate or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of (or the obligation to create) any Lien upon any of such Obligor's assets pursuant to the terms of any contract, indenture, lease or other instrument or agreement to which any Obligor is a party or by which it or any of its property or assets is bound or to which it may be subject.

                  5.4 Governmental Approvals. No order, permission, consent, approval, license, authorization, registration or validation of, filing with, or exemption by, any governmental agency, commission, board or public authority is required to be obtained or made by any Obligor in connection with its execution, delivery and performance of this Agreement.

                  5.5 Litigation. There are no actions, suits, proceedings (including proceedings by or before any arbitrator or administrative agency) or claims of which any Obligor has notice pending or, to the best of the knowledge of any Obligor, threatened against or affecting such Obligor or any of its Subsidiaries that challenges the legality, validity or propriety of such Obligor's execution and delivery of this Agreement or any related agreement, instrument or document, that relate to the transactions contemplated hereby or that, if adversely determined, would have a material adverse effect on the operations, business, property, assets or financial condition of the Parent and its Subsidiaries, taken as a whole.

                  5.6 Taxes. All tax returns required to be filed by the Parent or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon any Obligor or any of its Subsidiaries or upon any of their respective properties, income or franchises, which are shown to be due and payable in such filed returns have been paid, other than those being contested in good faith by appropriate proceedings. There are no material controversies known to any Obligor with respect to other federal or state income tax matters of the Parent and its Subsidiaries in which there is a reasonable possibility of an adverse decision which would result in a Material Adverse Effect. To the extent that there is no reasonable possibility of an adverse decision which would result in a Material Adverse Effect, the provisions for taxes on the books of the Parent and each Subsidiary are adequate in all material respects for all open years and for its current fiscal year.

                  5.7 Regulated Borrowing. No Obligor is subject to any United States or Canadian federal or provincial statute or regulation limiting its ability to incur indebtedness for borrowed money.

                  5.8 No Burdensome Agreements; No Default. Neither any Obligor nor any Subsidiary of any Obligor is a party to (a) any contract or agreement providing for such Obligor's or Subsidiary's sale of goods or performance of services that would, if performed according to its terms and under the circumstances contemplated at the time of its execution, have a material adverse effect on the operations, business, property, assets or financial condition of the Parent and its Subsidiaries, taken as a whole, or on such Obligor's ability to carry out its Obligations or (b) any indenture, loan or credit agreement, lease or other agreement or instrument, or subject to any corporate restriction or restriction resulting from its Articles or Certificate of Incorporation, that could have a material adverse effect on the operations, business, property, assets or financial condition of the Parent and its Subsidiaries, taken as a whole, or on such Obligor's ability to carry out its Obligations. No Obligor is in default in any material respect in the performance, observance or fulfillment of any obligation, covenant or condition contained in any contract, indenture, lease or other instrument or agreement to which it is a party. To the best of its knowledge, no Obligor is in violation of any law or regulation or any order, injunction, decree, determination or award of any court, tribunal, arbitrator or governmental agency, commission, board or public authority binding on such Obligor or any of its property or in violation of, or in default under, its Articles or Certificate of Incorporation or By-laws in any manner that would have a material adverse effect on the operations, business, property, assets or financial condition of the Parent and its Subsidiaries, taken as a whole. No Default or Event of Default has occurred and is continuing.

                  5.9 Margin Stock. No Obligor is engaged principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying any Margin Stock. No more than 25% of the assets of any Obligor on a consolidated basis consists of Margin Stock.

                  5.10 Financial Statements. The consolidated statement of financial position of the Parent and its Consolidated Subsidiaries at December 31, 1996 and the related consolidated statements of income, of changes in shareholders' equity and of cash flows for the fiscal year then ended, all reported on by KPMG Peat Marwick Thorne and heretofore delivered to each Bank, are correct and complete, have been prepared in accordance with GAAP consistently applied and present fairly the consolidated financial position of the Parent and its Consolidated Subsidiaries at such date and the results of its operations for the fiscal year then ended. No Obligor has any material liabilities, contingent or otherwise, including liabilities for taxes or any unusual forward or long-term commitments, that are not provided for, disclosed by or reserved against to the extent required by GAAP in such financial statements or in the notes thereto, and there are no unrealized or anticipated losses from any unfavorable commitments of any Obligor that may materially and adversely affect the operations, business, property or assets or condition (financial or otherwise) of any Obligor. As of the Effective Date, there has been no material adverse change in the consolidated operations, business, property and assets or financial or other condition of any Obligor since March 31, 1997.

                  5.11 Title to Properties. To the best of each Obligor's knowledge, each Obligor has good and marketable title to all properties and assets owned by it, real and personal, material to the business of such Obligor and a good leasehold interest in all properties and assets leased by it, real and personal, material to the business of such Obligor. None of such properties of any Obligor is subject to any Lien of any kind or nature whatsoever, material to the business of any Obligor, except for Liens permitted by Section 8.2 and operating leases.

                  5.12 Compliance with Environmental and Other Laws. (a) Neither the Parent nor any of its Subsidiaries is (i) in material default as of the date hereof with respect to any order, writ, injunction or decree of any court or
(ii) in default as of the date hereof in any material respect under any law, ordinance, order, regulation, license or demand (including ERISA, the Occupational Safety and Health Act of 1970 and laws and regulations establishing quality criteria and standards for air, water, land and toxic waste) of any federal, state, municipal or other governmental agency, default with respect to or under which would have a Material Adverse Effect.

                  (b) As of the date hereof, the Parent and its Subsidiaries are in compliance with all applicable state and federal environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss. 6901 et seq., except where failure to be in compliance would not have a Material Adverse Effect. After giving effect to applicable reserves on the books of the Parent and its Subsidiaries for environmental remediation and related costs and based on current information available to each Obligor with respect to the cost of remediation, the nature and extent of the Parent or any of its Subsidiaries' involvement in sites which are currently known to require remediation and the anticipated contributions of other potentially responsible parties as well as applicable insurance, each Obligor believes that the anticipated and estimable liabilities of the Parent and its Subsidiaries resulting from environmental matters and required expenditures for remediation programs it may be required to undertake will not have a Material Adverse Effect.

                  5.13 Compliance with ERISA. Each Employee Benefit Plan, and, to the knowledge of the Parent and its Subsidiaries, each Multiemployer Plan, is in material compliance in all respects with, and has been administered in all respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law except where failure to be so in compliance or to be so administered could not result in a Material Adverse Effect.

                  5.14 Foreign Plans. Each Foreign Plan has been maintained in substantial compliance with its terms and, to the best of each Obligor's knowledge, with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Foreign Plan.

                  5.15 Retiree Health and Life Insurance Benefits. No retiree health or life insurance benefits are provided in an aggregate amount that is material to the operations, business, property, assets or financial condition of the Parent and its Subsidiaries taken as a whole under the terms of any Employee Benefit Plan that is maintained, or otherwise contributed to, by any Obligor, any Subsidiary of any Obligor or any ERISA Affiliate for the benefit of the employees (including, without limitation, any retired employees) of any Obligor, any Subsidiary of any Obligor or any ERISA Affiliate.

                  5.16  [RESERVED].

                  5.17 Enforceability in Canada. Under the laws of Canada and the Province of Ontario, the submission by each Obligor to the non-exclusive jurisdiction of any United States federal court sitting in, or any state court of, the State of New York with respect to matters under this Agreement, as provided in Section 11.9, and the terms of Section 11.8 that state that this

Agreement shall be governed by the laws of the State of New York, are binding upon each Obligor. Such submission to jurisdiction and choice of law would be enforceable in any proceeding brought in a court of competent jurisdiction in the Province of Ontario subject, however, to any mandatory legislative provisions hereafter enacted and public policy considerations that may be applied by such court.

                  5.18 Payment Obligations. Save as set forth on Schedule 5.18, no Obligor has incurred (a) any public debt that is subject to repayment at the option of holders thereof or issued any preferred stock that is subject to redemption or retraction at the option of the holders thereof or (b) at the date hereof any public debt that is subject to repayment on or before the Termination Date.


                        ARTICLE VI. CONDITIONS PRECEDENT

                  6.1 Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of the condition precedent that on or before the Effective Date the Agent shall have received each of the following documents and instruments, in form and substance satisfactory to the Agent and its counsel and in sufficient number for distribution to each Bank:

                  (a) Credit Documents. This Agreement, executed and delivered by a duly authorized officer of the Obligors, each Bank and the Agent.

                  (b) Charter Documents. (i) Copies of the Articles or Certificate of Incorporation of each Obligor, as amended to the Effective Date, currently certified, in the case of each of UDI and UDH, by the appropriate public official of the jurisdiction of its incorporation, and, in the case of Parent, by an appropriate corporate officer, and (ii) currently dated certificates of appropriate public officials as to (x) in the case of UDI and UDH, the existence and the good standing of each of UDI and UDH in its jurisdiction of incorporation and each jurisdiction having an asterisk set forth opposite its name on Schedule 6.1 and (y) in the case of the Parent, the status or compliance of the Parent in each jurisdiction having an asterisk set forth opposite its name on Schedule 6.1;

                  (c) By-Laws. Copies of the By-Laws of each Obligor, as amended to the Effective Date, duly certified as of the Effective Date by its Secretary or an Assistant Secretary;

                  (d) Resolutions. Copies of the resolutions of the Board of Directors of each Obligor authorizing its execution, delivery and performance of this Agreement and all related agreements, instruments and documents, certified as of the Effective Date by its Secretary or an Assistant Secretary (which certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of such date);

                  (e) Incumbency Certificates. A certificate of the Secretary or an Assistant Secretary of each Obligor, dated the Effective Date, certifying the names and titles of the officers authorized to execute this Agreement and any related documents on such Obligor's behalf, together with specimen signatures of such officers;

                  (f) Opinions. Favorable written opinions dated the Effective Date and addressed to the Banks and the Agent, of (i) Stikeman, Elliott, Canadian Counsel of the Parent, substantially in the form of Exhibit A, covering such other matters related to the transactions contemplated hereby as any Bank or the Agent may reasonably request, (ii) Robert P. McKinney, Assistant General Counsel of UDI, substantially in the form of Exhibit B and (iii) Simpson Thacher & Bartlett, New York Counsel to the Agent, substantially in the form of Exhibit
E. Insofar as any opinion required by this paragraph (e) involves matters of law of any jurisdiction other than the law of any jurisdiction in which the counsel giving such opinion is admitted to practice, such opinion may be given in reliance upon an opinion or opinions of local counsel acceptable to the Agent and its counsel, copies of which opinion(s) shall be attached, and such counsel shall state that they have no reason to believe that the Banks and the Agent are not justified in relying on such opinion(s) of local counsel;

                  (g) Compliance Certificate. A certificate of the chief executive officer, the chief financial officer or a senior financial officer of the Parent, dated the Effective Date, to the effect that the Obligors are in compliance with all of the terms and provisions set forth herein on their part to be observed or performed, that the representations and warranties set forth in Article V hereof are true and correct on and as of the Effective Date and that no Default or Event of Default has occurred and is continuing or would result from the Borrowing made on such Borrowing Date;

                  (h) Financial Compliance Certificate. A certificate of the chief executive officer, the chief financial officer or a senior financial officer of the Parent, dated the Effective Date, and containing calculations showing in reasonable detail whether the Parent is in compliance with Sections
8.10 and 8.11 as of June 30, 1997;

                  (i) Payment of Fees. Evidence, in form and substance satisfactory to the Agent, that all accrued but unpaid interest and fees owing under and in respect of the Existing Agreement shall have been paid in full and that all fees and expenses as detailed in the Fee Letter shall have been paid in full;

                  (j) Existing Agreement. Evidence, in form and substance satisfactory to the Agent, that no Loans (as defined in the Existing Agreement) are outstanding on the Effective Date and all fees, interest, breakage costs and dollar amounts owing thereunder have been paid in full; and

                  (k) Other Documents. Such other documents as the Agent may reasonably request.

                  6.2 Conditions of Each Borrowing. The obligation of each Bank to make available its portion (if any) of any Borrowing is subject to the satisfaction of the following conditions precedent:

                  (a) Imo Acquisition. In connection with any Borrowing made in connection with the Imo Acquisition, (i) copies of the resolutions of the Board of Directors of Imo approving the Imo Acquisition, certified as of the Borrowing Date by its Secretary or Assistant Secretary (which certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of such date), (ii) copies of the resolutions of the Board of Directors of the Parent approving the Imo Acquisition, certified as of the Borrowing Date by its Secretary or Assistant Secretary (which certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of such date), (iii) copies of all agreements and documents relating to the Imo Acquisition, (iv) evidence, in form and substance satisfactory to the Agent, that sufficient shares of Imo have been tendered to constitute legal control of Imo by the Parent or a Subsidiary of the Parent and (v) a certificate of the chief executive officer, the chief financial officer or a senior financial officer of the Parent, dated the Borrowing Date, containing calculations showing in reasonable detail whether the Parent is in compliance with Sections 8.10 and 8.11.

                  (b) Core Acquisition. In connection with any Borrowing made in connection with the Core Acquisition, (i) copies of the resolutions of the Board of Directors of Core approving the Core Acquisition, certified as of the Borrowing Date by its Secretary or Assistant Secretary (which certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of such date), (ii) copies of the resolutions of the Board of Directors of the Parent approving the Core Acquisition, certified as of the Borrowing Date by its Secretary or Assistant Secretary (which certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of such date), (iii) copies of all agreements and documents relating to the Core Acquisition, (iv) evidence, in form and substance satisfactory to the Agent, that sufficient shares of Core have been tendered to constitute legal control of Core by the Parent or a Subsidiary of the Parent and
(v) a certificate of the chief executive officer, the chief financial officer or a senior financial officer of the Parent, dated the Borrowing Date, containing calculations showing in reasonable detail whether the Parent is in compliance with Sections 8.10 and 8.11.

                  (c) No Material Adverse Change. In connection with any Borrowing made in connection with either the Imo Acquisition or the Core Acquisition, there shall have occurred no material adverse change which shall be continuing as of the Borrowing Date for such Borrowing in the consolidated financial position of any Obligor and their respective Consolidated Subsidiaries from those shown in the balance sheets referred to in Section 5.10;

                  (d) Notice. The Agent shall have received the notice required by Section 2.3(a);

                  (e) Representations. The representations and warranties made by each Obligor in Article V or in any certificate, document or other statement furnished at any time under or in connection herewith shall be true and correct on and as of the Borrowing Date for such Borrowing, as if made on and as of such date;

                  (f) No Default. No Default or Event of Default shall exist on the Borrowing Date for such Borrowing or after giving effect to such Borrowing;

                  (g) Borrowing Within Commitments. After giving effect to the Borrowings requested to be made on such date (i) the aggregate outstanding amount of the Committed Loans and Reimbursement Obligations of each Bank shall not exceed such Bank's Commitment then in effect and (ii) the Aggregate Outstanding Extensions of Credit shall not exceed the Aggregate Commitment;

                  (h) Margin Regulations. Neither the making of such Borrowing nor the use of the proceeds thereof shall violate or be inconsistent with Regulation G, T, U or X of the Board of Governors of the Federal Reserve System; and

                  (i) Additional Matters. The Agent shall have received in sufficient number for distribution to each Bank such other documents, statements, certificates, information and evidence as the Agent may have reasonably requested. All documents and legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Agent and its counsel.

Each request for a Borrowing hereunder shall constitute a representation and warranty by the Obligors hereunder as of the Borrowing Date of such Borrowing that the conditions in paragraphs (e) through (i) of this Section 6.2 have been satisfied.

                       ARTICLE VII. AFFIRMATIVE COVENANTS

                  So long as any Commitment is in effect and until the full payment and performance of all of the Obligations, each Obligor agrees that, unless the Required Banks, or the Agent acting on behalf of the Required Banks, otherwise consent in writing:


                  7.1 Existence, Properties. Such Obligor will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except as otherwise permitted by Section 8.3; comply with all laws applicable to it whose violation could have, a material adverse effect on the operations, business, properties, assets or financial condition of the Parent and its Subsidiaries taken as a whole; remain or become qualified to engage in business and in good standing in all jurisdictions in which the character of its properties or the transaction of its business makes such qualification necessary; maintain, preserve and protect all trade names, trademarks, copyrights, patents, permits, service marks and licenses or rights thereto owned by or licensed to it material to the conduct of its business; maintain its property used or useful in the conduct of its business and keep the same in good repair, working order and condition, normal wear and tear excepted, and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and maintain insurance substantially comparable in coverage, amount and deductibles to that carried on the date hereof.

                  7.2 Payment of Debts; Taxes. Such Obligor will, and will cause each of its Subsidiaries to, pay all of its debts and obligations promptly and, in the case of trade obligations, in accordance with normal terms and trade practices of similar businesses in the location where such Obligor or Subsidiary operates and promptly pay and discharge, or cause to be paid or discharged, all taxes, assessments or other governmental charges or levies imposed upon it, its income and profits or any of its property, real, personal or mixed, or upon any part thereof, before the same becomes in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might become a Lien upon such properties or any part thereof; provided, however, that such Obligor or such Subsidiary shall not be required to pay and discharge, or cause to be paid or discharged, any such debt, obligation, tax, assessment, charge, levy or claim so long as (a) the validity thereof is contested in good faith by appropriate proceedings, (b) such Obligor or such Subsidiary has set aside on its books adequate reserves therefor in accordance with GAAP and (c) any Lien resulting from the nonpayment or non-discharge of such debt, obligation, tax, assessment, charge, levy or claim does not materially and adversely affect the operations, business, property, assets or financial condition of the Parent and its Subsidiaries, taken as a whole.

                  7.3 Financial Statements, Reports, etc. The Parent will furnish or cause to be furnished to the Agent (with a copy for each Bank):

                  (a) as soon as available but not later than 120 days after the close of each of its fiscal years, consolidated statements of financial position of the Parent and its Consolidated Subsidiaries at the close of such fiscal year and the related consolidated statements of income, of changes in shareholders' equity and of cash flows for such year, setting forth in comparative form the figures for the previous year, such financial statements to be reported on (such report to include the statement that such financial statements have been prepared in accordance with GAAP consistently applied during the period involved and present fairly the consolidated financial position and results of operations of the Parent and its Consolidated Subsidiaries) without a qualification arising out of the scope of the audit, by KPMG Peat Marwick (or another firm of independent certified public accountants reasonably acceptable to the Required Banks), together with the statement of such accountants that, in connection with making their examination of such financial statements, they have reviewed the provisions of this Agreement and that nothing has come to their attention to lead them to believe that any Default or Event of Default exists and in particular, but without limitation, that they have no knowledge of any Default or Event of Default under Article VIII or, if such is not the case, specifying such Default or Event of Default and the nature thereof (it being understood that the examination of such accountants cannot be relied upon to give them knowledge of any Default or Event of Default except as it relates to accounting or auditing matters);

                  (b) as soon as available but not later than 60 days after the close of each of the first three quarters of each fiscal year of the Parent, a consolidated statement of financial position of the Parent and its Consolidated Subsidiaries at the close of such quarter and the related consolidated statements of income and of year to date cash flows for such quarter and for the period from the beginning of the then current fiscal year to the end of such quarter, such financial statements to be certified by the chief executive officer, the chief financial officer or a senior financial officer of the Parent as being complete and correct, prepared in accordance with GAAP consistently applied during the period involved and fairly presenting the consolidated financial position and results of operations of the Parent and its Consolidated Subsidiaries for the period then ended (subject to normal year-end audit adjustments);

                  (c) together with each delivery of financial statements pursuant to paragraph (a) or (b) of this Section 7.3, a certificate of the chief executive officer, the chief financial officer or a senior financial officer of the Parent stating whether there has occurred during the fiscal period with respect to which such financial statements are being delivered a Default or Event of Default, and, if any Default or Event of Default existed or exists, specifying the nature and period of the existence thereof and what action any Obligor has taken or proposes to take with respect thereto (said certificate to contain calculations showing in reasonable detail whether the Parent is in compliance with Sections 8.10 and 8.11);

                  (d) promptly upon their filing, copies of all registration statements and all reports on Forms 10-K, 10-Q or 8-K filed by any Obligor with the Securities and Exchange Commission or comparable documents filed with any Canadian federal or provincial securities regulatory authority;

                  (e) promptly, notice of any change in the rating of the Senior Unsecured Debt of the Parent by S&P or Moody's; and

                  (f) with reasonable promptness, such other information regarding any Obligor as the Agent, or any Bank through the Agent, may reasonably request.

                  7.4 [RESERVED].

                  7.5 Notice of Default or Litigation. Such Obligor will give the Agent and each Bank as soon as possible and in any event within five days after becoming aware thereof notice of (a) the occurrence of any Default or Event of Default and a statement of such Obligor's chief executive officer, the chief financial officer or a senior financial officer setting forth the details thereof and the action that such Obligor has taken or proposes to take with respect thereto and (b) any action or proceeding involving or affecting such Obligor or any of its Subsidiaries an adverse determination of which would materially and adversely affect the consolidated financial condition or operations of the Parent and its Subsidiaries, taken as a whole.

                  7.6 Records, Inspection. Such Obligor will, and will cause each of its Material Subsidiaries to, maintain appropriate books and records with respect to the operation of its business and permit authorized representatives of the Agent to visit and inspect at its offices and facilities on reasonable prior notice, from time to time during normal business hours, to examine its books and records and make copies or extracts therefrom and to discuss its affairs and accounts with its officers and accountants.

                  7.7 Observance of Legal Requirements. Such Obligor will, and will cause each of its Subsidiaries to, observe and comply in all material respects with all statutes, rules, regulations, guidelines or other requirements having the force of law that now or at any time hereafter may be applicable to it, the noncompliance with which could have a material adverse effect upon the business, operations or consolidated financial condition of such Obligor and its Subsidiaries.

                  7.8 Obtain Approval. Such Obligor will promptly obtain and make each consent, license, authorization, approval, filing or registration that is hereafter necessary or desirable to enable such Obligor to comply with its obligations under this Agreement and promptly furnish evidence thereof to the Agent.

                  7.9 Further Assurances. Such Obligor will, and will cause each of its Subsidiaries to, at no cost or expense to the Agent or any Bank, execute and deliver to the Agent all such further documents and instruments and do all such other acts and things as may be reasonably required, in the opinion of the Agent or any Bank, to enable the Agent or any Bank to exercise and enforce its rights under this Agreement.

                  7.10 [RESERVED].

                  7.11 Right to Inspect. Such Obligor shall allow representatives, employees, and agents of the Agent or any Bank to inspect on reasonable prior notice the property and operations of such Obligor and its Subsidiaries with respect to matters encompassed within Section 5.12. For this purpose, such Obligor and any of its Subsidiaries shall provide access to its property for the Agent or any Bank during normal working hours, or as otherwise mutually agreed between the parties, and shall provide to the Agent or any Bank at its request a copy of any studies, investigations, orders, notices or other documents relating to environmental matters involving such Obligor or any of its Subsidiaries.


                        ARTICLE VIII. NEGATIVE COVENANTS

                  So long as any Commitment is in effect and until the payment and performance in full of all of the Obligations, each Obligor agrees that, unless the Required Banks, or the Agent acting on behalf of the Required Banks, otherwise consent in writing:

                  8.1 Borrowed Money Indebtedness. Such Obligor will not permit any of its Subsidiaries that is not a Consolidated Subsidiary to create, incur, assume or suffer to exist at any time any Borrowed Money Indebtedness that would cause a Default or Event of Default if such Subsidiary were a Consolidated Subsidiary.

                  8.2 Liens. Such Obligor will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind upon any of its property or assets, whether now owned or hereafter acquired, except (a) Liens disclosed in the consolidated financial statements (including the notes thereto) of the Parent referred to in Section 5.10; (b) Liens for taxes, assessments, levies or governmental charges not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established to the extent required by GAAP; (c) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance; (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (e) mechanics', workmen's, materialmen's or other like liens arising in the ordinary course of business with respect to obligations that are not due or that are being contested in good faith; (f) Liens (if any) securing the Obligations; (g) servitudes, easements, rights-of-way, restrictions, minor defects or irregularities in title and other Liens incurred in the ordinary course of business that are not in the aggregate substantial in amount and that do not in any case materially detract from the value of the property subject thereto nor interfere with the ordinary conduct of business of the Parent or any of its Subsidiaries; (h) purchase money Liens securing Borrowed Money Indebtedness for the purchase price of the property subject thereto, which Liens secure Borrowed Money Indebtedness in an amount not greater than 105% of the purchase price of such property and apply only to the property purchased: (i) Liens arising from judgments or decrees in circumstances not constituting an Event of Default; (j) Liens on property of any corporation existing at the time such corporation becomes a Subsidiary of any Obligor or which such corporation is at such time legally bound to create (then or in the future); (k) Liens on Margin Stock owned by such Obligor or any of its Subsidiaries to the extent that the fair market value of such Margin Stock exceeds 25% of the fair market value of the property and assets (including Margin Stock) of such Obligor or such Subsidiary; (1) any renewal, extension or refunding (or successive renewals, extensions or refundings) of the Liens referred to in the preceding clauses (a), (h), (i), and (k), provided that (i) the indebtedness secured by any such renewed, extended or refunded Lien is in a principal amount not greater than the indebtedness that it replaces and (ii) such Lien applies only to the property (or portion thereof) covered by the Lien that it replaces; and (m) Liens (if any) created on assets sold, transferred or assigned to a trustee in connection with any asset securitization transactions effected pursuant to Section 8.3(b)(ii) hereof.

                  8.3 Merger, Sale of Assets. Such Obligor will not, and will not permit any of its Subsidiaries to, (a) enter into any merger or consolidation, except a merger or consolidation of any Subsidiary of any Obligor with such Obligor, any other Obligor or a wholly-owned Subsidiary of any Obligor or with any other Person, provided that if an Obligor is a party to such merger or consolidation, such Obligor is the surviving corporation and otherwise a wholly-owned Subsidiary of an Obligor is the surviving corporation and expressly assumes the obligations of such Obligor hereunder, and provided, further, that no Default or Event of Default would exist immediately after giving effect to such merger or consolidation, or (b) sell, lease or otherwise dispose of (whether in one or in a series of transactions) all or substantially all of its property and assets if to do so would cause a Default or Event of Default, provided, however, that nothing in this clause (b) shall restrict the right of such Obligor or any of its Subsidiaries (i) to sell, lease or otherwise dispose of Margin Stock to the extent that the fair market value of such Margin Stock exceeds 25% of the fair market value of the property and assets (including Margin Stock) of such Obligor or such Subsidiary or (ii) to sell, transfer or assign accounts receivable for the purpose of effecting one or more asset securitization transactions to the extent that the aggregate gross amount of such accounts receivable being serviced at any one time does not exceed $150,000,000.

                  8.4 Contingent Obligations. Such Obligor will not, and will not permit any of its Subsidiaries to, incur, assume, suffer to exist or otherwise become liable upon any Contingent Obligation, except (a) Contingent Obligations permitted by Article IV; (b) Contingent Obligations disclosed in the financial statements referred to in Section 5.10 or in the notes thereto; (c) Contingent Obligations disclosed in Schedule 8.4; (d) Contingent Obligations in respect of any primary obligation (as described in the definition of "Contingent Obligations") of any other Obligor or a Consolidated Subsidiary; and (e) other Contingent Obligations, provided that the aggregate amount of the related primary obligations does not exceed $20,000,000 at any one time outstanding.

                  8.5 [RESERVED].

                  8.6 Dividends and Purchases of Stock. The Parent will not (a) declare any dividends, or set apart any sum for the payment of any dividends, on any shares of any class of its capital stock (other than dividends payable solely in shares of its capital stock) if a Default or Event of Default would exist immediately after the making of such payment or such payment would materially and adversely affect its consolidated financial condition, or (b) apply or set apart any of its property or assets to or for the purchase, redemption or other retirement of, or make any other distribution, by reduction of capital or otherwise, in respect of, any shares of any class of its capital stock; provided, however, that the Parent may purchase up to $50 million in the aggregate of shares of any class of its capital stock so long as no Default or Event of Default would exist immediately after the making of such purchase and such purchase would not materially and adversely affect its consolidated financial condition.

                  8.7 Loans and Advances. Such Obligor will not, and will not permit any of its Subsidiaries to, make or maintain any loan or advance to any Person other than such Obligor, another Obligor or a Consolidated Subsidiary, except (a) loans and advances to any Subsidiary of the Parent that is not a Consolidated Subsidiary, provided that the resulting Borrowed Money Indebtedness of such Subsidiary would not cause a Default or Event of Default if such Subsidiary were a Consolidated Subsidiary and the lender were a third party; (b) deferred purchase price obligations to such Obligor or Subsidiary acquired in connection with the sale of assets and shown on Schedule 8.7 and other such deferred purchase price obligations to the Obligors and their Subsidiaries not exceeding $30,000,000 at any one time outstanding; (c) deferred purchase price obligations acquired in connection with the sale of Windsor Door, not to exceed $5,000,000 in the aggregate; (d) loans made by finance company Subsidiaries in the ordinary course of their businesses; and (e) other loans and advances made in the ordinary course of its business and not exceeding $15,000,000 in the aggregate at any one time outstanding for all Obligors and their Subsidiaries.

                  8.8 Change in Nature of Business. The Obligors and their Subsidiaries will not materially change the general character of the business of the Parent and its Subsidiaries, taken as a whole, as now conducted nor engage in any type of business not reasonably related to such business of the Parent and its Subsidiaries, taken as a whole, as now normally conducted or as now proposed to be conducted, including any business engaged in the following activities: construction products and services, engineering or industrial products.

                  8.9 Transactions with Affiliates. Such Obligor will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any lease, loan agreement or other transaction with any Affiliate of such Obligor other than another Obligor or a wholly-owned Subsidiary of any Obligor on terms that are less favorable to such Obligor or such Subsidiary than those that might be obtained at the time from Persons other than an Affiliate.

                  8.10 Fixed Charge Coverage Ratio. The Parent will not permit the ratio of its Consolidated Income Available for Fixed Charges to its Consolidated Fixed Charges to be less than 2.50:1.00 at any time.

                  8.11 Consolidated Funded Debt. The Parent will not permit Consolidated Funded Debt to exceed 55% of Consolidated Total Capitalization at any time.

                  8.12 New Payment Obligations. Except with respect to any continuing obligations described in Schedule 5.18, such Obligor will not issue any public debt or preferred stock that provides that the holders thereof have any right, at their




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                                                                             63

option, to require such Obligor to redeem such debt or preferred stock before the Termination Date.

                  8.13 ERISA. Such Obligor will not, and will not permit any of its Subsidiaries to, seek any waiver from the minimum funding standard set forth under Section 302 of ERISA or Section 412 of the Code or to engage in any Prohibited Transaction with respect to any ERISA Plan, ERISA Welfare Plan or Multiemployer Plan.



                          ARTICLE IX. EVENTS OF DEFAULT

                  If any of the following events occurs:

                  9.1 Failure of Payment. Any principal of any Loan (including any prepayment) and any interest on any Loan and any amount due pursuant to
Section 2.20(f)(i) is not paid when due and in the currency and manner provided herein; or any interest on any Base Rate Loan is not paid when due and in the currency and manner provided herein and such failure continues for five days; or any other amount due hereunder is not paid when due and in the currency and manner provided herein and such failure continues for five days;

                  9.2 Misstatements. Any representation, warranty or statement made by any Obligor herein or in any document, certificate or financial or other statement delivered in connection herewith proves to be or to have been incorrect or misleading in any material respect as of the date at which it is made or deemed to be made; provided, however, with respect to estimates, forecasts and projections of future financial performance, if any, each Obligor represents only that such estimates, forecasts and projections were prepared in good faith and on a basis believed by each Obligor to be reasonable based on the assumptions set forth therein, and each Obligor specifically and expressly disclaims any representation or warranty that such are or will be predictive of actual results;

                  9.3 Certain Covenants. Any Obligor defaults in the due performance or observance of any term, covenant or agreement to be performed or observed by it contained in Article VIII and such default, if capable of cure, is not cured within fifteen days;

                  9.4 Other Covenants. Any Obligor defaults in the due performance or observance of any other term, covenant or agreement to be performed or observed by it pursuant to this Agreement and such default, if capable of cure, is not cured within thirty days;

                  9.5 Other Obligations. Any obligation or obligations of any Obligor or any Significant Subsidiary in respect of Borrowed Money Indebtedness in an aggregate amount exceeding



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                                                                              64


$25,000,000 (or the equivalent thereof in other currencies) is or becomes due and payable prior to its stated maturity (other than as a result of a voluntary prepayment or redemption) or is not paid as and when it becomes due and payable (whether at the stated maturity, by required prepayment or redemption, on acceleration, on demand or otherwise) and such failure continues after the applicable grace period (if any) specified in the agreement or instrument relating to such Borrowed Money Indebtedness, or there occurs and is continuing any event that constitutes an event of default under any instrument, agreement or evidence of indebtedness relating to any obligation or obligations of any Obligor or any Significant Subsidiary in respect of any Borrowed Money Indebtedness exceeding $25,000,000 (or the equivalent thereof in other currencies), the effect of which is to permit the holder or holders of such instrument, agreement or evidence of indebtedness, or a trustee, agent or other representative on behalf of such holder or holders, to cause such Borrowed Money Indebtedness to become due prior to its stated maturity or regularly scheduled date of payment;

                  9.6 Judgments. Any Obligor or any Significant Subsidiary permits any judgment against it in excess of $25,000,000 (or the equivalent thereof in other currencies) to remain undischarged for a period of more than 60 days unless during such period such judgment is effectively stayed or bonded, on appeal or otherwise; or

                  9.7 Bankruptcy. Any Obligor or any Significant Subsidiary commences any case, proceeding or other action or makes any proposal relating to it in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, compromise, readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, compromise, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing, or takes any action indicating its consent to, approval of, or acquiescence in, any such case, proceeding or other action; any Obligor or any such Significant Subsidiary applies for or there is appointed a receiver, interim receiver, sequestrator, trustee or custodian of it or for all or a substantial part of its property; any Obligor or any such Significant Subsidiary makes an assignment for the benefit of creditors; any Obligor or any such Significant Subsidiary fails generally to pay its debts as they mature or admits in writing its inability to pay its debts as they mature; any Obligor or any such Significant Subsidiary is adjudicated insolvent or bankrupt; there is commenced against any Obligor or any such Significant Subsidiary any case or proceeding or any other action is taken against any Obligor or any such Significant Subsidiary in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, compromise, readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, compromise, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing; there is appointed a receiver, interim receiver, sequestrator, trustee or custodian of any Obligor or any such Significant Subsidiary or for all or a substantial part of its property; or there is a seizure before judgment practiced, or a warrant of attachment, execution or similar process issued, against any substantial part of the property of any Obligor or any such Significant Subsidiary; then, and at any time during the continuance of such event (except as otherwise provided in Section 1.2(b)), (A) if such event is an Event of Default specified in Section
9.7 above with respect to any Obligor, automatically the Commitments shall immediately terminate and the Obligations shall immediately become due and payable, and (B) if such event is any other Event of Default, the Agent may, and at the request of the Required Banks shall, by notice to each Obligor, (a) declare the Commitments to be terminated, whereupon they shall immediately terminate; and/or (b) declare the Obligations to be immediately due and payable, whereupon they shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and/or (c) exercise the other rights and remedies provided herein, at law or in equity. The Required Banks shall have the right, in their sole discretion, to determine which rights, security, Liens, guaranties or remedies shall be retained, pursued, released, subordinated or modified, or with respect to which action shall be taken without in any way modifying or affecting any others or any rights of the Banks and the Agent under this Agreement.

                  In addition to any other remedies, upon the occurrence of any Event of Default and at any time during the continuance thereof, the Agent may, and at the request of the Required Banks shall, by written notice to the Parent, require that the Obligors, jointly and severally, provide to the Agent (to the extent permitted by applicable law) cash collateral in an amount equal to the aggregate outstanding face amount of any outstanding Letters of Credit. Such cash collateral shall be held in an account at the Agent's Office in New York and shall be under the sole dominion and control of the Agent. Such cash collateral shall be used to pay any drawings under Letters of Credit and, when all Letters of Credit have been paid or terminated, any remaining cash collateral shall be applied to payment of any other unpaid Obligations or, if there are none, shall be remitted to the Obligors on the 91st day after the payment in full of the Obligations.


                              ARTICLE X. THE AGENT

                  10.1 Appointment of Agent. In order to expedite and facilitate the operation of the credit facilities established under this Agreement, each Bank hereby designates and appoints RBC as the agent of such Bank as herein specified. Each Bank irrevocably authorizes and directs the Agent to take such action on its behalf under the terms and provisions of this Agreement and to exercise such powers hereunder as are specifically delegated to or required of the Agent by the terms and provisions of this Agreement, together with such powers as are reasonably incidental thereto. Without hereby limiting any implied authority, the Agent is hereby expressly authorized on behalf of each Bank to, and the Agent shall, receive on behalf of each Bank (a) all documents to be delivered to such Bank under the terms hereof, and promptly distribute the same to such Bank, and (b) any payment of principal, interest and the Facility Fee payable under Section
3.2 or other amounts payable pursuant to this Agreement, except payments claimed by any Bank pursuant to Section 2.12, 2.13 or 2.15, and promptly distribute to each Bank its ratable share of all payments so received. The Agent may perform any of its duties hereunder by or through its agents or employees.

                  10.2 Nature of Agent's Duties. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither the Agent nor any of its officers, directors, employees or agents shall be liable to any Bank for any action taken or permitted to be taken by it or them hereunder or in connection herewith except for its or their own gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not by reason of this Agreement have a fiduciary relationship in respect of any Bank, and nothing in this Agreement, express or implied, is intended to impose on the Agent any obligations except as expressly set forth herein. The Agent shall not be responsible in any manner to any Bank for the effectiveness, enforceability, genuineness, validity or due execution of this Agreement or any other agreement or instrument or any certificate, request, financial statement, notice or opinion of counsel or for any recital, statement, warranty or representation contained herein or in any such instrument and shall not be under any obligation to ascertain or inquire as to the performance or observance of any term or provision of this Agreement or any other agreement on the part of any Obligor. Without limiting the generality of the foregoing, the Agent shall, in the absence of actual knowledge to the contrary, be entitled to accept any certificate furnished pursuant to this Agreement as conclusive evidence of the facts stated therein.

                  10.3 No Reliance by Banks, Actions by Agent. (a) Each Bank severally represents and warrants to the Agent that it has made and will continue to make such independent investigation of the financial condition and affairs of each Obligor as such Bank deems appropriate in connection with its entering into this Agreement and making available its portion of the Borrowings hereunder, that it has and will continue to make its own appraisal of the creditworthiness of each Obligor and that in connection with such investigation and appraisal it has not relied upon any information provided to it by the Agent or any other Bank.

                  (b) The Agent may at any time request instructions from the Banks with respect to any action or approval that, by the terms of this Agreement, the Agent is permitted or required to take or to grant, and if such instructions are requested, the Agent (in its capacity as such) shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under this Agreement until it shall have received such instructions from the Required Banks or all the Banks, as may be required hereunder, provided, however, that the Agent shall not in any event be required to comply with any instructions given it by the Banks if the Agent determines that such compliance would expose it to personal liability or is contrary to law or to the terms of this Agreement, but the Banks shall in all events indemnify the Agent from any action taken by it in accordance with the instructions of the Required Banks (or in accordance with the instructions of all the Banks to the extent that, pursuant to Section 11.5, such action requires the consent of all the Banks). No Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with instructions from the Required Banks (or, if expressly required by this Agreement, all the Banks). The Agent shall be entitled to rely on any notice, consent, certificate, affidavit, letter, telephonic notice, telecopy, telegram, teletype message, statement, order or other document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper Person(s) and, with respect to legal matters, upon opinion of counsel selected by the Agent.

                  10.4 Reimbursement and Indemnification of Agent. Each Bank severally agrees (a) to reimburse the Agent, pro rata according to its Commitment Percentage, for any out-of-pocket expenses incurred for the benefit of the Banks and not reimbursed by the Obligors, and for any reasonable counsel fees and compensation of agents and employees for services rendered on behalf of the Banks in connection with this Agreement or in enforcing the rights of the Banks hereunder and not reimbursed by the Obligors and (b) to indemnify the Agent, to the extent the Obligors fail to do so, pro rata according to such Bank's Commitment Percentage for all losses, liabilities, claims, damages or expenses arising out of or relating to any action or inaction of the Agent hereunder, other than any such losses, liabilities, claims, damages or expenses arising from the Agent's gross negligence or willful misconduct. If any Obligor subsequently reimburses the Agent for the same expenses, fees, compensation, losses, liabilities, claims or damages, the Agent shall promptly return to each Bank entitled thereto its pro rata share (according to its Commitment Percentage) of such subsequent reimbursement.

                  10.5 The Agent; Individually. With respect to its Commitments hereunder, the portion of the Borrowings made available by it and any principal, interest, Reimbursement Obligations, fees or other amounts owed to it, the Agent, in its individual capacity and not as Agent, shall have the same rights and powers hereunder and under other agreements as any other Bank and shall be entitled to exercise the same as though it were not the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include RBC in its individual capacity.

                  10.6 Successor Agent. The Agent may resign as Agent at any time upon the giving of at least 60 days' prior notice to the Banks and the Obligors and may be removed at any time, with or without cause, by the Required Banks. In the event of any such resignation or removal, the Required Banks shall have 30 days to appoint another Bank as the successor Agent, with the consent of the Parent, and if no such successor Agent is appointed within said 30-day period, the retiring Agent may, on behalf of the Banks, appoint a successor Agent, with the consent of the Parent, which shall be a commercial bank organized under the laws of, or licensed under the laws of the United States or any state thereof to maintain a branch or agency in, the United States of America or any state thereof and having a combined capital and surplus of not less than $1,000,000,000 (or the equivalent thereof in other currencies). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, obligations and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article X shall inure to its benefit as to any actions or approvals taken or given or omitted to be taken or given by it while it was Agent under this Agreement.

                  10.7 The Agent and the Obligors. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, any Obligor and its Subsidiaries and Affiliates and may accept fees and other consideration from any Obligor and its Subsidiaries and Affiliates for services in connection with this Agreement and otherwise without having to account for the same to any of the Banks.


                            ARTICLE XI. MISCELLANEOUS

                  11.1 Stamp Taxes. The Obligors agree, jointly and severally, promptly upon demand by any Bank or the Agent, to pay and hold the Agent and the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to this Agreement and any document or instrument related hereto and save the Agent and the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes. This covenant shall survive payment of the Obligations and termination of this Agreement.

                  11.2 Right of Set-off and Compensation. In addition to any rights now or hereafter granted under applicable law or otherwise and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Agent and the Banks are hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Obligors or to any other Person, any such notice being hereby expressly waived, to setoff and effect compensation and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Banks to or for the credit or the account of any Obligor against and on account of the Obligations, including (without limitation) all claims of any nature or description arising out of or connected with this Agreement, irrespective of whether or not the Banks shall have made any demand hereunder and although said Obligations, or any of them, are contingent or unmatured.

                  11.3 Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be deemed to have been duly given or made five Business Days after being mailed (by registered or certified mail, return receipt requested) or when delivered by hand or overnight courier or by telex or telecopier to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed to such party at its address or telex or telecopier number set forth on Schedule II, or at such other address or telex or telecopier number as such party may hereafter specify by a notice to the other parties; provided, however, that any notice requiring that an action be taken by the recipient shall be sent by telex or telecopier.

                  11.4 No Waiver; Remedies Cumulative. No failure or delay on the part of any Bank or the Agent in exercising any right, power or privilege hereunder and no course of dealing between any or all of the Obligors, the Banks and the Agent shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any related document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that the Banks or the Agent would otherwise have. No notice to or demand on any Obligor in any case shall entitle such Obligor or any other Obligor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Banks or the Agent to any other or further action in any circumstances without notice or demand.

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                  11.5 Amendments and Waivers. The Required Banks and the
Obligors may, or with the written consent of the Required Banks, the Agent and the Obligors may, from time to time, enter into written amendments, supplements or modifications hereof for the purpose of adding any provisions hereto or changing in any manner the rights of the Banks, the Agent or the Obligors hereunder, and the Required Banks may, or with the consent of the Required Banks the Agent on behalf of the Banks may, execute and deliver to the Obligors a written instrument waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) unless signed by all of the Banks, (i) increase the amount of any Bank's Commitment(s) (except for any increase resulting from an assignment pursuant to Section 11.7 hereof) or extend the Commitment Period, (ii) reduce the amount of any principal, interest, Reimbursement Obligations, fee or expenses payable to any Bank or the Agent or extend the due date of any principal, interest, Reimbursement Obligations, fee or expenses or waive any default in the payment when due of any principal, interest, Reimbursement Obligations, fee or expenses hereunder, (iii) amend or modify Article IV or release any Guarantor-Obligor thereunder (and any such release shall not require the consent of any Obligor), (iv) amend Article VI or waive or modify the requirements of Section 6.1 or of Section 6.2 with respect to the initial Borrowing (but the Required Banks may waive the requirements of Section 6.2 with respect to subsequent Borrowings), (v) consent to the assignment or transfer by any Obligor of any of its rights and Obligations under this Agreement except in connection with a merger, consolidation or sale of assets permitted by Section 8.3 or (vi) amend this Section 11.5 or the definition of "Required Banks" in Section 1.1 or any provision hereof requiring the consent of all the Banks or (b) modify Article X or limit the rights and privileges of, or impose additional duties or obligations on, the Agent without the consent of the Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Obligors, the Banks and the Agent. In the case of any waiver, the Obligors, the Banks and the Agent shall be restored to their former position and rights hereunder and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Except as expressly provided in this Agreement, no notice to or demand on any Obligor in any case shall entitle it to any other or further notice or demand in similar or other circumstances. Each Designating Lender may act on behalf of its Designated Lender with respect to any rights of its Designated Lender to grant or withhold any consent hereunder to the fullest extent it has been so delegated to act by its Designated Lender pursuant to its Designation Agreement.

                  The Agent shall in all cases be protected in relying on the representation of a Designating Lender that such Designating Lender may act on behalf of its Designated Lender without independent verification.

                  11.6 Adjustments. If any Bank (a "Benefited Bank") at any time receives any payment of all or part of its portion of the Borrowings under the Commitments or interest thereon, or receives any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9.7 or otherwise) in excess of such Bank's pro rata share thereof, such Benefited Bank shall purchase for cash from each other Bank entitled to share such payment or collateral such part of such other Bank's portion of such Borrowings, or shall provide such other Bank with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Bank to share the excess payment or benefits of such collateral or proceeds ratably with each such other Bank; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Bank, such purchase shall be rescinded, and the purchase price and benefits returned by such other Banks, pro rata according to their shares of such purchase price and benefits, to the extent of such recovery, but without interest. Each Obligor agrees that each Bank so purchasing a part of another Bank's portion of such Borrowings may, to the fullest extent permitted by law, exercise all rights (including, without limitation, rights of set-off) with respect to such part as fully as if such Bank were the direct holder of such part.

                  11.7 Benefit of Agreement; Assignments and Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that (except as permitted under Section 8.3) no Obligor may transfer any of its rights or Obligations hereunder without the prior written consent of each Bank.

                  (b) With the consent of each Obligor, which may not be unreasonably withheld or delayed, each Bank shall have the right at any time to sell, assign, syndicate, transfer or negotiate all or any portion of such Bank's Commitments and its interests in the Obligations hereunder to an Eligible Assignee to be selected by such Bank (collectively, an "assignment"); provided that (i) any such assignment of less than all of such Bank's Commitments and Obligations hereunder shall be in the minimum principal amount of $15,000,000,
(ii) after giving effect to any such assignment of less than all of such Bank's Commitments and Obligations hereunder, such Bank shall retain not less than $25,000,000 in Commitments and Obligations hereunder, (iii) such Bank shall have delivered to the Agent a fee of $2,500 in respect of each such assignment and
(iv) such assignment does not violate any applicable securities laws of any jurisdiction. From and after the date of any such permitted assignment, the Eligible Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it, shall have the rights and obligations of, and be deemed to be, a Bank hereunder, and the assigning Bank thereunder shall, to the extent that rights and obligations hereunder have been assigned by it, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an assignment covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, the Bank shall cease to be a party hereto). Any Bank, without the consent of any Obligor, any other Bank or the Agent, may assign, pledge or grant participations in its rights with respect to its interest in the Obligations hereunder to any Federal Reserve Bank or any Affiliate of such Bank which is an Eligible Assignee. Notwithstanding anything to the contrary contained herein, any Bank may sell, transfer, assign or grant participations in all or any part of the Competitive Bid Loans made by it.

                  (c) Subject to the provisions of this Section 11.7, each Bank shall have the right at any time to sell undivided participating interests in all or any part of its Borrowings to one or more Affiliates of such Bank or to one or more other banks; provided that (1) such sale or transfer does not violate any applicable securities laws of any jurisdiction, (ii) such sale or transfer shall not relieve such Bank of any obligation or liability hereunder, and (iii) such Bank shall make and receive all payments for the account of its participants and shall retain exclusively, and shall continue to exercise exclusively, all rights of approval and administration available hereunder with respect to such Bank's Borrowings, even after giving effect to any such sale or transfer, and such Bank shall make such arrangements with its participants as may be necessary to accomplish the foregoing, provided that any such participant may be given the right to vote its interest with respect to any change of the principal of, or the rate of interest on, any Obligation or any change of the time of payment of principal (other than with respect to prepayments required by Section 2.8(a)) of, or interest on, any Obligation by which it would be affected. No such participant shall be a Bank for any purpose under this Agreement, other than for the purposes of Sections 2.12 (but only to the extent that the selling Bank would be entitled to payment thereunder), 11.1, 11.2 and the proviso at the end of the immediately preceding sentence, without the consent of the Agent, the Required Banks and each Obligor.

                  (d) It is expressly agreed that, in connection with any assignment, the sale and transfer of any participations or offers therefor pursuant to this Section 11.7, each Bank may, subject to Section 11.15, provide to any assignee or participant or prospective assignee or participant such information pertaining to the Obligors or any of their Subsidiaries as such Bank has received from the Obligors (directly or indirectly) and general credit information based on such Bank's records.

                  (e) Any Bank may at any time designate not more than one Designated Lender to fund Committed Loans and/or Competitive Bid Loans on behalf of such Designating Lender subject to the terms of this subsection 11.7(e) and the provisions of the foregoing subsection 11.7(b) hereof shall not apply to such designation; provided that each Designated Lender which is a non- U.S. Bank shall comply with the provisions of subsection 2.15 hereof. No Bank may have more than one Designated Lender at any time. Such designation may occur either by the execution of the signature pages hereof by such Bank and Designated Lender next to the appropriate "Designating Lender" and "Designated Lender" captions, or by execution by such parties of a Designation Agreement subsequent to the date hereof; provided, that any Bank and its Designated Lender executing the signature pages hereof as "Designating Lender" and "Designated Lender", respectively, on the date hereof shall be deemed to have executed a Designation Agreement, and shall be bound by the respective representations, warranties and covenants contained therein, and such designation shall be conclusively deemed to be accepted by the Obligors and the Agent. The parties to each such designation occurring subsequent to the execution date hereof shall execute and deliver to the Agent and the Obligors for their acceptance a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender and consented to by the Obligors, the Agent will accept such Designation Agreement and will give prompt notice thereof to the Obligors and the other Banks, whereupon, (i) from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right to make Committed Loans and Competitive Bid Loans on behalf of its Designating Lender pursuant to subsections 2.3(c) and 2.5(i), respectively and (ii) the Designated Lender shall not be required to make payments with respect to any obligations and liabilities in this Agreement except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated Lender which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Lender, the Designating Lender shall be and remain obligated to the Obligors, the Agent and the Banks for each and every of the obligations of the Designating Lender and its related Designated Lender with respect to this Agreement, including, without limitation, any actions taken by the Designated Lender with respect to the Agreement, any indemnification obligations under subsection 3.3 hereof and any sums otherwise payable to the Obligors by the Designated Lender. Each Designating Lender, or a specified branch or affiliate thereof, shall serve as the administrative agent of its Designated Lender and shall on behalf of its Designated Lender: (i) receive any and all payments made for the benefit of such Designated Lender and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by a Designating Lender, or specified branch or affiliate thereof, as administrative agent for its Designated Lender and need not be signed by such Designated Lender on its own behalf. The Obligors, the Agent and the Banks may rely thereon without any requirement that the Designated Lender sign or acknowledge the same. No Designated Lender may assign or transfer all or any portion of its interest hereunder, other than via an assignment to its Designating Lender or Liquidity Bank, if any, or otherwise in accordance with the provisions of subsection 11.7(b) hereof.

                  11.8 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be construed in accordance with, and be governed by, the law of the State of New York without taking into effect its conflicts of laws principles.

                  11.9 Submission to Jurisdiction. (a) Each Obligor irrevocably hereby consents and agrees that any legal action, suit or proceeding against it with respect to its Obligations or any other matter under or arising out of or in connection with this Agreement may be brought in the United States federal courts sitting in, or in the state courts of, the State of New York, as any Bank or the Agent may elect, and, by execution and delivery of this Agreement, each Obligor hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any such action, suit or proceeding for itself and in respect of its property, assets and revenues. Each Obligor hereby irrevocably designates and appoints CT Corporation System (the "Process Agent") located on the date hereof at 1633 Broadway, New York, New York 10019, as its designee, appointee and agent to receive, accept and acknowledge for and on behalf of such Obligor and its property, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any such action, suit or proceeding in United States federal courts sitting in, and the state courts of, the State of New York, which service may be made on the Process Agent in accordance with legal procedures prescribed for such courts. If for any reason the Process Agent ceases to have an office in New York City, each Obligor agrees to designate an agent in New York City satisfactory to the Banks on the terms and for the purposes of this Section 11.9. Each Obligor further hereby irrevocably consents and agrees, to the fullest extent permitted by law, to the service of any and all legal process, summons, notices and documents out of any of said courts in any such action, suit or proceeding by serving a copy thereof upon the Process Agent or any other relevant agent for service of process referred to in this
Section 11.9 (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to the address specified as provided in Section 11.3 for notices to it.

Each Obligor waives, to the fullest extent permitted by law, any right that it may now or hereafter have to plead or claim that the failure of any Process Agent to give any notice of such service to such Obligor has impaired or affected in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

                  (b) Nothing herein shall in any way be deemed to limit the ability of the Banks or the Agent to serve any legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over any Obligor or bring actions, suits or proceedings against any Obligor in such other jurisdictions, and in such manner, as may be permitted by applicable law.

                  (c) Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or in connection with this Agreement brought in the United States federal courts sitting in, or the state courts of, the State of New York and hereby further irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, provided, however, that any Obligor shall be entitled to exercise any right that it would have but for this Section 11.9 to remove an action from the state courts of New York to the United States federal courts sitting in New York.

                  11.10 Usury. Anything herein to the contrary notwithstanding, the obligation of each Obligor to pay interest on the Borrowings and the fees payable hereunder shall be subject to the limitation that such payment shall not be required to the extent that receipt of such payment by any Bank would be contrary to the provisions of any applicable law limiting the maximum rate of interest or the fees that may be charged or collected by such Bank.

                  11.11 Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under, any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, without invalidating the remainder hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  11.12 Survival. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Borrowings and shall continue in full force and effect until all of the Obligations have been paid in full and the Commitments have been terminated. All indemnities set forth herein (including, without limitation, in Sections 10.4 and 11.1) shall survive the making and repayment of the Borrowings and the termination of this Agreement.

                  11.13 Enforcement by Agent. This Agreement may be enforced against the Obligors by the Agent on behalf of and for the benefit of all the Banks without joining any Bank in any enforcement proceeding, and each Bank hereby specifically gives its mandate to the Agent, to take on its behalf any and all proceedings the Agent deems appropriate.

                  11.14 Obligations Several. The obligations of the Banks hereunder are several and not joint. The Agent, in its capacity as such, shall have no liability for the failure of any Bank to make available its portion of any Borrowing required to be made available by such Bank, and no Bank shall be liable for the failure of any other Bank to make available its portion of any Borrowing required to be made available by such other Bank hereunder. The failure of any Bank to make available its portion of any Borrowing hereunder or to perform its obligations hereunder shall not relieve any other Bank, the Agent or the Obligors of any of its or their respective obligations under this Agreement nor limit any right of the non-defaulting Banks hereunder. Nothing contained in this Agreement, and no action taken by the Banks pursuant hereto, shall be deemed to constitute the Banks a partnership, association, joint venture or other entity.

                  11.15 Confidentiality of Information. Each Bank understands that some of the information furnished to it pursuant to Section 7.3 or otherwise pursuant hereto may be received by it prior to the time that such information is made public. Each Bank agrees that it will keep all information so furnished to it confidential and will not disclose to other Persons such information until it has become public; provided, however, that each Bank and the Agent may disclose such information (a) to any Bank, (b) to the extent required by law or pursuant to subpoenas or other court order or legal process,
(c) to bank supervisory and bank supervisory examiners, (d) to such Bank's attorneys, auditors and accountants, (e) to any court, tribunal or body considering proceedings in relation to or arising out of this Agreement or the Obligations or as otherwise prudent or necessary in connection with any such pending or threatened proceedings and (f) to any potential assignee of or participant in the Borrowings or the credit facilities established hereunder which has agreed to be bound by the provisions of this Section 11.15. No such disclosure shall be made pursuant to clause (f) of the preceding sentence to any potential participant which is engaged, or whose Affiliates are engaged, in a material respect in one of the same lines of business as any Obligor. The furnishing of information to any third party pursuant to the foregoing exceptions shall not relieve the Agent and the Banks from their confidentiality obligation with respect to subsequent use of that or any other information.

                  11.16 Currency. The currency specified in any provision hereof, whether Dollars or Deutschemarks (the "Agreed Currency"), is of the essence. The Obligations due to any Bank or the Agent under this Agreement shall, notwithstanding any payment in any currency other than the Agreed Currency (whether pursuant to judgment or award or otherwise), be discharged only to the extent of the amount of the Agreed Currency that such Bank or the Agent may, in accordance with normal banking procedures, purchase and receive with the sum paid in such other currency (including any premium and costs of exchange) on the Business Day immediately following the day on which such Bank or the Agent receives such payment in such other currency. If the conversion rate actually applied differs from the rate of exchange prevailing on such Business Day and, as a result, the amount of the Agreed Currency so purchased falls short of the amount originally due to such Bank or the Agent in the Agreed Currency, the Obligors agree, jointly and severally, to pay such additional amounts, in the Agreed Currency, as may be necessary to indemnify such Bank or the Agent against such shortfall (and if the amount of the Agreed Currency so purchased exceeds the amount originally due, the excess shall be refunded to the Obligor that furnished the other currency used to purchase the Agreed Currency). Any Obligation not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided in this Section 11.16, shall continue in full force and effect. No such obligation shall be affected by any judgment being obtained for any other amount due under or in respect of this Agreement or by any time or indulgence granted to any Obligor from time to time.

                  11.17 Descriptive Headings. The Table of Contents and the captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                  11.18 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument and all signatures need not appear on any one counterpart. A complete set of counterparts shall be lodged with the Parent and the Agent.

                  11.19 English Language. This Agreement, its Schedules and Exhibits and related documents have been drafted in English at the express request of the parties hereto. La presente convention, ses annexes et les documents y afferents ont ete rediges en anglais a la demande expresse des parties.

                  11.20 WAIVERS OF JURY TRIAL. THE OBLIGORS, THE AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  11.21 Additional Commitments; New Banks. (a) Provided no Default or Event of Default has occurred and is continuing, the Obligors and any Bank may, by written agreement and with notice to the Agent, terminate such Bank's Commitment, permanently reduce such Bank's Commitment to the amount of the Aggregate Outstanding Extenstion of Credit of such Bank or reduce such Bank's Commitment to a mutually agreed amount; provided that on or before the effective date of such termination the relevant Obligor shall pay such Bank all outstanding amounts due such Bank under this Agreement; and provided further that in no event shall the aggregate amount of all such terminations and reductions effected in respect of all Banks reduce the Aggregate Commitments by more than the sum of (i) $100,000,000 plus (ii) the amount of Additional Commitments (if any). Upon any such termination or reduction, the Agent shall revise Schedule 1 hereto accordingly and furnish copies of such revised Schedule to the Obligors and each Bank.

                  (b) Provided no Default or Event of Default has occurred and is continuing, with the consent of the Obligors and the Agent and subject to the limitations of this Section 11.21, (i) any Bank may increase its Commitment hereunder and (ii) one or more additional banks or financial institutions (collectively, "New Banks") may, by execution of a supplement to this Agreement, in form and substance satisfactory to the Agent, the Obligors, and such Bank or New Bank, become parties hereto and undertake Commitments hereunder (and any such bank or financial institution shall thereafter for all purposes be treated as a Bank as though it had been an original signatory to this Agreement). Any increases in Commitments of the kind referred to in (i) above and new Commitments of the kind referred to in (ii) above are referred to collectively herein as "Additional Commitments." Notwithstanding the other provisions of this
Section 11.21, the aggregate amount of all Additional Commitments may not exceed $100,000,000. Upon any such Additional Commitment, the Agent shall revise
Schedule 1 hereto accordingly and furnish copies of such revised Schedule to the Obligors and each Bank.

                  11.22 No Bankruptcy Proceedings. Each of the Obligors and each of the Banks and the Agent agrees that it will not institute against any Designated Lender or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Lender.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the date first written above.


                                    Obligors:


UNITED DOMINION INDUSTRIES                   UNITED DOMINION INDUSTRIES,
  LIMITED                                      INC.


By:  /s/ Thomas J. Snyder                    By:  /s/ Thomas J. Snyder
     ---------------------------                  -------------------------
     Title: Vice President and               Title: Vice President and
            Treasurer                               Treasurer


By:  /s/ Robert P. McKinney                  By:  /s/ Robert P. McKinney
     ---------------------------                  -------------------------
     Title: Assistant Secretary                   Title: Assistant Secretary



UNITED DOMINION HOLDINGS, INC.



By:  /s/ Thomas J. Snyder
     ---------------------------
     Title: Vice President and
            Treasurer


By:  /s/ Robert P. McKinney
     ---------------------------
     Title: Assistant Secretary

                             FINANCIAL INSTITUTIONS:


ROYAL BANK OF CANADA



By:  /s/ John M. Crawford
     ---------------------------
     Title: Senior Manager

ABN-AMRO BANK N.V.,
  ATLANTA AGENCY



By:  /s/ Steven L. Hipsman
     ---------------------------
     Title: Vice President


By:  /s/ Larry K. Kelley
     ---------------------------
     Title: Group Vice President

BANK OF MONTREAL



By:  /s/ Thruston W. Pettus
     ---------------------------
     Title: Director

CIBC INC.



By:  /s/ Roger Colden
     ---------------------------
     Title: Director

COMMERZBANK AG,
  ATLANTA AGENCY



By:  /s/ Andreas Bremer
     ---------------------------
     Title: Senior Vice President


By:  /s/ Eric R. Kagerer
     ---------------------------
     Title: Vice President

BANK OF AMERICA NATIONAL TRUST
    AND SAVINGS ASSOCIATION



By:  /s/ Michael J. McKenney
     ---------------------------
     Title: Vice President

FIRST UNION NATIONAL BANK


By:  /s/ [Authorized Officer]
     ---------------------------
     Title: Senior Vice President

NATIONSBANK, N.A.



By:  /s/ Dick Parkhurst
     ---------------------------
     Title: Vice President

TORONTO DOMINION
  (NEW YORK), INC.


By:  /s/ David G. Parker
     ---------------------------
     Title: Vice President

WESTDEUTSCHE LANDESBANK
  GIROZENTRALE, NEW YORK
  BRANCH


By:  /s/ Alan F. Bookspan
     ---------------------------
     Title: Vice President


By:  /s/ James Veneau
     ---------------------------
     Title: Analyst

WACHOVIA BANK, N.A.


By:  /s/ Christopher Fincher
     ---------------------------
     Title: Vice President

                                     AGENT:


ROYAL BANK OF CANADA
  as Agent


By:  /s/ Colin Lambert
     ---------------------------
     Title: Vice President and
            Head of Global
            Syndications

                                                                     SCHEDULE I


                                   COMMITMENTS


                                                                 Commitment
           Bank                     Commitment                   Percentage
-------------------------          ------------                 ------------

Royal Bank of Canada               $150,000,000                  23.076923%

ABN-AMRO Bank N.V.,
  Atlanta Agency                     50,000,000                   7.692308%

Bank of Montreal                     50,000,000                   7.692308%

CIBC Inc.                            50,000,000                   7.692308%

Commerzbank AG,
  Atlanta Agency                     50,000,000                   7.692308%

Bank of America National
  Trust and Savings
  Association                        50,000,000                   7.692308%

First Union National Bank
  of North Carolina, N.A.            50,000,000                   7.692308%

NationsBank, N.A.                    50,000,000                   7.692308%

Toronto Dominion
  (New York), Inc.                   50,000,000                   7.692308%

Westdeutsche Landesbanke
  Girozentrale, New York
  Branch                             50,000,000                   7.692308%

Wachovia Bank, N.A.                  50,000,000                   7.692308%

                                   ------------                   --------

AGGREGATE COMMITMENT               $650,000,000                      100.0%

                                                                    SCHEDULE II



                    ADDRESSES FOR NOTICES AND LENDING OFFICES


The Agent


         Addresses for notices:    Royal Bank of Canada
                                   Financial Square, 24th Floor
                                   New York, NY 10005-3531
                                   Telecopier:  (212) 428-6459
                                   Telephone:   (212) 428-6261
                                   Attention:  J. Crawford

                                                 and

                                   Financial Square, 23rd Floor
                                   New York, NY 10005-3531
                                   Telecopier:  (212) 428-2310
                                   Telephone:   (212) 428-6308
                                   Attention:  Agency Services


Royal Bank of Canada


         Addresses for notices:    Corporate Banking - East U.S.A.
                                   Financial Square, 24th Floor
                                   New York, NY 10005-3531
                                   Telecopier:  (212) 428-6459
                                   Telephone:   (212) 428-6261
                                   Attention:  J. Crawford

                                                 and

                                   Financial Square, 23rd Floor
                                   New York, NY 10005-3531
                                   Telecopier:  (212) 428-2372
                                   Telephone:   (212) 428-6332
                                   Attention:  Credit Administration


         U.S. Lending Office:      Financial Square, 23rd Floor
                                   New York, NY 10005-3531
                                   Telecopier:  (212) 428-2372
                                   Telephone:   (212) 428-6332
                                   Attention: Credit Administration

Bank of America National Trust
 and Savings Association

         Address for notices:           1230 Peachtree Street N.E.
                                        Suite 3800
                                        Atlanta, GA  30309
                                        Telephone:   (404) 249-6913
                                        Telecopier:  (404) 249-6938
                                        Attention:  Michael J. McKenney, VP

         U.S. Lending Office            231 South LaSalle Street
         for Committed                  Chicago, IL 60697
         Loans & Deutschemark           MC 04976
         Competitive Bid                Telephone:   (312) 828-6674
         Loans:                         Telecopier:  (312) 974-9626
                                        Attention:  Fred Fischer
                                        Account Administration 200-9


         U.S. Lending Office            555 California Street
         for US  Dollar                 San Francisco, CA  94104
         Competitive Bid                Telephone:   (415) 622-2020
         Loans:                         Telecopier:  (415) 622-2235
                                        Attention:  Carolyn Alberts

Bank of Montreal

         Address for notices:           430 Park Avenue
                                        14th Floor
                                        New York, NY 10022
                                        Telecopier:  (212) 605-1525
                                        Telephone:   (212) 605-1436
                                        Attention:  Maggie Gaglin and
                                                    Thruston Pettus

         U.S. Lending Office:           430 Park Avenue
                                        14th Floor
                                        New York, NY 10022
                                        Telecopier:  (212) 605-1525
                                        Telephone:   (212) 605-1436
                                        Attention:  Maggie Gaglin

Toronto Dominion (New York), Inc.

         Addresses for notices:         31 West 52nd Street
                                        20th Floor
                                        New York, NY 10019-6101
                                        Telecopier:  (212) 262-1926
                                        Telephone:   (212) 468-0574
                                        Attention:  Eric Skillins

                                                            and

                                        909 Fannin Street
                                        17th Floor
                                        Houston, TX 77010
                                        Telecopier:  (713) 951-9921
                                        Telephone:   (713) 653-8241
                                        Attention:  Kimberly Burleson,
                                                    Vice President



         U.S. Lending Office:           909 Fannin Street
                                        17th Floor
                                        Houston, TX 77010
                                        Telecopier:  (713) 951-9921
                                        Telephone:   (713) 653-8241
                                        Attention:  Kimberly Burleson,
                                                    Vice President

CIBC Inc.

         Address for notices:           Two Paces West
                                        2727 Paces Ferry Road
                                        Suite 1200
                                         Atlanta, GA 30339
                                        Telecopier:  (404) 319-4950/4951
                                        Telephone:   (404) 319-4817
                                        Attention:  Kelli Jones

         U.S. Lending Office:           Two Paces West
                                        2727 Paces Ferry Road
                                        Suite 1200
                                        Atlanta, GA 30339
                                        Telecopier:  (404) 319-4954
                                        Telephone:   (404) 319-4902
                                        Attention:  Roger Colden
Commerzbank AG, Atlanta Agency

         Address for notices:           2 World Financial Center
                                        New York, NY 10281-1050 Telecopier:
                                        (212) 266-7593
                                        Telephone:   (212) 266-7345
                                        Attention:  Gabriela E. Schmidtchen

         U.S. Lending Office:           2 World Financial Center
                                        New York, NY 10281-10150 Telecopier:
                                        (212) 266-7593
                                        Telephone:   (212) 266-7345
                                        Attention:  Gabriela E. Schmidtchen


NationsBank, N.A.

         Address for notices:           NationsBank Corporate Center
                                        101 N. Tryon Street
                                        (NC1-001-15-05)
                                        Charlotte, NC 28255
                                        Telephone:   (704) 388-1111
                                        Telecopier:  (704) 386-8694
                                        Attention:  Jacquetta Banks
                                                       Corporate Credit
                                                       Services

         U.S. Lending Office:           NationsBank Corporate Center
                                        101 N. Tryon Street
                                        (NC1-001-15-05)
                                        Charlotte, NC 28255
                                        Telephone:   (704) 388-1111
                                        Telecopier:  (704) 386-8694
                                        Attention:  Jacquetta Banks
                                                       Corporate Credit
                                                       Services

First Union National Bank of North Carolina

         Address for notices:           South Tryon Street
                                        MC-0145
                                        Charlotte, NC 28288-0145
                                        Telecopier:  (704) 374-4000
                                        Telephone:   (704) 374-6784
                                        Attention:  Patty Dempsey, CBSS

         U.S. Lending Office:           301 South Tryon Street
                                        MC-0145
                                        Charlotte, NC 28288-0145
                                        Telecopier:  (704) 374-4000
                                        Telephone:   (704) 374-7632
                                        Attention:  Bert M. Corum, V.P.

ABN-AMRO Bank N.V., Atlanta Agency

         Address for notices:           One Ravina Drive
                                        Suite 1200
                                        Atlanta, Georgia 30346
                                        Telecopier:  (770) 395-9188
                                        Telephone:   (770) 395-7990
                                        Attention:  Reenie Williamson

         U.S. Lending Office:           One Ravina Drive
                                        Suite 1200
                                        Atlanta, Georgia 30346
                                        Telecopier:  (770) 395-9188
                                        Telephone:   (770) 399-7381
                                        Attention:  Patrick Thom, A.V.P.


Westdeutsche Landesbank Girozentrale,
  New York Branch

         Address for notices:           1211 Avenue of the Americas
                                        23rd Floor
                                        New York, NY 10036
                                        Telecopier:  (212) 302-7946
                                        Telephone:   (212) 852-6152
                                        Attention:  Cheryl Wilson,
                                                         Loan Administration

         U.S. Lending Office:           1211 Avenue of the Americas
                                        23rd Floor
                                        New York, NY 10036
                                        Telecopier:  (212) 852-6023
                                        Telephone:  (212) 852-6307
                                        Attention:  Alan S. Bookspan,
                                                         Corporate Finance

Wachovia Bank, N.A.

         Address for notices:           400 South Tryon Street
                                        31st Floor
                                        Charlotte, NC  28202
                                        Telecopier:  (704) 378-5035
                                        Telephone:  (704) 378-5702
                                        Attention:  Chris Fincher

         U.S. Lending Office:           400 South Tryon Street
                                        31st Floor
                                        Charlotte, NC  28202
                                        Telecopier:  (704) 378-5035
                                        Telephone:  (704) 378-5702
                                        Attention:  Chris Fincher




Parent




         Address for notices:           c/o United Dominion Industries,
                                              Inc.
                                        2300 One First Union Center
                                        301 South College Street
                                        Charlotte, NC 28202
                                        Telecopier:   (704) 347-6885
                                        Attention:  Thomas J. Snyder,
                                                         Vice President and
                                                         Treasurer


UDI and UDH

         Address for notices:           c/o United Dominion Industries,
                                          Inc.
                                        2300 One First Union Center
                                        301 South College Street
                                        Charlotte, NC 28202
                                        Telecopier:  (704) 347-6885
                                        Attention:  Thomas J. Snyder,
                                                         Vice President and
                                                         Treasurer

                                                                       EXHIBIT A

                      [FORM OF OPINION OF STIKEMAN, ELLIOT]
                        [Letterhead of Stikeman, Elliot]

                                                                   July __, 1997

To: Royal Bank of Canada as Agent for each person who is now or at any time hereafter becomes a Bank under the Credit Agreement herein referred to, and to each such Bank

Dear Sirs:

                     RE: UNITED DOMINION INDUSTRIES LIMITED

                  We have acted as Ontario counsel to United Dominion Industries Limited ("UDIL") in connection with the following opinion pertaining to the Second Amendment and Restatement of the Credit Agreement and Guaranty dated as of July __, 1997 (the "Credit Agreement") among UDIL, United Dominion Industries, Inc., United Dominion Holdings, Inc. and a syndicate of banks identified in the Credit Agreement (the "Banks") with Royal Bank of Canada acting as agent for the Banks.

                  For the purposes of this opinion, we have examined an executed copy of the Credit Agreement, the constating documents and the by-laws of UDIL and originals or copies of such corporate records, certificates of public officials and of authorized representatives of UDIL, and such other agreements, instruments and documents, and have considered such questions of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. For the purposes of the opinion expressed in paragraph 1, we have relied solely on a Certificate of Compliance issued by Industry Canada dated _______, 1997.

                  For the purposes of the opinions expressed herein, we have:

                  (a) assumed the genuineness of all signatures, the authenticity of all documents delivered to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies;

                  (b) relied, as to certain matters of fact not within our knowledge and not independently verifiable by us, upon certificates of certain officers or directors of UDIL dated the date hereof, copies of which certificates have been delivered to you;

                  (c) assumed the due authorization, execution and delivery of the Credit Agreement by each of the parties thereto other than UDIL and that the Credit Agreement constitutes a legal, valid and binding agreement enforceable against each such party in accordance with its terms;

                  (d) assumed that negotiations in respect of the transactions contemplated by or referred to in the Credit Agreement took place outside Canada and all documents executed and delivered in that connection were executed and delivered outside Canada and the decisions of those Banks, which are not incorporated in Canada, to enter into the said transactions were not made in Canada; and

                  (e) assumed that the Credit Agreement would be interpreted and understood under the laws of New York to have the same meaning and content as it would have under the laws of the Province of Ontario.

                  No opinion is expressed herein as to the effect in the Province of Ontario of any covenant or other term or condition which is, by implication of foreign law, part of the Credit Agreement.

                  We are qualified to practice law in the Province of Ontario, Canada and we do not purport to be expert in or express any opinion herein concerning any law other than the laws of the Province of Ontario and the federal laws of Canada applicable therein ("Ontario Law").

                  Where the phrase "Public Policy" is used herein it shall mean public policy as that term would be applied by a court of competent jurisdiction in the Province of Ontario (an "Ontario Court").

                  The opinions set forth herein are subject to the following qualifications and limitations:

                  (a) the enforceability of the Credit Agreement may be affected or limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws (whether statutory, common law or otherwise) affecting the rights of creditors generally;

                  (b) the enforceability of the Credit Agreement is subject to general principles of equity and equitable remedies which are applied for or are available in the discretion of the courts;

                  (c) the Currency Act (Canada) precludes a court in Canada from giving a judgment in any currency other than Canadian currency;

                  (d) the costs of and incidental to all proceedings authorized to be taken in court or before a judge are in the discretion of the court or judge and the court or judge has full power to determine by whom and to what extent costs shall be paid; and

                  (e) an Ontario Court may decline to hear an action if it considers that it is not the proper forum for such action.

                  Subject to, based upon, and relying on the foregoing, we are of the opinion that:

                  1. Status: UDIL is a corporation validly subsisting under the laws of Canada and has not been dissolved.

                  2.       Power:

                  (a) UDIL has all requisite corporate power and capacity to (i) own or lease its property and assets and to carry on the business now being conducted by it in the Province of Ontario, and (ii) enter into the Credit Agreement, grant any security created thereby, and perform its obligations under the Credit Agreement.

                  (b) UDIL has all requisite corporate power and capacity to own and hold shares in the capital of UDII.

                  (c) As a corporation amalgamated under the Canada Business Corporations Act (the "CBCA"), UDIL is qualified to carry on business generally in the Province of Ontario and UDIL has complied with all statutory obligations imposed upon a corporation amalgamated under the CBCA which carries on business generally in the Province of Ontario.

                  3. Corporate: All necessary corporate action has been taken by UDIL to authorize the (i) execution and delivery by it of the Credit Agreement; and (ii) performance by it of its obligations under the Credit Agreement.

                  4. Execution and Delivery: The Agreement has been duly authorized, executed and delivered by UDIL to the extent that due execution and delivery of the Credit Agreement are matters governed by Ontario Law.

                  5. Choice of Law: The choice of the laws of the State of New York as the governing law of the Credit Agreement will be upheld as a valid choice of law by an Ontario Court in respect of all issues under Ontario Law which are characterized as contract issues provided that (a) such choice of law is not contrary to Public Policy, and (b) such choice of law is bona fide and legal (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction). We are not aware of (a) any basis upon which an Ontario Court would conclude that the choice of the laws of the State of New York would be contrary to Public Policy, or (b) any facts which would cause an Ontario Court to conclude that such choice of law was not bona fide or was made with a view to avoiding the consequences of the laws of any other jurisdiction.

                  6. Application of New York Law: If the Credit Agreement is sought to be enforced by or on behalf of the Banks in the Province of Ontario in accordance with the laws of the State of New York, an Ontario Court would, subject to paragraph 5 above and to the extent specifically pleaded and proved as a fact by expert evidence, recognize and apply the laws of the State of New York to all issues which, under the conflict of law rules of the Province of Ontario are to be determined in accordance with the proper or governing law of a contract, except that in any such proceedings such court (a) will apply such Ontario Law as it characterizes as procedural and will not apply those laws of the State of New York which such court characterizes as procedural; and (b) will not apply those laws of the State of New York which (A) it characterizes as of a revenue, expropriatory, penal or similar nature, or (B) would be contrary to Public Policy. An Ontario Court, however, reserves to itself an inherent power to decline to hear such an action if it is contrary to Public Policy for it to do so or if concurrent proceedings are being brought elsewhere.

                  7. Action on Judgment: Ontario Law permits an action to be brought in the Ontario Court to enforce any final and conclusive judgement in personam for a sum certain which has not been satisfied, in whole or in part and which is not impeachable as void or voidable under the internal laws of the State of New York, provided that:

                  (a) the New York Court rendering such judgement has
                      jurisdiction over the judgement debtor, as recognized by an Ontario Court and the New York Court;

                  (b) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be contrary to Public Policy;

                  (c) the enforcement of such judgment does not constitute,
                      directly or indirectly, the enforcement of foreign revenue, expropriatory, penal or similar laws;

                  (d) no new admissible evidence, right or defense relevant to the action accrues or is discovered prior to the rendering of judgment by the Ontario Court;

                  (e) the enforcement of such judgement would not be contrary to any order made by the Attorney-General of Canada under the Foreign Extraterritorial Measures Act (Canada) or the Competition Tribunal
                           under the Competition Act (Canada) in respect of certain judgements, laws and directives having effects on competition in Canada; and

                  (f) there has been compliance with the Limitations Act (Ontario) which provides that an action to enforce a foreign judgment must be commenced within six years of the date of the foreign judgment.

                  The provision in the Credit Agreement pursuant to which the parties have agreed to submit to the jurisdiction of a New York court would be recognized by an Ontario court as conferring jurisdiction upon that New York court for the purposes of (a) above.

                  8. No Contravention: Neither the execution and delivery of the Credit Agreement nor the consummation of the transactions contemplated by the Credit Agreement nor the fulfillment of, or compliance with, the terms of the Credit Agreement, in each case, by UDIL contravenes or results in a breach of any of the terms, conditions or provisions of, or constitutes a default under (or, to the extent such fulfillment or compliance does contravene or result in a breach of any of the terms, conditions or provisions of, or constitutes a default under, the same has been consented to or waived):

                  (a) the terms of the constating documents or by-laws of UDIL; or

                  (b) any statutes of the Province of Ontario or statutes of Canada applicable herein.

                  9. Consents: No authorization, consent or approval of, exemption from, declaration by, qualification with, or giving of notice to, any regulatory or governmental body having jurisdiction over UDIL is required in the Province of Ontario in connection with the execution, delivery and performance by UDIL of the Credit Agreement.

                  This letter and the opinions expressed herein are provided solely in connection with the transactions referred to above and may not be relied upon by any person other than the addressees either in connection with this or any other matter or transaction.

                                      Yours truly,

                                                                       EXHIBIT B

                  [FORM OF OPINION OF ROBERT P. MCKINNEY, ESQ.]
                    [Letterhead of Robert P. McKinney, Esq.]

                                                                  July ___, 1997

To: Royal Bank of Canada, as Agent for each person who is now or at any time hereafter becomes a Bank under the Second Amendment and Restatement of the Credit Agreement and Guaranty herein referred to, and to each such Bank

Ladies and Gentlemen:

                  I am the Assistant General Counsel of United Dominion Industries, Inc., a Delaware corporation (the "UDII") and have acted as counsel to UDII and its parent, United Dominion Holdings, Inc., a Delaware corporation ("UDHI") (UDII and UDHI are individually an "Obligor" and collectively "Obligors") in such capacity in connection with the negotiation, execution and delivery of the Second Amendment and Restatement of the Credit Agreement and Guaranty dated as of July __, 1997 (the "Credit Agreement") among United Dominion Industries Limited, a Canadian corporation, UDHI, UDII, a Delaware corporation, the banks parties thereto (the "Banks") and The Royal Bank of Canada, as Agent. This opinion is delivered to you pursuant to Section 6.1(f) of the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement have the meanings given them therein when used herein.

                  I have examined an executed counterpart of the Credit Agreement and such corporate documents and records of the Obligors, certificates of public officials and officers of the Obligors and other documents as I have deemed necessary or appropriate for the purposes of this opinion. I have assumed for purposes of this opinion the genuineness of signatures and the authority of persons signing agreements on behalf of parties thereto other than the Obligors, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me and my staff as certified, conformed or photostatic copies.

                  This opinion is limited solely to the laws of the State of North Carolina (under which I am licensed to practice law), the Delaware General Corporation Law and the federal laws of the United States of America, and I assume no responsibility as to the applicability of the laws of any other jurisdiction to the subject transaction or the effect of such laws thereon.

                  Based on the foregoing, I am of the opinion that:

                  1. Each Obligor (a) is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, (b) is duly qualified to conduct business as a foreign corporation and in good standing in each jurisdiction in which the character of its properties or the transaction of its business makes such qualification necessary (except where the failure to so qualify would not have a Material Adverse Effect), and (c) has the corporate power and authority to own its property and assets, to transact the business in which it is engaged and to execute, deliver and perform the Credit Agreement.

                  2. Each Obligor has taken all necessary corporate action to authorize the execution, delivery and the performance of the Credit Agreement.

                  3. The execution, delivery and the performance of the Credit Agreement by each Obligor, the consummation of the transactions contemplated by the Credit Agreement and compliance with the terms and provisions thereof will not (a) require the consent of any other person that has not been obtained or is not in full force and effect, (b) violate any treaty, law or regulation or any order, injunction, decree, determination or award of any court, tribunal, arbitrator or governmental agency, commission, board or public authority binding on it or any of its property, (c) violate or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of (or the obligation to create) any Lien upon any of its assets pursuant to the terms of, any contract, indenture, lease or other instrument or agreement to which it is a party or by which any of its property or assets is bound or to which it may be subject, or (d) violate the Articles or Certificate of Incorporation or Bylaws of either Obligor.

                  4. No order, permission, consent, approval, license, authorization, registration or validation of filing with, or exemption by, any governmental agency, commission, board or public authority is required to be obtained or made by either Obligor in connection with the execution, delivery or the performance of the Credit Agreement.

                  5. The Credit Agreement has been duly authorized, executed and delivered by each Obligor.

                  6. To the best of my knowledge, no action, suit, proceeding (including proceedings by or before any arbitrator or administrative agency) or claim is pending of which either Obligor has notice or threatened against or affecting either Obligor that challenges the legality, validity or propriety of such Obligor's execution, delivery or the performance of the Credit Agreement, that relates to the transactions contemplated by the Credit Agreement or that, if adversely determined, would have a material adverse effect on the financial condition of the Parent and its Subsidiaries, taken as a whole.

                  7. To the best of my knowledge, there are no stamp taxes, registration taxes, levies, duties, imposts or official or sealed papers taxes or similar charges now due, or that under present law could in the future become due, in connection with the Credit Agreement or the enforcement of the Credit Agreement against either Obligor.

                  8. To the best of my knowledge, no filing, registration or recording of the Credit Agreement or any instrument relating to the Credit Agreement in any public office or elsewhere is necessary in order to assure the validity, effectiveness, enforceability and admissibility in evidence of the Credit Agreement.

                  9. Neither Obligor is subject to any law or regulation limiting its ability to incur indebtedness for borrowed money that would adversely affect the transactions contemplated by the Credit Agreement.

                  10. Except with respect to obligations secured by Liens permitted or contemplated by the Credit Agreement, and subject to the discretion of any court of equity to subordinate or prioritize obligations, the obligations of each Obligor under the Credit

Agreement rank at least part passu in priority of payment with all other indebtedness of either Obligor of which I have knowledge.

                  This opinion is furnished by me solely for your benefit and may not be relied upon by any other Person (except a participant in, or assignee of, the Loans) or for any other purpose without my prior written consent.

                                        Very truly yours,

                                        ----------------------------------------
                                        Robert P. McKinney
                                        Assistant General Counsel

                                                                  EXHIBIT C-1 TO
                                                                CREDIT AGREEMENT

                     [FORM OF COMPETITIVE BID LOAN REQUEST]

                                                      -----------------, ------

Royal Bank of Canada, as Agent
[Address of Agent's Office]

         Reference is made to the Second Amendment and Restatement of the Credit Agreement and Guaranty, dated as of July __, 1997, among United Dominion Industries Limited, United Dominion Industries, Inc., United Dominion Holdings, Inc., the financial institutions named therein, and Royal Bank of Canada as Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         This is [a Eurodollar Rate] [a Deutschemark Rate] [a Fixed Rate] Competitive Bid Loan Request pursuant to Section 2.5(a) of the Credit Agreement requesting quotes for the following Competitive Bid Loans:

==================================================================================================================================
                                       Loan 1              Loan 2              Loan 3               Loan 4               Loan 5
----------------------------------------------------------------------------------------------------------------------------------
Aggregate                             [DM][US$             [DM][US$            [DM][US$            [DM][US$              [DM][US$
Principal Amount                      ] ____               ]_____              ] ____              ] ____                ]____
----------------------------------------------------------------------------------------------------------------------------------
Borrowing Date
----------------------------------------------------------------------------------------------------------------------------------
Maturity Date
----------------------------------------------------------------------------------------------------------------------------------
Competitive Bid
Loan Interest
Payment Dates
===================================================================================================================================

                                                   Very truly yours,

                                                   [NAME OF OBLIGOR]

                                                   By:
                                                      -------------------------
                                                   Name:
                                                   Title:

                                                   By:
                                                      -------------------------
                                                   Name:
                                                   Title:

                                                                  EXHIBIT C-2 TO
                                                                CREDIT AGREEMENT

                      [FORM OF COMPETITIVE BID LOAN OFFER]

Royal Bank of Canada, as Agent

---------------,-----
[Address of Agent's Office]

         Reference is made to the Second Amendment and Restatement of the Credit Agreement and Guaranty, dated as of July __, 1997, among United Dominion Industries Limited, United Dominion Industries, Inc., United Dominion Holdings, Inc., the financial institutions named therein, and Royal Bank of Canada, as Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. In accordance with Section 2.5(b) [Eurodollar Rate Competitive Bid Loan Request],
Section 2.5(c) [Deutschemark Rate Competitive Bid Loan Request] or 2.5(d) [Fixed Rate Competitive Bid Loan Request] of the Credit Agreement, the undersigned Bank offers to make Competitive Bid Loans thereunder in the following amounts with the following maturity dates:

==================================================================================================
Competitive Bid                                                  Aggregate Maximum Amount:
Loan Date: __________, _____                                     [DM][US$]____
==================================================================================================
Maturity Date 1:                                                 Maximum Amount:
         __________, _____                                       [DM][US$]__________
                                                                 [DM][US$]________ offered at
                                                                 _______*
                                                                 [DM][US$]________ offered at
                                                                 _______*
==================================================================================================
Maturity Date 2:                                                 Maximum Amount:
         __________, _____                                       [DM][US$]__________
                                                                 [DM][US$]________ offered at
                                                                 _______*
                                                                 [DM][US$]________ offered at
                                                                 _______*
==================================================================================================
Maturity Date 3:                                                 Maximum Amount:
         __________, _____                                       [DM][US$]__________
                                                                 [DM][US$]________ offered at
                                                                 _______*
                                                                 [DM][US$]________ offered at
                                                                 _______*
==================================================================================================



-------------

      * Insert the interest rate offered for the specified loan amount. In the case of Eurodollar Rate Competitive Bid Loans or Deutschemark Rate Competitive Bid Loans, insert a margin bid. In the case of Fixed Rate Competitive Bid Loans, insert a fixed rate bid.

                                                                               3

==================================================================================================
Maturity Date 4:                                                 Maximum Amount:
         __________, _____                                       [DM][US$]__________
                                                                 [DM][US$]________ offered at
                                                                 _______*
                                                                 [DM][US$]________ offered at
                                                                 _______*
==================================================================================================
Maturity Date 5:                                                 Maximum Amount:
         __________, _____                                       [DM][US$]__________
                                                                 [DM][US$]________ offered at
                                                                 _______*
                                                                 [DM][US$]________ offered at
                                                                 _______*
==================================================================================================

                                         Very truly yours,

                                         [NAME OF BANK]

                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------
                                         Telephone No.:
                                                       ------------------------
                                         Fax No.:
                                                 ------------------------------

                                                                  EXHIBIT C-3 TO
                                                                CREDIT AGREEMENT

                   [FORM OF COMPETITIVE BID LOAN CONFIRMATION]

                                                           -------------, ------


Royal Bank of Canada, as Agent
[Address of Agent's Office]

         Reference is made to the Second Amendment and Restatement of the Credit Agreement and Guaranty, dated as of July __, 1997, among United Dominion Industries Limited, United Dominion Industries, Inc., United Dominion Holdings, Inc., the financial institutions named therein, and Royal Bank of Canada, as Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         In accordance with Section 2.5(e)(ii) of the Credit Agreement, the undersigned accepts and confirms the offers by Bank(s) to make Competitive Bid Loans to the undersigned on ____________ , _____ [Competitive Bid Loan Borrowing Date] under Section 2.5(e) in the (respective) amount(s) set forth on the attached list of Competitive Bid Loans offered.

                                         Very truly yours,

                                         [Name of Obligor]

                                         By:
                                            -----------------------------------
                                         Name:
                                         Title:

                                         By:
                                            -----------------------------------
                                         Name:
                                         Title:

[Obligor must attach Competitive Bid Loan offer list prepared by Agent with accepted amount entered by the Obligor to the right of each Competitive Bid Loan offer].

                                                                    EXHIBIT D TO
                                                                CREDIT AGREEMENT
                                                                ----------------

                         [FORM OF NOTICE OF CONVERSION]

To:      Royal Bank of Canada
         [Address of Agent's Office]                                 [Date](1/)

Ladies and Gentlemen:

                  Reference is made to the Second Amendment and Restatement of the Credit Agreement and Guaranty, dated as of July __, 1997, among United Dominion Industries Limited, United Dominion Industries, Inc., United Dominion Holdings, Inc., the financial institutions named therein, and Royal Bank of Canada, as Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  In accordance with Section 2.9(a) of the Credit Agreement, the undersigned hereby gives irrevocable notice of a conversion of Committed Loans.

                  We have outstanding $[______] by outstanding way of [_______](2/). Please convert $[______] outstanding into $[______] of [_______]
(3/) on the [____] day of [________]. [If conversion to a Eurodollar Rate Committed Loan is requested please specify the Interest Period therefor].

                                      [NAME OF OBLIGOR]

                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

-------------
(1/) At least three Business Days (or four Business Days with respect to requests to convert to Eurodollar Rate Committed Loans having Interest Periods of nine or twelve months) prior to the requested conversion date

(2/)     Specify Type of Committed Loan(s) to be converted

(3/)     Specify Type of Committed Loan(s) to be converted to

                                                                       EXHIBIT F

                         FORM OF DESIGNATION AGREEMENT

                  Reference is made to that certain Second Amendment and Restatement of the Credit Agreement dated as of July __, 1997 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among United Dominion Industries Limited, United Dominion Industries, Inc., United Dominion Holdings, Inc. (the "Obligors"), the Banks parties thereto, and Royal Bank of Canada, as Agent (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

                  [NAME OF DESIGNATING LENDER] (the "Designating Lender"), [NAME OF DESIGNEE] (the "Designee"), the Agent and the Obligors agree as follows:

                  1. Pursuant to subsection 11.7(e) of the Credit Agreement, the Designating Lender hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Committed Loans and/or Competitive Bid Loans pursuant to subsections 2.3 and 2.5, respectively, of the Credit Agreement.

                  2. Except as set forth in Section 7 below, the Designating Lender makes no representation or warranty and assumes no responsibility pursuant to this Designation Agreement with respect to (a) any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any related documents or any other instrument and document furnished pursuant thereto and (b) the financial condition of the Obligors or the performance or observance by the Obligors of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

                  3. The Designee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in subsections 5.10 and 7.3 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (b) agrees that it will independently and without reliance upon the Agent, the Designating Lender or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) confirms that it is a Designed Lender; (d) appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

                  4. The Designee hereby appoints [Designating Lender or a specified branch or affiliate of Designating Lender] as Designee's agent and attorney in fact and grants to [Designating Lender or a specified branch or affiliate of Designating Lender] an irrevocable power of attorney to receive payments made for the benefit of Designee under the Credit Agreement, to deliver and receive all communications and notices under the Credit Agreement and other related documents and to exercise on Designee's behalf all rights to vote and to grant and make approvals, waivers, consents of amendments to or under the Credit Agreement or other related documents. Any document executed by such agent on the Designee's behalf in connection with the Credit Agreement or other related documents shall be binding on the Designee. The Obligors, the Agent and each of the Banks may rely on and are beneficiaries of the preceding provisions.

                  5. Following the execution of this Designation Agreement by the Designating Lender, its Designee and the Obligors, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on the signature page thereto.

                  6. Each of the Obligors and each of the Designating Lender and the Agent hereby (i) acknowledges that the Designee is relying on the non-petition provisions of subsection 11.22 of the Credit Agreement as agreed to by all signatories thereto and (ii) reaffirms that it will not institute against the Designee or join any other Person in instituting against the Designee any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law for one year and one day after the payment in full of the latest maturing commercial paper note issued by the Designee.

                  7. The Designating Lender unconditionally agrees to pay or reimburse the Designee and save the Designee harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Credit Agreement against the Designee, in its capacity as such, in any way relating to or arising out of this Agreement or the Credit Agreement or any action taken or omitted by the Designee hereunder or thereunder, provided that the Designating Lender shall not be liable to the Designee for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Designee's gross negligence or willful misconduct.

                  8. Upon such acceptance and recording by the Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right to make Committed Loans and/or Competitive Bid Loans as a Designated Lender pursuant to subsections 2.3(c) and 2.5(i), respectively, of the Credit Agreement and the rights and obligations of a Designated Lender related thereto; provided, however, that the Designee shall not be required to make payments with respect to such obligations except to the extent of excess cash flow of the Designee which is not otherwise required to repay obligations of the Designee Lender which are then due and payable. Notwithstanding the foregoing, the Designating Lender shall be and remain obligated to the Obligors, the Agent and the Banks for each and every of the obligations of the Designee and the Designating Lender with respect to the Credit Agreement, including, without limitation, any indemnification obligations under subsection 3.3 of the Credit Agreement and any sums otherwise payable to the Obligors by the Designee.

                  9. This Designation Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  10. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

                  IN WITNESS WHEREOF, the Designating Lender and the Designee intending to be legally bound, have caused this Designation Agreement to be executed by their officer thereunto duly authorized as of the date first above written.

                              [NAME OF DESIGNATING LENDER],
                              as Designating Lender

                              By:
                                  -------------------------------
                                  Name:
                                  Title:

                              [NAME OF DESIGNEE],
                              as Designee

                              By:
                                  -------------------------------
                                  Name:
                                  Title:

                              Lending Office and address for notices:

Agreed to and accepted by:

UNITED DOMINION INDUSTRIES LIMITED

By:
         -------------------------------
         Name:
         Title:

Agreed to and accepted as of this ____ day
of __________, 199_, by:


UNITED DOMINION INDUSTRIES, INC.

By:
         -------------------------------
         Name:
         Title:

Agreed to and accepted as of this ____ day
of __________, 199_, by:

UNITED DOMINION HOLDINGS, INC.

By:
         ---------------------------------
         Name:
         Title:

Agreed to and accepted as of this ____ day
of __________, 199_, by:


ROYAL BANK OF CANADA,
 as Agent

By:
         ---------------------------------
         Name:
         Title:

Effective Date (if other than the date of acceptance by the Agent): _________ __, ____